SHARE PURCHASE AGREEMENT BY AND AMONG ABACUS LIFE, INC., CARLISLE MANAGEMENT COMPANY S.C.A., CARLISLE INVESTMENT GROUP S. À R.L., THE SELLERS PARTY HERETO, JOSE ESTEBAN CASARES GARCIA, (solely with respect to Section 4.8, Section 6.11, Section 6.12, Section 6.18, Section 6.20, Section 9.4(c), and Section 9.4(d)), MANORHAVEN HOLDINGS, LLC, (solely with respect to Section 6.11 and Section 6.12) PACIFIC CURRENT GROUP LIMITED, (solely with respect to Section 6.11 and Section 6.12) CERTAIN EQUITYHOLDERS OF CMC VEHICLE, LLC, (solely with respect to Section 4.8 and Section 6.20) AND PILLO PORTSMOUTH HOLDING COMPANY, LLC (in its capacity as the Sellers’ Representative hereunder) DATED JULY 18, 2024

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS 2

Section 1.1. Definitions 2
Section 1.2. Construction 3
Section 1.3. Exhibits and Seller Disclosure Letter 4
Section 1.4. Knowledge 4
Section 1.5. Luxembourg Terms 4

ARTICLE II SALE OF SHARES 5

Section 2.1. Sale of Shares 5
Section 2.2. Delivery of Purchase Consideration; Payment of Indebtedness and Company Transaction Expenses 6
Section 2.3. Determination of Purchase Price Adjustment 8
Section 2.4. Closing; Closing Deliverables 12
Section 2.5. Tax Withholding 15
Section 2.6. Relationships among Sellers and the Sellers' Representative 15
Section 2.7. Tax Treatment 16
Section 2.8. Applicable Exchange Rate 16

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLERS (OTHER THAN CAV) WITH RESPECT TO THE COMPANY GROUP 17

Section 3.1. Organization; Capacity; and Authority 17
Section 3.2. Noncontravention 18
Section 3.3. Capitalization 18
Section 3.4. Consents and Approvals 19
Section 3.5. Financial Statements; No Undisclosed Liabilities 19
Section 3.6. Absence of Certain Changes 20
Section 3.7. Compliance with Laws 21
Section 3.8. Permits 21
Section 3.9. Litigation 21
Section 3.10. Employee Benefit Plans 21
Section 3.11. Labor Matters 22
Section 3.12. Tax Matters 24
Section 3.13. Intellectual Property, IT, and Data Protection 26
Section 3.14. Broker's or Finder's Fees 28
Section 3.15. Material Contracts 28
Section 3.16. Environmental Matters 30
Section 3.17. Real Property 31
Section 3.18. Interests in Clients, Suppliers, Etc.; Affiliate Transactions 32
Section 3.19. Suppliers and Customers; Investors. 32
Section 3.20. Title to Personal Property 33
Section 3.21. Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions Laws 33
Section 3.22. Insurance 34
Section 3.23. Sufficiency of Assets 34

(i)

Section 3.24. No Operations 35
Section 3.25. Life Insurance Policies 35
Section 3.26. HSR 35
Section 3.27. Regulatory 35
Section 3.28. Restructuring Matters 36
Section 3.29. Restructuring Agreements 36
Section 3.30. Exclusivity of Representations 37

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF EACH SELLER AS TO ITSELF 37

Section 4.1. Organization; Capacity; and Authority 37
Section 4.2. Noncontravention 37
Section 4.3. Consents and Approvals 38
Section 4.4. Broker's or Finder's Fee 38
Section 4.5. Ownership of Shares 38
Section 4.6. Accredited Investors 38
Section 4.7. Legends 39
Section 4.8. CMC SPV 40
Section 4.9. Exclusivity of Representations 40

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER 40

Section 5.1. Organization; Capacity; and Authority 40
Section 5.2. Noncontravention 40
Section 5.3. Consents and Approvals 41
Section 5.4. Broker's or Finder's Fee 41
Section 5.5. Investment Intent. 41
Section 5.6. Valid Issuance. 41
Section 5.7. Capitalization. 42
Section 5.8. Purchaser SEC Filings and Financial Statements. 42
Section 5.9. Scope of Sellers' Lock-Up Agreements 43
Section 5.10. Exclusivity of Representations 43

ARTICLE VI COVENANTS 44

Section 6.1. Access to Information Concerning Properties and Records 44
Section 6.2. Confidentiality 45
Section 6.3. Conduct of the Business of the Companies Pending the Closing 46
Section 6.4. Reasonable Best Efforts; HSR Act Filing; Consents 49
Section 6.5. Public Announcements 50
Section 6.6. Tax Matters 51
Section 6.7. Notification of Certain Matters 55
Section 6.8. Resignation of Directors and Officers 55
Section 6.9. Termination of Certain Contracts 55
Section 6.10. Exclusivity 55
Section 6.11. Non-Competition; Non-Interference. 56
Section 6.12. Non-Solicitation of Employees. 58
Section 6.13. Stock Exchange Listing. 59
Section 6.14. Section 16 Matters. 59

(ii)

Section 6.15. Conduct of the Business of Purchaser Pending the Closing....59
Section 6.16. Lock-up....59
Section 6.17. Fund Liquidity....59
Section 6.18. CMC Shareholders' Agreement Waiver....60
Section 6.19. Insider Trading Policy....60
Section 6.20. Restructuring Agreements....60

ARTICLE VII CONDITIONS PRECEDENT....60

Section 7.1. Conditions to the Obligations of Each Party....60
Section 7.2. Conditions to the Obligations of Purchaser....61
Section 7.3. Conditions to the Obligations of Sellers....62
Section 7.4. Frustration of Closing Conditions....62

ARTICLE VIII TERMINATION AND ABANDONMENT....62

Section 8.1. Termination....62
Section 8.2. Effect of Termination....63

ARTICLE IX INDEMNIFICATION....64

Section 9.1. Survival of Representations and Warranties....64
Section 9.2. Indemnification by Sellers....64
Section 9.3. Indemnification by Purchaser....65
Section 9.4. Limitation on Indemnification....65
Section 9.5. Losses Net of Insurance, etc....66
Section 9.6. Indemnification Procedure....67
Section 9.7. Third Party Claims....69
Section 9.8. Sole Remedy/Waiver....70
Section 9.9. Sellers' Waiver....71
Section 9.10. Escrow Release....71
Section 9.11. Release....72
Section 9.12. Order of Recovery....72
Section 9.13. Representation and Warranty Insurance Policy....72

ARTICLE X MISCELLANEOUS....73

Section 10.1. Fees and Expenses....73
Section 10.2. Extension; Waiver....73
Section 10.3. Notices....73
Section 10.4. Entire Agreement....74
Section 10.5. Binding Effect; Benefit; Assignment....74
Section 10.6. Amendment and Modification....75
Section 10.7. Counterparts....75
Section 10.8. Applicable Law....75
Section 10.9. Severability....75
Section 10.10. Specific Enforcement....76
Section 10.11. Waiver of Jury Trial....76
Section 10.12. Rules of Construction....76
Section 10.13. Interpretation....76
Section 10.14. Time of the Essence....77

(iii)

(iv) No Recourse .....................................................................................................77 Fraud ................................................................................................................77 Schedules Schedule I -- List of SPV Owners Exhibits Exhibit A -- Form of Employment Agreements Exhibit B -- Allocation Schedule Exhibit C -- Form of Escrow Agreement Exhibit D -- Form of Share Lockup and Standstill Agreement Exhibit E -- Form of Bond Registration Rights Agreement Exhibit F -- Form of Equity Registration Rights Agreement Exhibit G -- Illustrative Example of Estimated Closing Statement Exhibit H -- Form of CoCo Bonds Assignment Agreement Exhibit I -- Form of Articles of Association of CMC Exhibit J -- Form of Articles of Association of CIG

SHARE PURCHASE AGREEMENT This SHARE PURCHASE AGREEMENT (this “Agreement”) is dated as of July 18, 2024, by and among Abacus Life, Inc., a Delaware corporation (“Purchaser”), Carlisle Management Company S.C.A., a corporate partnership limited by shares (société en commandite par actions) established under the Laws of Luxembourg, with its registered office at 9, rue Sainte Zithe, L-2763 Luxembourg, Luxembourg and registered with the RCS (as defined below) under number B144257 (“CMC”), Carlisle Investment Group S.à r.l., a private limited liability company (société à responsibilité limitée) incorporated under the Laws of Luxembourg, with its registered office at 9, rue Sainte Zithe, L-2763 Luxembourg, Luxembourg and registered with the RCS under number B144258 (“CIG”, and CMC, each, a “Company”, and together, the “Companies”), all of the shareholders of CMC (each a “CMC Seller” and collectively, the “CMC Sellers”), all of the shareholders of CIG (each a “CIG Seller” and collectively, the “CIG Sellers” and together with the CMC Sellers, “Sellers”), solely with respect to Section 4.8, Section 6.11, Section 6.12, Section 6.18, Section 6.20, Section 9.4(c) and Section 9.4(d) Jose Esteban Casares Garcia (the “Pillo Obligor”), solely with respect to Section 6.11 and Section 6.12, Pacific Current Group Limited, an Australian listed company (“PCG”), solely with respect to Section 6.11 and Section 6.12, Manorhaven Holdings, LLC, a New York limited liability company (“Manorhaven”), solely with respect to Section 4.8 and Section 6.20, all of the equityholders of CMC Vehicle, LLC, a Delaware limited liability company (“CMC SPV”) set forth in Schedule I hereto (the “SPV Owners”), and Pillo Portsmouth Holding Company, LLC, a Delaware limited liability company, solely in its capacity as the Sellers’ representative hereunder (the “Sellers’ Representative”). W I T N E S S E T H: WHEREAS, CIG is the unlimited shareholder and managing general partner (actionnaire commandité-gérant) of CMC; WHEREAS, the CMC Sellers collectively own (a) 111,497 ordinary shares with a nominal value of one Euro each in the share capital of CMC, (b) 12,500 preferred shares with a nominal value of one Euro each in the share capital of CMC, (c) 1,000 management shares (action de commandité) with a nominal value of one Euro each held by CIG in the share capital of CMC (the “CMC Management Shares”) and (d) 3 cumulative preferred shares (including 1 cumulative preferred share A, 1 cumulative preferred share B and 1 cumulative preferred share C) with a nominal value of one Euro each in the share capital of CMC (the shares in the foregoing clauses (a) through (d), the “CMC Shares”), such CMC Shares representing all of the issued and outstanding shares of CMC; WHEREAS, the CIG Sellers collectively own 12,500 shares with a par value of one Euro each in the share capital of CIG (the “CIG Shares”, and, together with the CMC Shares, the “Shares”), such CIG Shares representing all of the issued and outstanding shares of CIG; WHEREAS, Sellers desire to sell, and Purchaser desires to purchase, the Shares pursuant to the terms and subject to the conditions set forth in this Agreement; and WHEREAS, it is the intention of the parties hereto that, upon consummation of the purchase and sale of the Shares pursuant to this Agreement, Purchaser shall own all of the issued

-2- and outstanding shares of the Companies, in each case free and clear of all Liens (other than Liens arising under applicable securities Laws). NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows: ARTICLE I DEFINITIONS Definitions. When used in this Agreement, the following terms shall have the respective meanings specified therefor below. “ABL” means Abacus Life, Inc., a Delaware corporation. “ABL Bonds” means newly issued fixed rate senior notes of ABL which are identical as to seniority, redemption, redemption events, redemption price, maturity date and interest as ABL’s 9.875% Fixed Rate Senior Notes due 2028 (the “Existing Bonds”) outstanding as of the date hereof (NASDAQ: ABLLL) and otherwise substantially similar to the Existing Bonds (except that such notes may be issued with original issue discount and/or with accrued interest and have a different issue date), and which, if fungible with such Existing Bonds for U.S. federal income tax purposes, will trade under the same CUSIP as such Existing Bonds if permitted by the CUSIP Bureau and applicable Law; provided, that the ABL Bonds may trade under a restricted CUSIP while subject to transfer restrictions. “ABL Common Stock” means common stock, par value $0.0001, of ABL. “Accounting Principles” means: (a) GAAP; and (b) to the extent not covered by clause (a), , the same accounts, practices, policies, estimation methodologies and methodologies used in the preparation of the Financial Statements as of December 31, 2022. In the event of any conflict between any of the foregoing, (a) will control over (b). “Action” means any action, complaint, petition, suit, arbitration, litigation, hearing, claim, mediation, audit, inquiry, investigation or other proceeding, whether civil, administrative, regulatory or criminal, at law or in equity, before or by any Governmental Entity. “Affiliate” of any Person means any Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided, that for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise; and provided, further, that for purposes of Section 3.15(a)(viii) and Section 3.18, an Affiliate of any Person shall also include (a) in the case of a corporation, any officer or director of such corporation, (b) in the case of a partnership, any general partner of such partnership, (c) in the case of a trust, any trustee or beneficiary of such trust, (d) any spouse, parent, sibling or child or lineal descendant of any individual described in clauses (a) through (c) above.

-3- “AIFM Directive” means Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on alternative investment fund managers and amending Directives 2003/41/EC and 2009/65/EC and regulations (EC) No 1060/2009 and (EU) No 1095/2010, as amended from time to time. “AIFM Law” means the Luxembourg law of 12 July 2013 on alternative investment fund managers and implementing the AIFM Directive, as amended from time to time. “AIFM Regulation” means Commission Delegated Regulation (EU) No 231/2013 of 19 December 2012 supplementing the AIFM Directive with regard to exemptions, general operating conditions, depositaries, leverage, transparency and supervision, as amended from time to time. “AIFM Rules” means the set of rules formed by (a) the AIFM Directive or any other EU legislation applicable to the Funds and/or CMC, (b) any implementing and delegated act, guideline or other guidance issued from time to time by the relevant EU authorities pursuant to the foregoing (a) (including the AIFM Regulation), and (c) any national law, regulation, circular, guideline or other guidance (including written positions of the CSSF) taken in relation to (or transposing either of) the foregoing (a) or (b) (such as the AIFM Law and CSSF Circular 18/698) (all as may be amended, supplemented or substituted from time to time), which are applicable to this Agreement. “Allocation Schedule” means the Schedule attached hereto as Exhibit B. “Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, and any other similar laws, rules, and regulations of any applicable jurisdiction concerning or relating to bribery or corruption. “Anti-Money Laundering Laws” means the Luxembourg Law of 12 November 2004 on the fight against money laundering and terrorist financing, as amended from time to time, as well as related laws and regulations, and any other applicable legal or regulatory anti-money laundering or anti-terrorism financing related provisions in the jurisdictions in which the Company Group operates. “Antitrust Laws” means the Sherman Act, 15 U.S.C. §§ 1-7, as amended; the Clayton Act, 15 U.S.C. §§ 12-27, 29 U.S.C. §§ 52-53, as amended; the HSR Act; the Federal Trade Commission Act, 15 U.S.C. § 41-58, as amended; and all other federal, state and foreign statutes, rules, regulations, Orders, decrees, administrative and judicial doctrines, and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade. “Base Purchase Price” means $200,037,967. “Bond Registration Rights Agreement” means the Bond Registration Rights Agreement to be entered into on the Closing Date among Purchaser and each of the Sellers substantially in the form attached as Exhibit E.

-4- “Branch” means a place of business which is a part of CMC, which has no legal personality and which provides the services for which CMC has been authorized. “Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York, Orlando, Florida, or Luxembourg, Luxembourg. “Call Option Agreement” means the Luxembourg law governed call option agreement dated May 2, 2019, entered into between Carlisle Acquisition Vehicle, LLC as seller and Pillo Portsmouth Holding Company, LLC as purchaser relating to the call option for the sale of the CoCo Bonds. “Cash and Cash Equivalents” means cash and cash equivalents convertible into cash, including securities collateralizing the REYL Loan (as defined in Section 1.1(a) of the Seller Disclosure Letter), deposits in transit net of outstanding checks and drafts, as determined in accordance with the Accounting Principles, and excluding all restricted or trapped cash, cash security deposits and other cash collateral posted with vendors, insurers, landlords or other third Persons (the “Restricted Cash”). “Closing Bond Consideration” means that whole number of newly issued ABL Bonds with an aggregate par value equal to 37.7% of the Estimated Purchase Price, using a par value equal to $25.00 (the “Agreed Bond Price”); provided, that the Agreed Bond Price may be adjusted solely for the purpose of achieving fungibility with the Existing Bonds. “Closing Cash” means, as of the Effective Time, the Cash and Cash Equivalents of (a) CMC and (b) CIG. “Closing Indebtedness” means, as of the Effective Time, the aggregate amount of outstanding Indebtedness of (a) CMC and (b) CIG, in each case, calculated in accordance with the Accounting Principles. “Closing Management Fees” means, as of the Effective Time, the Run-rate Annualized Base Management Fees, the amount of which shall be calculated in US dollars based on the Currency Exchange Rate. For the avoidance of doubt, for the purposes of determining the Closing Management Fees, the Closing Management Fees shall be calculated as of the quarter end following the Effective Time. “Closing Management Fees Adjustment” means (a) if the Closing Management Fees are greater than the Higher Range Management Fees, then an amount equal to (which would be expressed as a positive number) (i) the Base Purchase Price multiplied by (ii) the percentage by which the Closing Management Fees exceeds the Signing Management Fees; provided, that, if such percentage exceeds 10% then it shall be deemed to be 10% for the purposes of this clause (a)(ii), or (b) if the Closing Management Fees are less than the Lower Range Management Fees, then an amount equal to (which would be expressed as a negative number) (i) the Base Purchase Price multiplied by (ii) the percentage by which the Closing Management Fees is less than the Signing Management Fees. In the event that the Closing Management Fees are greater than the Lower Range Management Fees or lower than the Higher Range Management Fees, the Closing Management Fees Adjustment is zero dollars ($0).

-5- “Closing Stock Consideration” means that whole number of newly issued shares of ABL Common Stock with an aggregate value equal to 62.3% of the Estimated Purchase Price, using a price per share equal to $13.05 (the “Agreed Share Price”). “CoCo Bonds” means the 5,000,000 contingent convertibles bonds with a nominal value of one Euro each, issued by CMC to Carlisle Acquisition Vehicle LLC under the terms and conditions governing that certain contingent convertible bonds pursuant to that certain subscription agreement entered into between CMC and Carlisle Acquisition Vehicle LLC on May 2, 2019. “Code” means the United States Internal Revenue Code of 1986, as amended. “Commercial Tax Agreements” means commercial agreements that are entered into in the ordinary course of business and are not primarily related to Taxes but contain agreements or arrangements relating to the apportionment, sharing, assignment or allocation of Taxes (such as financing agreements with Tax gross-up obligations or leases with Tax escalation provisions). “Company Documents” means the other agreements, documents, instruments and certificates contemplated by this Agreement to be executed by the Companies or any other member of the Company Group in connection with the consummation of the transactions contemplated by this Agreement. “Company Group” and, individually, “member of the Company Group” means each of the Companies. “Company IT Assets” means any and all IT Assets owned, licensed, leased, used or held for use by the Company Group. “Company Transaction Expenses” means all expenses of the Company Group and the Funds incurred or to be incurred prior to and through the Effective Time in connection with the negotiation, preparation and execution of this Agreement, the Company Documents and the Seller Documents, and the transactions contemplated hereby and thereby or triggered by the Closing, including out-of-pocket costs, fees and disbursements of financial advisors (including Manorhaven Capital), attorneys, accountants and other advisors (including under any management, advisory or other agreement with any Seller or its Affiliates) and service providers, severance payments to directors, officers and employees, bonuses, retention payments and any other change-of-control or similar payments payable as a result of or in connection with the transactions contemplated by this Agreement, the Company Documents or the Seller Documents, and the transactions contemplated hereby and thereby (in each case including the employer portion of any Taxes relating to such payments), payable by any member of the Company Group or the Funds (prior to and through and including the Effective Time) and which have not been paid prior to the Effective Time. In no event shall any Company Transaction Expense be included in the calculation of Closing Working Capital. “Confidential Material” means all information (written or oral) that is confidential or proprietary to the Company Group and the Funds or is not otherwise generally available to the public regarding the Company Group and the Funds. The term “Confidential Material” shall not include (a) information that is or becomes generally available to the public, other than as a result

-6- of disclosure by any Seller or its Representatives in violation of this Agreement or any Company Document or (b) becomes available to Sellers or their respective Representatives from a Person other than Purchaser or, following the Closing, the Company Group and the Funds, on a non-confidential basis, provided, that such Person was not known by Sellers or their respective Representatives to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Purchaser, the Company Group, the Funds or their Representatives with respect to such materials. “Confidentiality Agreement” means that certain Mutual Confidentiality Disclosure Agreement, dated as of January 24, 2024, by and between CMC (together with its affiliates) and ABL. “Contract” means any note, bond, mortgage, indenture, guarantee, license, lease, franchise, Permit, agreement, understanding, arrangement, contract, commitment, letter of intent, or other instrument or obligation (whether oral or written), and any amendments thereto. “CSSF” means the Commission de Surveillance du Secteur Financier, the finance supervisory authority in Luxembourg. “CSSF Circular 18/698” means CSSF Circular 18/698 of 23 August 2018 concerning (i) the authorisation and organisation of investment fund managers incorporated under Luxembourg law and (ii) bearing specific provisions on the fight against money laundering and terrorist financing applicable to investment fund managers and entities carrying out the activity of registrar agent, as amended from time to time. “Currency Exchange Rate” means an exchange rate for the conversion of Euros to United States dollars equal to 1.09. “Data Security Requirements” means, collectively, all of the following to the extent relating to privacy, data protection or security (including any security breach notification requirements) of information (including personal information): all (a) Laws, including Regulation (EU) 2016/679 (General Data Protection Regulation) and those concerning the privacy or security of personal information, personal data and personally identifiable information (and the collection, storage, use, access, disclosure, processing, security, or transfer of any of the foregoing, data security, cybersecurity, and e-commerce, and all regulations promulgated and guidance issued by any Governmental Entity (including staff reports) thereunder and any security breach notification requirements), (b) the Company Group’s own rules, policies, procedures and public statements (including all data protection and privacy policies and related notices), (c) industry standards applicable to the industry in which the Company Group operates and (d) Contracts into which any member of the Company Group has entered or by which it is otherwise bound. “Effective Time” means 12:01 a.m. Luxembourg Time on the Closing Date; provided, that for purposes of Closing Cash, Closing Indebtedness, and Company Transaction Expenses, Effective Time means the Closing. “Environmental Law” means any Law or other requirement of Law now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to (a) pollution,

-7- (b) the environment, (c) health, (d) safety or natural resources, including those relating to Hazardous Materials. “Equity Registration Rights Agreement” means the Equity Registration Rights Agreement to be entered into on the Closing Date among Purchaser and each of the Sellers substantially in the form attached as Exhibit F. “Escrow Agent” means U.S. Bank National Association. “Escrow Agreement” means the Escrow Agreement to be entered into on the Closing Date among Purchaser, the Sellers’ Representative and the Escrow Agent substantially in the form attached as Exhibit C. “Escrow Amount” means a pro-rata portion of Closing Stock Consideration and Closing Bond Consideration, in each case as set forth on the Allocation Schedule, with an aggregate value, using the Agreed Share Price and the Agreed Bond Price, respectively, equal to ten percent (10%) of the Base Purchase Price, which Closing Stock Consideration and Closing Bond Consideration is to be placed by Purchaser with the Escrow Agent in accordance with the terms of this Agreement and held and released pursuant to the terms and subject to the conditions set forth in this Agreement and the Escrow Agreement. “Escrowed Bonds” means those ABL Bonds in the Escrow Amount pursuant to this Agreement and the Escrow Agreement. “Escrowed Shares” means those shares of ABL Common Stock in the Escrow Amount pursuant to this Agreement and the Escrow Agreement. “Estimated Management Fees Adjustment” means (a) if the Estimated Management Fees are greater than the Higher Range Management Fees, then an amount equal to (which would be expressed as a positive number) (i) the Base Purchase Price multiplied by (ii) the percentage by which the Estimated Management Fees exceeds the Signing Management Fees; provided, that, if such percentage exceeds 10% then it shall be deemed to be 10% for the purposes of this clause (a)(ii), or (b) if the Estimated Management Fees are less than the Lower Range Management Fees, then an amount equal to (which would be expressed as a negative number) (i) the Base Purchase Price multiplied by (ii) the percentage by which the Estimated Management Fees is less than the Signing Management Fees. In the event that the Estimated Management Fees are greater than the Lower Range Management Fees or lower than the Higher Range Management Fees, the Estimated Management Fees Adjustment is zero dollars ($0). “Estimated Purchase Price” means an amount equal to (a) the Base Purchase Price, (b) minus the Estimated Closing Indebtedness, (c) plus the Estimated Closing Cash Adjustment (which may be expressed as a negative number), (d) minus the Estimated Company Transaction Expenses, (e) plus the Estimated Working Capital Adjustment (which may be expressed as a negative number), (f) plus the Estimated Management Fees Adjustment (which may be expressed as a negative number), and (g) minus the Estimated Regulatory Requirement Deficit Amount, if any.

-8- “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Fee Earning Assets Under Management” means the assets under management by the Company Group in respect of which any member of the Company Group has a contractual right to earn (and does earn) a base asset management fee. “Final Purchase Price” means an amount equal to (a) the Base Purchase Price, (b) minus the Closing Indebtedness, (c) plus the Closing Cash Adjustment (which may be expressed as a negative number), (d) minus the Company Transaction Expenses, (e) plus the Working Capital Adjustment (which may be expressed as a negative number), (f) plus the Closing Management Fees Adjustment (which may be expressed as a negative number), and (g) minus the Regulatory Requirement Deficit Amount, if any. “Fraud” means with respect to a party, an actual and intentional common law fraud under the laws of the State of Delaware in the making of any representation or warranty in Article III, Article IV or Article V or in any certificate delivered by such party; provided, however, that such actual and intentional common law fraud of such party shall only be deemed to exist if such party (a) had actual knowledge (as opposed to imputed or constructive knowledge) of the underlying breach of the representation or warranty, (b) had the intention that the other party would rely on such representation or warranty to its detriment, (c) the other party reasonably relied on such representation or warranty in taking or refraining from any action and (d) such other party suffered damage as a result thereof. For the avoidance of doubt, “Fraud” shall not include any theory or doctrine of securities fraud, fraudulent conveyance or claim for equitable fraud, constructive fraud, promissory fraud, unfair dealings fraud, fraud by reckless or negligent misrepresentations or any tort based on negligence or recklessness. “Fundamental Representations” means the representations and warranties contained in Section 3.1 (Organization; Capacity; and Authority), clause (i) of Section 3.2 (Noncontravention), Section 3.3 (Capitalization), Section 3.14 (Broker’s or Finder’s Fees), Section 4.1 (Organization; Capacity; and Authority), Section 4.4 (Broker’s or Finder’s Fees), Section 4.5 (Ownership of Shares), Section 5.1 (Organization; Capacity; and Authority), clause (i) of Section 5.2 (Noncontravention) and Section 5.4 (Broker’s or Finder’s Fees). “Funded Indebtedness” means all Indebtedness listed on Section 1.1(a) of the Seller Disclosure Letter. “Funds” means (i) Long Term Growth Fund, a Luxembourg investment company with variable capital – reserved alternative investment fund (société d’investissement à capital variable –fonds d’investissement alternatif réservé , SICAV-RAIF) under the RAIF Law, organized under the form of a public limited liability company (société anonyme), having its registered office at 5, allée Scheffer L - 2520 Luxembourg Grand Duchy of Luxembourg, and registered with the Luxembourg RCS under number B 219935; (ii) Luxembourg Life Fund, an umbrella specialised investment fund (fonds d’investissement spécialisé) organized under the SIF Law as common fund (fonds commun de placement) and registered with the Luxembourg RCS under number K 1425; and (iii) Luxembourg Life Fund II a reserved alternative investment fund (fonds d’investissement alternatif réservé) organized under the RAIF Law as a common fund (fonds commun de

-9- placement) and registered with the Luxembourg RCS under number K 1942. Luxembourg Life Fund and Luxembourg Life Fund II having no legal personality are represented by CMC as management company, itself represented by CIG acting as general partner. “GAAP” means (a) when used in connection with the Company Group or any member of the Company Group, generally accepted accounting principles in Luxembourg as in effect from time to time, applied on a basis consistent with the preparation of the Financial Statements; and (b) when used in connection with Purchaser, generally accepted accounting principles in the United States as in effect from time to time. “Government Contract” means any bid, quotation, proposal, Contract, work authorization, lease, commitment or sale or purchase order of any member of the Company Group with any Governmental Entity, including all Contracts and work authorizations to supply goods and services to any Governmental Entity. “Governmental Entity” means any nation or government (and any state or other political subdivision thereof), the European Union, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court, tribunal, arbitrator or arbitral tribunal (public or private), administrative agency or commission or other governmental or regulatory or quasi-regulatory agency or authority or any securities exchange. “Hazardous Material” means (a) oil, crude oil, waste oil, petrochemical or petroleum products, hydrocarbons, petroleum, liquid and gaseous hydrocarbons, diesel fuels, natural gas, natural gas liquids, casinghead gas, drip gasoline, condensate, distillate, drilling liquids, mud, and all constituents, elements, byproducts, breakdown products, derivatives, or compounds thereof and products refined or processed therefrom, (b) radioactive materials, asbestos-containing materials and polychlorinated biphenyls and (c) any other chemicals, materials or substances defined, regulated, prohibited or limited under, or that may give rise to liability pursuant to, any applicable Environmental Law. “Higher Range Management Fees” means an amount equal to $18,478,225. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. “Indebtedness” of any Person means and includes, without duplication, (a) the Funded Indebtedness (other than at the Fund level), (b) indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money (including bank overdrafts), (c) amounts owing as deferred purchase price for property or services, including all seller notes and “earn-out” payments whether or not matured, (d) indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument, debt security or other similar instrument, (e) indebtedness secured by a Lien on assets or properties of such Person, (f) obligations or commitments to repay deposits or other amounts advanced by and owing to third parties, (g) any liability of such Person in respect of banker’s acceptances or letters of credit (to the extent drawn), (h) obligations under any interest rate, currency or other hedging agreement, (i) all obligations of such Person as lessee under leases that have been or should be, in accordance

-10- with GAAP, recorded as capital leases (but excluding the Company’s office lease), (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person (including any equity commitment letters) or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (k) the Tax Liability Amount, (l) accrued and unpaid dividends or distributions, if any, with respect to the Shares, (m) pro rata portion of the unpaid incentive compensation for the fiscal year of the Company Group, (n) unpaid retrocession fee payables on management or performance fee which any member of the Company Group has received in cash as calculated in accordance with the same methodology used to calculate such unpaid retrocession fee payable in Exhibit G, (o) unpaid interest payable for the CoCo Bonds solely related to management or performance fees which any member of the Company Group has received in cash, (p) direct or indirect guarantees or other contingent liabilities with respect to any indebtedness, obligation, claim or liability of any other Person of a type described in clauses (a) through (o) above, or (q) with respect to any indebtedness, obligation, claim or liability of a type described in clauses (a) through (o) above, all accrued and unpaid interest, premiums, penalties, breakage costs, unwind costs, fees, termination costs, redemption costs, expenses and other charges with respect thereto. In no event shall “Indebtedness” include the principal amount of the CoCo Bonds, any Company Transaction Expenses, or any Liabilities taken into account in the calculation of Closing Working Capital. “Informal Contribution” means the arm’s length informal capital contribution recognized at the level of CMC on an annual basis for Luxembourg tax purposes only, as determined based on a valuation analysis prepared by independent experts. “Insolvency Regulation” means Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast), as amended from time to time. “Intellectual Property” means any and all intellectual property in any jurisdiction throughout the world, whether registered or unregistered, including: (a) patents and patent applications; (b) trademarks, service marks, trade dress, trade names, logos, slogans, and other indicia of origin and all goodwill associated with any of the foregoing; (c) copyrights, authors’ rights (economic rights and moral rights), works of authorship, copyrightable works, mask works; (d) rights in computer software (whether in object or source code form), websites, data, databases and documentation thereof, Internet domain names, uniform resource locators; (e) trade secrets and other proprietary or confidential information including ideas, know-how, formulas, compositions, inventions (whether patentable or unpatentable), data, personal information, customer lists, supplier lists, business plans, know-how, formulae, methods (whether or not patentable), designs, processes, procedures, techniques, operating manuals, analyses, drawings, databases, data collections and related information.; (f) rights of privacy and publicity and in social media usernames and accounts; (g) all registrations and applications for registration of any of the foregoing; and (h) the right to sue at Law or in equity for any past, present or future infringement, misappropriation or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom. “IT Assets” means any and all computers, software (whether in object or source code form), databases, hardware, servers, workstations, routers, hubs, switches, data

-11- communications lines, websites (including the content thereon) and all other information technology equipment and assets, including outsourced or cloud computing arrangements. “Law” means any statute, law (including common law), ordinance, rule, regulation, franchise, code or Order, and other binding rules and binding guidelines whether in the Grand Duchy of Luxembourg or elsewhere and European Union law and all circulars or regulations issued by any relevant or supervisory authority (including the Commission de Surveillance du Secteur Financier) whether in the Grand Duchy of Luxembourg or elsewhere, including, in each case, enacted, issued, adopted or promulgated by any Governmental Entity, including the SIF Law, the RAIF Law, the AIFM Rules and the Luxembourg Companies Law. “Liabilities” means any and all Indebtedness, liabilities and obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable, including any liabilities for Taxes. “Liens” means any liens, security interests, pledges, assignments by way of security, options, rights of first refusal, claims, easements, mortgages, charges, indentures, deeds of trust, rights of way, restrictions on the use of real property, encroachments, licenses to third parties, leases to third parties, security agreements, or any other encumbrances and other restrictions or limitations on ownership, transfer or use of real or personal property or material asset or irregularities in title thereto. “Loss” or “Losses” means, without duplication, (a) Liabilities, Taxes, losses, costs, fines, awards, judgments, penalties or damages, including reasonable and documented out-of- pocket fees and expenses of attorneys, accountants and other professional advisors, whether involving a dispute solely between the parties hereto or otherwise, and (b) any reasonable and documented out-of-pocket losses or costs incurred in investigating, preparing or defending or settling any Action underlying such Liabilities, Taxes, losses, costs, fines awards, judgments, penalties or damages described in clause (a), whether or not the underlying Action is actually asserted or is merely alleged or threatened. “Lower Range Management Fees” means an amount equal to $17,401,823. “Luxembourg” means the Grand Duchy of Luxembourg. “Luxembourg Companies Law” means the Luxembourg law of 10 August 1915 on commercial companies, as amended from time to time. “Manorhaven Capital” means Manorhaven Capital LLC. “Material Adverse Effect” means any event, circumstance, development, state of facts, occurrence, change or effect that (a) has had or would reasonably be expected to have a material adverse effect on the business, assets, Liabilities, condition (financial or otherwise) or results of operations of such Person and its Subsidiaries (and in the case of the Company Group, the Funds), taken as a whole, or (b) could materially impair or delay the ability of such Person to perform its obligations under this Agreement or contemplated hereby; provided, that in the case of clause (a), none of the following shall in and of itself, either alone or in combination, constitute, or be deemed to contribute to, a “Material Adverse Effect”, and shall not be taken into account in

-12- determining whether a “Material Adverse Effect” has occurred or would be expected to occur: (i) changes in the United States, Luxembourg or world financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index or any change in interest or exchange rates), (ii) changes in general economic conditions that affect the industries in which such Person or its Subsidiaries or the Funds operate, (iii) armed hostilities or war, whether or not pursuant to a formal declaration of a national emergency or war, any national or international political or social conditions, including an outbreak or escalation of hostilities, acts of terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to the foregoing, (iv) any changes in Laws or Orders after the date hereof, (v) any changes in GAAP after the date hereof, (vi) pandemics, earthquakes, hurricanes, flood, tornados or other natural disasters, or any escalation or worsening thereof, (vii) with respect to any member of the Company Group, any action taken by the Company Group with the written consent of Purchaser, (viii) the negotiation, execution, announcement or pendency of this Agreement and the transactions contemplated hereby, including any impact thereof on relationships, contractual or otherwise, with any investors, customers, vendors, distributors, partners or employees or the taking of any action contemplated by this Agreement, the Seller Documents, the Company Documents or the Purchaser Documents applicable to such Person, including any action by any such vendor to prevent or otherwise interfere with the transactions contemplated hereby or thereby or any decision to not continue to do business with any member of the Company Group after the date hereof, or (ix) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings or cash position or if the securities of such Person are traded on a nationally recognized securities exchange, any decrease in the share price of such Person (provided, that clause (ix) will not prevent a determination that any change or effect underlying any such change, failure or decrease has resulted in a Material Adverse Effect, to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect), other than, with respect to any member of the Company Group, in the case of clauses (i), (ii) and (iv), events, circumstances, developments, states of facts, occurrences, changes or effects that disproportionately and adversely impact a member of the Company Group relative to other companies in the industries in which the members of Company Group operate. “Order” means any judgment, order, injunction, decree, ruling, decision, award, stipulation, writ, or Permit of any Governmental Entity or any arbitrator. “Owned IP” means all Intellectual Property and IT Assets owned (or purported to be owned) by any member of the Company Group. “Permitted Liens” means (a) Liens consisting of zoning, building code or planning restrictions or regulations, easements, Permits, restrictive covenants, encroachments, rights-of- way and other restrictions or limitations on the use of real property or irregularities in, or exceptions to, title thereto which, individually or in the aggregate, do not materially detract from the value of, or impair the use of, such property by any member of the Company Group, (b) Liens for Taxes not yet due and payable or which are being contested in good faith and by appropriate means or procedures (and for which appropriate reserves have been established with respect thereto in accordance with GAAP), (c) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising in the ordinary course of business securing amounts that are not past due, (d) interests of parties other than any member of the Company Group in leases, subleases and similar

-13- agreements set forth on Section 3.17(b) of the Seller Disclosure Letter, (e) the Liens set forth on Section 1.1(b) of the Seller Disclosure Letter, (f) Liens expressly set forth in contracts to which the Company Group or the Funds are a party, (g) restrictions pursuant to applicable securities Laws, and (h) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of any real property or tangible personal property of the Company Group to which they relate as currently used or operated. “Person” means and includes an individual, a partnership, a limited liability partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, a group and a Governmental Entity. “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion through the end of the Closing Date for any Overlap Period. “Proprietary Software” means all software owned by the Company Group. “Purchase Price Adjustment Percentage” means, with respect to each Seller, the percentage set forth opposite such Seller’s name under the heading “Purchase Price Adjustment Percentage” in the Allocation Schedule, all of which Purchase Price Adjustment Percentages will not exceed 100% in the aggregate. “Purchaser Disclosure Letter” means the disclosure letter delivered by Purchaser to the Sellers’ Representative concurrently with the execution of this Agreement. “Purchaser Documents” means the other agreements, documents, instruments and certificates contemplated by this Agreement to be executed by Purchaser in connection with the consummation of the transactions contemplated by this Agreement. “Purchaser Operational Representations” means the representations and warranties of Purchaser set forth in Section 5.7 and Section 5.8. “RAIF Law” means the Luxembourg law of 23 July 2016 on reserved alternative investment funds, as amended from time to time. “RCS” means the trade and companies register (registre de commerce et des sociétés) in Luxembourg. “Regulatory Requirement Deficit Amount” means the amount, if any, by which the Company’s cash balance as of the Effective Time does not satisfy the minimum capital requirements of any Governmental Entity in effect at such time (it being understood and agreed that as of the date hereof, such minimal capital requirement is $1,755,398). In no event will Purchaser be entitled to double recovery hereunder for amounts that were already taken into account in the Closing Cash Adjustment. “Representatives” of any Person means such Person’s Affiliates, directors, managers, officers, employees, agents, attorneys, consultants, advisors or other representatives, or anyone acting on behalf of them or such Person.

-14- “Restricted Period” means the duration of the restrictions set forth in Section 6.11 and Section 6.12 for the applicable Seller, which shall be a period from the Closing Date until the date that is the five (5)-year anniversary of the Closing Date. “Restructuring Agreements” means, collectively, the Restructuring Settlement Agreement and the Restructuring SPA. “Restructuring Settlement Agreement” means that certain Confidential Settlement Agreement and Release, dated as of the date hereof, by and among Phil Neuman, CMC, CIG, Pillo Obligor, Pillo Portsmouth Holding Company, LLC, Pillo Financial Consulting Corp. and Timmo Henk Mol. “Restructuring SPA” means that certain share purchase agreement, dated as of the date hereof, by and among CMC SPV and Phil Neuman. “Returns” means any return, report, declaration, claim for refund, election, designation, statement, information return, notice, form or other document (including any related or supporting schedule, statement or information) relating to the determination, assessment or collection of any Tax filed or required to be filed with a Governmental Entity, including any schedule or attachment thereto, and including any amendments thereof. “Run-rate Annualized Base Management Fees” means an amount in US dollars based on the Currency Exchange Rate equal to (a) the amount of the Fee Earning Assets Under Management at the relevant point in time, (b) multiplied by the applicable contractual annual base investment management fee percentage at such point in time calculated by share class, and (c) less applicable total annual retrocession fees payable to distributors on the calculated pre-retrocession run-rate annualized base management fees. For the avoidance of doubt, only paid redemptions shall be excluded when calculating Run-rate Annualized Base Management Fees. “Sanctions Laws” means all Laws relating to economic, financial, or other trade- related sanctions, restrictions, export controls, or embargoes administered by: (a) the European Union and any European Union member state; (b) the United Nations or its Security Council; or (c) Luxembourg grand-ducal regulations (if any). “SEC” means the United States Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Seller Disclosure Letter” means the disclosure letter delivered by the Sellers’ Representative to Purchaser concurrently with the execution of this Agreement. “Seller Documents” means the other agreements, documents, instruments and certificates contemplated by this Agreement to be executed by any Seller in connection with the consummation of the transactions contemplated by this Agreement. “SIF Law” means the Luxembourg law of 13 February 2007 on specialized investment funds, as amended from time-to-timed.

-15- “Signing Management Fees” means $17,940,024. “Subject Securities” has the meaning set forth in the Lockup and Standstill Agreement. “Subsidiary”, with respect to any Person, means (a) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by such Person directly or indirectly through one or more subsidiaries of such Person and (b) any limited liability company (including any private limited liability company), partnership (including any corporate partnership limited by shares), association, joint venture or other entity in which such Person directly or indirectly through one or more subsidiaries of such Person has more than fifty percent (50%) of the voting power (or otherwise controls or has the right to control such Person) or equity interest. For the avoidance of doubt, in no event shall a Fund be considered a Subsidiary. “Target Closing Cash” means $4,755,398. “Target Working Capital” means $17,408,087. “Tax” or “Taxes” means any and all taxes, assessments, charges, duties, fees, levies or other governmental charges including all federal, state, local, foreign. and other income, franchise, profits, gross receipts, windfall profits, capital gains, capital stock, transfer, production, sales, use, value added, occupation, property, excise, severance, stamp, license, payroll, employment, registration, equity, social security (or similar), unemployment, disability, escheat, abandoned or unclaimed property, premium, environmental (including under Section 59A of the Code), natural resources, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), however denominated, and including any payments in lieu of any of the foregoing, all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result of (i) being a transferee or successor or member of a combined, consolidated, unitary or affiliated group, or (ii) a contractual obligation to indemnify any Person. “Tax Liability Amount” means an amount equal to the aggregate net liability for Taxes of the members of the Company Group, determined in accordance with past practices of the members of the Company Group in jurisdictions in which the members of the Company Group have historically filed applicable Tax Returns and paid applicable Taxes for Tax periods (or potions thereof) ending on or before the Closing Date (for this purpose, determining any Taxes for an Overlap Period under Section 6.6(b)) that either are due and payable and that have been accrued in accordance with GAAP in the books and records of the Company prior to Closing, but that remain unpaid as of the Closing, or are first due and payable after the Closing Date; provided, that for purposes of calculating any such liability for Taxes: (a) such liability for Taxes shall be calculated in accordance with past practice (including reporting positions, elections and accounting methods) of the members of the Company Group in preparing Returns for the applicable Taxes, (b) any Taxes attributable to tax elections, transactions or actions outside the ordinary course of

-16- business on (or effective as of) the Closing Date after the time of the Closing shall be excluded, (c) any liabilities for accruals or reserves established or required to be established under GAAP methodologies with respect to uncertain Tax positions or with respect to Taxes that are contested in good faith shall be excluded, (d) all reserves for deferred Tax liabilities or assets established for GAAP purposes to reflect timing differences shall be excluded and (e) tax prepayments and advances shall be included to offset such liability. “Tax Authority” means any Governmental Entity having jurisdiction over the payment or reporting of any Tax or charged with the enforcement or collection of a Tax. “Treasury Regulations” means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury. “Willful Breach” means a breach of any representation, warranty or covenant or other agreement set forth in this Agreement that is a consequence of an act or failure to act by any party with the actual knowledge that the taking of such act or failure to take such act would cause a breach of this Agreement. “Working Capital” means (a) (i) the consolidated current assets of CMC and its Subsidiaries and (ii) the current assets of CIG (in each case, including receivables under loans granted to any direct and indirect equityholders of CIG or CMC and its Subsidiaries, and excluding all (w) Cash and Cash Equivalents, (x) all Restricted Cash, (y) intercompany receivables and (z) current and deferred Tax assets) minus (b) (i) the consolidated current liabilities of CMC and its Subsidiaries and (ii) the current liabilities of CIG (in each case, including unpaid retrocession fee payables on both management and performance fees (even to the extent non-current in nature), and excluding (w) Company Transaction Expenses, (x) Closing Indebtedness, (y) intercompany payables and (z) current and deferred tax Liabilities), in each case, as adjusted and determined in accordance with the Accounting Principles.

Defined Term ...................................................................................................................... Section Affiliate Contract ............................................................................................. Section 3.15(a)(viii) Agreed Bond Price ......................................................................................................... Section 1.1 Agreed Claims ........................................................................................................... Section 9.6(c) Agreed Share Price ........................................................................................................ Section 1.1 Agreement ......................................................................................................................... Preamble Antitrust Filings ........................................................................................................ Section 6.4(b) Arbitrator................................................................................................................ Section 2.3(c)(i) Audited Financial Statements .................................................................................... Section 3.5(a) Balance Sheet Date .................................................................................................... Section 3.5(a) CAV ..................................................................................................................... Section 2.2(d)(ii) Claim Certificate ........................................................................................................ Section 9.6(a) Closing ....................................................................................................................... Section 2.4(a) Closing Cash Adjustment .......................................................................................... Section 2.3(a) Closing Date............................................................................................................... Section 2.4(a) Closing Statement ...................................................................................................... Section 2.3(a) Closing Management Fees ......................................................................................... Section 2.3(a) Closing Management Fees Adjustment ..................................................................... Section 2.3(a) Closing Working Capital ........................................................................................... Section 2.3(a) CMC Management Shares .................................................................................................. Recitals CMC Shares ........................................................................................................................ Recitals CoCo Transfer ........................................................................................................ Section 2.2(c)(i) Collateral Source ........................................................................................................ Section 9.5(a) Company ........................................................................................................................... Preamble Competing Business............................................................................................. Section 6.11(a)(i) Competing Transaction ................................................................................................ Section 6.10 Cumulative Return A Adjustment ............................................................................. Section 2.3(a) Cumulative Return B Adjustment .............................................................................. Section 2.3(a) Cumulative Return C Adjustment .............................................................................. Section 2.3(a) Deductible ...................................................................................................................... Section 9.4 Disputed Amounts ..................................................................................................... Section 2.3(c) DOL ........................................................................................................................ Section 3.10(b) Downward Purchase Price Adjustment ............................................................... Section 2.3(d)(ii) Employee Benefit Plans ........................................................................................... Section 3.10(a) End Date............................................................................................................... Section 8.1(b)(ii) ERISA ...................................................................................................................... Section 3.10(a) Estimated Closing Cash ............................................................................................. Section 2.2(a) Estimated Closing Cash Adjustment ......................................................................... Section 2.2(a) Estimated Closing Indebtedness ................................................................................ Section 2.2(a) Estimated Closing Statement ..................................................................................... Section 2.2(a) Estimated Company Transaction Expenses ............................................................... Section 2.2(a) Estimated Management Fees ..................................................................................... Section 2.2(a) Estimated Management Fees Adjustment .................................................................. Section 2.2(a) Estimated Regulatory Requirement Deficit Amount ................................................. Section 2.2(a) Estimated Working Capital ........................................................................................ Section 2.2(a)

-2- Estimated Working Capital Adjustment .................................................................... Section 2.2(a) Exhibits .......................................................................................................................... Section 1.3 Existing Bonds ............................................................................................................... Section 1.1 Financial Statements .................................................................................................. Section 3.5(a) Indemnified Party....................................................................................................... Section 9.6(a) Indemnifying Party .................................................................................................... Section 9.6(a) Indemnified Taxes ..................................................................................................... Section 6.6(e) Interim Financial Statements ..................................................................................... Section 3.5(a) Interim Period ............................................................................................................ Section 6.1(a) IP Licenses .............................................................................................................. Section 3.13(b) Knowledge of Sellers ..................................................................................................... Section 1.4 Leased Real Property .............................................................................................. Section 3.17(b) Life Insurance Policy ................................................................................................... Section 3.26 Lockup and Standstill Agreement ........................................................................ Section 2.4(b)(xi) Material Contract ..................................................................................................... Section 3.15(a) Notice of Objection ................................................................................................... Section 2.3(b) Overlap Period .......................................................................................................... Section 6.6(b) Owned Real Property ............................................................................................... Section 3.17(a) Perfection Steps ............................................................................................................. Section 2.1 Permits ........................................................................................................................... Section 3.8 Pillo Obligor............................................................................................................... Section 9.4(c) Purchaser ........................................................................................................................... Preamble Purchaser Indemnitees ............................................................................................... Section 9.2(a) Real Property Leases............................................................................................... Section 3.17(b) Released Parties ........................................................................................................... Section 9.11 Required Financials ................................................................................................... Section 6.1(c) Restriction Agreement 50% Lockup Period .................................................................. Section 5.9 Restructuring Parties .................................................................................................... Section 6.20 Seller Indemnitees .......................................................................................................... Section 9.3 Sellers’ Representative...................................................................................................... Preamble Support Agreement Lock-up Period .............................................................................. Section 5.9 Tax Matter .............................................................................................................. Section 6.6(e)(i) Third Party Claim ...................................................................................................... Section 9.7(a) Top Customers ............................................................................................................. Section 3.19 Top Suppliers ............................................................................................................... Section 3.19 Transfer Taxes .......................................................................................................... Section 6.6(g) Upward Purchase Price Adjustment ...................................................................... Section 2.3(d)(i) Working Capital Adjustment ..................................................................................... Section 2.3(a)

-3- Construction. In this Agreement, unless the context otherwise requires: (a) references in this Agreement to “writing” or comparable expressions include a reference to facsimile transmission or comparable means of communication (including electronic mail); provided, that the sender complies with Section 10.3; (b) the phrases “delivered” or “made available”, when used in this Agreement, shall mean that the information referred to has (i) been physically or electronically delivered to the relevant parties and (ii) in the case of “made available” to Purchaser, material that has been posted, is viewable and thereby made available to Purchaser at least one (1) day prior to the date of this Agreement through that certain on-line “virtual data room” established by the Company Group and/or its Representatives; (c) words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa; (d) references to Articles, Sections, Exhibits, the Preamble and Recitals are references to articles, sections, exhibits, the preamble and recitals of this Agreement; (e) the descriptive headings of the several Articles and Sections of this Agreement and the Seller Disclosure Letter are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement; (f) references to “day” or “days” are to calendar days and whenever any action must be taken under this Agreement on or by a day that is not a Business Day, then that action may be validly taken on or by the next day that is a Business Day; (g) references to “the date hereof” shall mean as of the date of this Agreement; (h) the words “hereof”, “herein”, “hereto” and “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any provision of this Agreement; (i) this “Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, varied, novated or supplemented; (j) “include”, “includes”, and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import; (k) references to any Governmental Entity or Law shall mean and include any successor or replacement Governmental Entity or Law to the referenced one;

-4- (l) references to “Dollars”, “dollars” or “$” without more are to the lawful currency of the United States of America; (m) references to “ordinary course” with respect to a Person shall be interpreted to refer to the ordinary course of such Person’s business consistent with past practice (including with respect to frequency, scope, quantity and magnitude) whether or not so stated; (n) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, if applicable, and such phrase does not mean simply “if”; (o) the word “or” is disjunctive but not necessarily exclusive; (p) references to any statute, rule, or regulation are to the statute, rule, or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and all references to any section of any statute, rule, or regulation include any successor to the section; and (q) any calculations pursuant hereto that are based on reference to the Closing Bond Consideration or the Closing Stock Consideration shall be after appropriately and equitably adjusting for any change thereto or the capital structure of the issuer thereof, including any stock split, consolidation, combination, or the like. Exhibits and Seller Disclosure Letter. The exhibits (the “Exhibits”) and the Seller Disclosure Letter to this Agreement are incorporated into and form an integral part of this Agreement. If an Exhibit is a form of agreement, such agreement, when executed and delivered by the parties thereto, shall constitute a document independent of this Agreement. Knowledge. When any representation, warranty, covenant or agreement contained in this Agreement is expressly qualified by reference to the “Knowledge of Sellers” or words of similar import, it shall mean the actual knowledge of the individuals set forth on Section 1.4 of the Seller Disclosure Letter, after due inquiry and investigation by such individuals that is reasonable in light of the relevant subject matter. Luxembourg Terms. In this Agreement, where it relates to any Person incorporated or established under the Laws of Luxembourg or having its “centre of main interests” (as that term is used in Article 3(1) of the Insolvency Regulation) in Luxembourg, a reference to: (a) a winding-up, administration, reorganization or dissolution includes bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), administrative dissolution without liquidation (dissolution administrative sans liquidation), discussion with the Ministry for the Economy (Ministre ayant l’Économie dans ses attributions) or the Ministry for the Middle Classes (Ministre ayant les Classes moyennes dans ses attributions) in respect of financial difficulties, out-of-court arrangement (accord amiable) whether under discussion or homologated, moratorium or reprieve from payment (sursis de paiement), general settlement with creditors, judicial reorganization proceedings (procédure de réorganisation judiciaire) whether requested or opened, reorganisation by amicable agreement (reorganisation par accord amiable) or similar Laws or proceedings affecting the rights of

-5- creditors generally under Luxembourg Law, and shall be construed so as to include any equivalent or analogous liquidation or reorganisation proceedings; (b) an agent includes, without limitation, a mandataire; (c) a matured obligation includes, without limitation, any exigible, certaine and liquide obligation; (d) a security or security interest includes any mortgage (hypothèque), pledge (nantissement), gage, gage sur fonds de commerce, privilege (privilège), reservation of title arrangement (droit de rétention), real security (sûreté réelle), promissory mortgage, pledge or real security (promesse) and any transfer by way of security (transfert à titre de garantie), as well as any agreement or arrangement having a similar effect or any sûreté réelle whatsoever whether granted or arising by operation of law; (e) a guarantee includes any garantie which is independent from the debt to which it relates (garantie à première demande) and any suretyship (cautionnement) within the meaning of Articles 2011 et seq. of the Luxembourg Civil Code; (f) a company being incorporated in Luxembourg or of which its jurisdiction of incorporation is Luxembourg, means that such company has its principal place of business (principal établissement) and the seat of its central administration (siège de l’administration centrale) in Luxembourg; (g) constituent documents or organizational documents includes the acte constitutif, the up-to-date (restated) articles of association (statuts), the partnership agreement, management regulations and, where applicable, the offering/private placement memorandum and the corporate approvals evidencing the creation of any compartment or sub-fund of any member of the Company Group; (h) a director, officer or manager includes a gérant or an administrateur or, in case of a partnership, a gérant of the managing general partner; and (i) any reference to securities Laws shall include a reference to the Luxembourg Companies Law. ARTICLE II SALE OF SHARES Sale of Shares. On the terms, and subject to the conditions, set forth in this Agreement, Sellers shall sell, assign, transfer and deliver to Purchaser at the Closing, and Purchaser shall purchase from Sellers at the Closing, the Shares free and clear of all Liens (other than Liens arising under applicable securities Laws), together with all accrued rights and benefits attached thereto. Sellers shall take such action as is reasonably necessary and legally required to reflect the sale, assignment, transfer and delivery of the Shares on the books and records of the Companies, free and clear of all Liens (other than Liens arising under applicable securities Laws), together with all accrued rights and benefits attached thereto, including any inscription of the sale,

-6- assignment, transfer and delivery of the Shares in the registers of shareholders of the Companies and any necessary filing of the sale, assignment, transfer and delivery of the Shares with the RCS (the “Perfection Steps”), and to provide Purchaser with such evidence of the same as is legally required or as Purchaser shall reasonably request. Sellers shall cure any deficiencies with respect to any Perfection Steps. After giving effect to the transactions contemplated by this Agreement, Purchaser shall be the holder, directly or indirectly, of all of the issued and outstanding shares of the Companies. Delivery of Purchase Consideration; Payment of Indebtedness and Company Transaction Expenses. (a) At least three (3) Business Days, but not more than five (5) Business Days, prior to the Closing Date, the Companies shall prepare and deliver to Purchaser a statement (the “Estimated Closing Statement”) setting forth (i) the Companies’ good faith estimate of the amount of Closing Indebtedness (the “Estimated Closing Indebtedness”), (ii) the Companies’ good faith estimate of Closing Cash (the “Estimated Closing Cash”), (iii) the amount by which such Estimated Closing Cash (A) exceeds the Target Closing Cash (which would be expressed as a positive number) or (B) is less than the Target Closing Cash (which would be expressed as a negative number) (each of (A) and (B), the “Estimated Closing Cash Adjustment”), (iv) the Companies’ good faith estimate of the amount of Company Transaction Expenses (the “Estimated Company Transaction Expenses”), (v) the Companies’ good faith estimate of the Working Capital as of the Effective Time (the “Estimated Working Capital”), (vi) the amount by which such Estimated Working Capital (A) exceeds the Target Working Capital (which would be expressed as a positive number) or (B) is less than the Target Working Capital (which would be expressed as a negative number) (each of (A) and (B), the “Estimated Working Capital Adjustment”), (vii) the Companies’ good faith estimate of the Closing Management Fees (the “Estimated Management Fees”), and (viii) the Estimated Management Fees Adjustment, and (ix) the Companies’ good faith estimate of the Regulatory Requirement Deficit Amount (the “Estimated Regulatory Requirement Deficit Amount”), and (x) a calculation of the Estimated Purchase Price based on such amounts, which statement shall quantify in reasonable detail the items constituting such Estimated Closing Indebtedness, such Estimated Closing Cash, such Estimated Closing Cash Adjustment, such Estimated Company Transaction Expenses, such Estimated Working Capital, such Estimated Working Capital Adjustment, such Estimated Management Fees, such Estimated Management Fees Adjustment, and such Estimated Regulatory Requirement Deficit Amount, if any, and in each case calculated in accordance with this Agreement and the definitions set forth herein and expressed in US dollars based on the Currency Exchange Rate. Upon delivery of the Estimated Closing Statement, the Companies shall provide Purchaser and its Representatives with reasonable access, during normal business hours, in such manner as to not interfere with normal operation, to the Companies’ personnel and to the books and records of the Company Group relevant to the preparation of the Estimated Closing Statement (including the work papers of the Companies’ auditors, subject to the execution of customary access letters), in order to allow Purchaser and its Representatives to review the Estimated Closing Statement, and shall consider in good faith any comments from Purchaser with respect to the amounts and calculations contained therein; provided, that if the Companies and Purchaser are not able to reach mutual agreement prior to the Closing Date, the Estimated Closing Statement provided by the Companies to Purchaser shall be binding for purposes of this Section 2.2, but not, for the avoidance of doubt, for purposes of Section 2.3. Attached hereto as Exhibit G is an

-7- illustrative non-binding example of the Estimated Closing Statement prepared as if the Closing Date was the date of this Agreement. (b) At the Closing, Purchaser shall (i) issue or cause to be issued to each Seller such Seller’s portion of the Closing Stock Consideration (less the Escrowed Shares) in accordance with the Allocation Schedule, subject to the adjustments set forth in Section 2.3, and (ii) issue or cause to be issued to each Seller such Seller’s portion of the Closing Bond Consideration (less the Escrowed Bonds) in accordance with the Allocation Schedule, subject to the adjustments set forth in Section 2.3, (iii) place with the Escrow Agent in accordance with the terms of the Escrow Agreement, the Escrow Amount and (iv) pay any amounts due to Manorhaven Capital constituting Company Transaction Expenses in the form of ABL Bonds and ABL Common Shares (in a 37.7%/62.3% split) using the Agreed Bond Price and the Agreed Share Price, respectively, subject to receipt by the Company of a final invoice from Manorhaven Capital at least two (2) Business Days prior to the Closing Date and subject to Purchaser’s receipt of a representation letter pursuant to which Manorhaven Capital makes the same representations to Purchaser which are contained in Section 4.6 of this Agreement (the shares of ABL Common Stock issued pursuant to this clause (b), the “Closing Stock Issuance”, and the ABL Bonds issued pursuant to this clause (b), the “Closing Bond Issuance”); provided, that, notwithstanding anything to the contrary in this Agreement, (x) under no circumstances shall the Closing Stock Issuance exceed (I) 19.9% of the total number of issued and outstanding shares of ABL Common Stock as of immediately prior to the issuance of the Closing Stock Issuance or (II) 19.9% of the voting power of the ABL Common Stock outstanding immediately prior to issuance of the Closing Stock Issuance and (y) to the extent that Purchaser is not required to deliver any amount of the Closing Stock Issuance by operation of the immediately preceding clause (x), Purchaser shall instead deliver to Sellers or Manorhaven Capital, as applicable, the equivalent dollar value of such amount through payment of cash, issuance of additional ABL Bonds, or a combination thereof. No fractional shares of ABL Common Stock shall be issued, but in lieu thereof each Seller or Manorhaven Capital, as applicable, otherwise entitled to a fractional share of ABL Common Stock shall have the aggregate amount of ABL Common Stock to be issued to such Seller or Manorhaven Capital, as applicable, in respect of any Closing Stock Issuance equitably adjusted (by rounding up or down to the nearest whole share, as appropriate) such that the Sellers or Manorhaven Capital, as applicable, receive only whole shares of ABL Common Stock, with no adjustment in the aggregate amount of Closing Stock Issuance. In addition, no denomination of ABL Bonds less than $25.00 with fully integral multiples of $25.00 in excess thereof shall be issued, but in lieu thereof each Seller or Manorhaven Capital, as applicable, otherwise entitled to a fractional amount of ABL Bonds shall have the aggregate amount of such ABL Bonds to be issued to such Seller or Manorhaven Capital, as applicable, in respect of any Closing Bond Issuance equitably adjusted (by rounding up or down to the nearest whole denomination or increment, as appropriate) such that the Sellers or Manorhaven Capital, as applicable, receive only ABL Bonds in denominations of $25.00 with fully integral multiples of $25.00 in excess thereof, with no adjustment in the aggregate amount of Closing Bond Issuance. (c) At Closing, within any further notice, or other action being necessary: (i) As consideration for the acquisition of the cumulative preferred share A in the share capital of CMC from Pillo Portsmouth Holding Company LLC, Purchaser hereby assumes the following payment obligations of Pillo Portsmouth Holding Company LLC

-8- under the uncommitted interest-bearing loan facility agreement dated 18 January 2023, by and between CMC as lender and Pillo Portsmouth Holding Company LLC as borrower: (A) repayment to CMC of the principal amount up to the amount of the Cumulative Return A (as defined in the articles of association of CMC) and (B) payment of all interest in connection therewith. (ii) As consideration for the acquisition of the cumulative preferred share B in the share capital of CMC from Timmo Henk Mol, Purchaser hereby assumes the following payment obligations of Timmo Henk Mol under the uncommitted interest-bearing loan facility agreement dated 18 January 2023, by and between CMC as lender and Victor Timmo Henk Mol as borrower: (A) repayment to CMC of the principal amount up to the amount of the Cumulative Return B (as defined in the articles of association of CMC) and (B) payment of all interest in connection therewith. (iii) As consideration for the acquisition of the cumulative preferred share C in the share capital of CMC from Victor Johannes Maarten Heggelman, Purchaser hereby assumes the following payment obligations of Victor Johannes Maarten Heggelman under the uncommitted interest-bearing loan facility agreement dated 18 January 2023, by and among CMC as lender and Victor Johannes Maarten Heggelman as borrower: (A) repayment to CMC of the principal up to the amount of the Cumulative Return C (as defined in the articles of association of CMC) and (B) payment of all interest in connection therewith. (d) Immediately following the Closing, (i) The transactions contemplated by the CoCo Bonds Assignment Agreement shall take place (the “CoCo Transfer”); (ii) By entering into this Agreement, Carlisle Acquisition Vehicle, LLC (“CAV”) and Pillo Portsmouth Holding Company, LLC hereby agree to waive any condition or requirement set forth under the Call Option Agreement and Carlisle Acquisition Vehicle, LLC further agrees as seller to take any necessary steps required to execute the transfer of the CoCo Bonds to CMC to in accordance with this Agreement and the CoCo Bonds Assignment Agreement; provided, that in no event shall CAV be required to pay any amount in connection with such transfer. Determination of Purchase Price Adjustment. (a) Promptly after the Closing Date, and in any event not later than ninety (90) days following the Closing Date, Purchaser shall, and shall cause the Companies to, prepare and deliver to the Sellers’ Representative a statement (the “Closing Statement”) setting forth (i) Purchaser’s good faith calculation of the amount of Closing Indebtedness, (ii) Purchaser’s good faith calculation of the amount of Closing Cash, (iii) the amount by which such Closing Cash (A) exceeds the Target Closing Cash (which would be expressed as a positive number), or (B) is less than the Target Closing Cash (which would be expressed as a negative number) (each of (A) and (B), the “Closing Cash Adjustment”), (iv) Purchaser’s good faith calculation of the amount of any Company Transaction Expenses, (v) Purchaser’s good faith calculation of the Working Capital

-9- as of the Effective Time (the “Closing Working Capital”), (vi) the amount by which such Closing Working Capital (A) exceeds the Target Working Capital (which would be expressed as a positive number), or (B) is less than the Target Working Capital (which would be expressed as a negative number) (the “Working Capital Adjustment”), (vii) Purchaser’s good faith calculation of the Closing Management Fees, (viii) the Closing Management Fees Adjustment, (ix) Purchaser’s good faith calculation of the Regulatory Requirement Deficit Amount, (x) Purchaser’s good faith calculation of (A) the Cumulative Return A (as defined in the articles of association of CMC) accumulated until the Closing Date and not distributed or lent to the holder of cumulative preferred share A in the share capital of the Company (the “Cumulative Return A Adjustment”), (B) the Cumulative Return B (as defined in the articles of association of CMC) and not distributed or lent to the holder of cumulative preferred share B in the share capital of the Company (the “Cumulative Return B Adjustment”), (C) the Cumulative Return C (as defined in the articles of association of CMC) accumulated until the Closing Date and not distributed or lent to the holders of cumulative preferred share C in the share capital of the Company (the “Cumulative Return C Adjustment”), and (xi) a calculation of the Final Purchase Price based on such amounts, which statement shall quantify in reasonable detail the items constituting such Closing Indebtedness, such Closing Cash, such Closing Cash Adjustment, such Company Transaction Expenses, such Closing Working Capital, such Working Capital Adjustment, such Closing Management Fees, such Closing Management Fees Adjustment, and such Regulatory Requirement Deficit Amount, if any, and in each case calculated in accordance with this Agreement and the definitions set forth herein and expressed in US dollars based on the Currency Exchange Rate. From the delivery of the Closing Statement by Purchaser until the final determination of the Final Purchase Price, subject to the execution of customary access letters, Purchaser and the Companies shall provide the Sellers’ Representative and its Representatives with reasonable access, during normal business hours, in such manner as to not interfere with the normal operation of the members of the Company Group, to the Company Group’s books and records relevant to the preparation of the Closing Statement (including the workpapers of the Company’s auditors, subject to the execution of customary access letters). (b) If the Sellers’ Representative does not object to the Closing Statement by written notice of objection (the “Notice of Objection”) delivered to Purchaser within forty-five (45) days after delivery to the Sellers’ Representative of the Closing Statement, the calculation of the Final Purchase Price pursuant to the Closing Statement shall be deemed final and binding. A Notice of Objection shall set forth in reasonable detail the Sellers’ Representative’s alternative calculations, including supporting detail, of (i) the amount of the Closing Indebtedness, (ii) the amount of any Company Transaction Expenses, (iii) the amount of the Closing Cash and the Closing Cash Adjustment calculated by reference thereto, (iv) the Closing Working Capital and the Working Capital Adjustment calculated by reference thereto, (v) the Closing Management Fees and the Closing Management Fees Adjustment calculated by reference thereto, (vi) the Regulatory Requirement Deficit Amount, if any, (vii) the Cumulative Return A Adjustment, the Cumulative Return B Adjustment and the Cumulative Return C Adjustment, and (viii) a calculation of the Final Purchase Price based on such amounts. (c) If the Sellers’ Representative delivers a Notice of Objection to Purchaser within the forty-five (45) day period referred to in Section 2.3(b), then any element of the Closing Statement that is not in dispute on the date such Notice of Objection is given shall be treated as

-10- final and binding and any dispute (all such disputed amounts, the “Disputed Amounts”) shall be resolved as follows: (i) the Sellers’ Representative and Purchaser shall promptly endeavor in good faith to resolve the Disputed Amounts listed in the Notice of Objection and if a written agreement determining the Disputed Amounts has not been reached within ten (10) Business Days (or such longer period as may be agreed in writing by Purchaser and the Sellers’ Representative) after the date of receipt by Purchaser from the Sellers’ Representative of the Notice of Objection, the resolution of such Disputed Amounts shall be submitted exclusively to Ernst & Young Luxembourg (the “Arbitrator”); (ii) the Sellers’ Representative and Purchaser shall use their commercially reasonable efforts to cause the Arbitrator to render a decision in accordance with this Section 2.3(c) along with a statement of reasons therefor and to deliver a copy to each of Purchaser and the Sellers’ Representative of such decision which shall include as a separate line item a determination of the aggregate difference between the Estimated Purchase Price and the Final Purchase Price within thirty (30) days of the submission of the Disputed Amounts, or a reasonable time thereafter, to the Arbitrator and the decision of the Arbitrator shall be final, binding and non-appealable upon each of Purchaser and Sellers, and the decision of the Arbitrator shall constitute an arbitral award that is final, binding and non-appealable and upon which a judgment may be entered by a court having jurisdiction thereover; (iii) if the Sellers’ Representative and Purchaser submit any Disputed Amounts to the Arbitrator for resolution, the Sellers, on the one hand, and Purchaser, on the other hand, shall each bear their own costs and expenses incurred under this Section 2.3(c) and the Sellers’ Representative shall pay (on behalf of the Sellers) that portion of the fees and costs of the Arbitrator equal to a fraction, (1) the numerator of which is the absolute value of the difference between (x) the Sellers’ Representative’s calculation of the Final Purchase Price derived from its aggregate position regarding the Disputed Amounts and (y) the Final Purchase Price derived from the Arbitrator’s final determination with respect to the Disputed Amounts, and (2) the denominator of which is the absolute value of the difference between (x) the Sellers’ Representative’s calculation of the Final Purchase Price derived from its aggregate position regarding the Disputed Amounts and (y) Purchaser’s calculation of the Final Purchase Price derived from its aggregate position regarding the Disputed Amounts, and Purchaser shall be responsible for the remainder of such fees and costs; (iv) the Arbitrator shall act as an expert (and not an arbitrator) to determine, based upon the provisions of this Section 2.3(c), only the Disputed Amounts and the determination of each of the Disputed Amounts shall be made in accordance with the terms and procedures set forth in Section 2.3(a) and the Arbitrator’s determination with respect to the Disputed Amounts shall be based solely on the written submissions of Purchaser and Sellers’ Representative and the Arbitrator shall not otherwise investigate any matter independently, and neither Seller’s Representative nor Purchaser may have any ex parte communications with the Arbitrator;

-11- (v) the Arbitrator’s determination with respect to each of the Disputed Amounts shall be no less than the lesser of the amount claimed by either the Sellers’ Representative or Purchaser, and shall be no greater than the greater of the amount claimed by either the Sellers’ Representative or Purchaser; and (vi) the Final Purchase Price, the Cumulative Return A Adjustment, the Cumulative Return B Adjustment and the Cumulative Return C Adjustment shall be recalculated based on the final determination of the Arbitrator with respect to the Disputed Amounts, and the Final Purchase Price, as so recalculated, shall be deemed to be final and binding. (d) Upon the determination, in accordance with Section 2.3(b) or if applicable, Section 2.3(c), of the Final Purchase Price, each Seller, on the one hand, or Purchaser, on the other hand, as the case may be, shall take such actions as required by this Section 2.3(d). (i) If the Final Purchase Price is greater than the Estimated Purchase Price (the amount, if any, by which the Final Purchase Price is greater, an “Upward Purchase Price Adjustment”), then, as promptly as is reasonably practicable, but in any event within ten (10) Business Days following the determination of the Final Purchase Price, Purchaser shall issue or cause to be issued to each Seller additional shares of ABL Common Stock and ABL Bonds in an aggregate value, using the Agreed Share Price and Agreed Bond Price, respectively, equal to such Seller’s Purchase Price Adjustment Percentage of the Upward Purchase Price Adjustment, in as close to the same proportion as reasonably practicable to the Closing Stock Consideration and Closing Bond Consideration received by such Seller; provided, that, notwithstanding anything to the contrary in this Agreement, (x) under no circumstances will Purchaser be required to issue additional shares of ABL Common Stock which, when taken together with the Closing Stock Consideration, exceeds (A) 19.9% of the total number of issued and outstanding shares of ABL Common Stock as of immediately prior to the issuance of the Closing Stock Consideration or (B) 19.9% of the voting power of the ABL Common Stock outstanding immediately prior to the issuance of the Closing Stock Consideration and (y) Purchaser may elect to satisfy its obligation to deliver the Upward Purchase Price Adjustment to Sellers through payment of cash, issuance of additional ABL Bonds (using the Agreed Bond Price), or a combination thereof. (ii) If the Final Purchase Price is less than the Estimated Purchase Price (the amount, if any, by which the Final Purchase Price is less, a “Downward Purchase Price Adjustment”), then within three (3) Business Days after the determination of the Final Purchase Price, the Sellers’ Representative and Purchaser shall deliver a joint written instruction in accordance with the Escrow Agreement to the Escrow Agent to cause the Escrow Agent to immediately release to Purchaser from the Escrow Amount the Downward Purchase Price Adjustment (in as close to the same proportion as reasonably practicable to the Closing Stock Consideration and Closing Bond Consideration received by the Sellers); provided, that if the Downward Purchase Price Adjustment exceeds 1% of the Base Purchase Price, then, at Purchaser’s election, Purchaser may cancel, or each Seller shall transfer to Purchaser for no additional consideration the Closing Stock Consideration and/or Closing Bond Consideration (in as close to the same proportion as reasonably

-12- practicable to the Closing Stock Consideration and Closing Bond Consideration received by such Seller) equal in value, using the Agreed Share Price and Agreed Bond Price, respectively, to such Seller’s Purchase Price Adjustment Percentage of the shortfall. (iii) If the Final Purchase Price is equal to the Estimated Purchase Price, there shall be no adjustment pursuant to this Section 2.3(d). (iv) Without any further notice, or other action being necessary on the part of any party, (A) CMC shall lend to Pillo Portsmouth Holding Company LLC the amount of the Cumulative Return A Adjustment and as part of the consideration for the acquisition of the cumulative preferred share A in the share capital of CMC from Pillo Portsmouth Holding Company LLC, and (B) Purchaser shall assume the obligation of Pillo Portsmouth Holding Company LLC to repay this loan. (v) Without any further notice, or other action being necessary on the part of any party, (A) CMC shall lend to Timmo Henk Mol the amount of the Cumulative Return B Adjustment and (B) as part of the consideration for the acquisition of the cumulative preferred share B in the share capital of CMC from Timmo Henk Mol, Purchaser shall assume the obligation of Timmo Henk Mol to repay this loan. (vi) Without any further notice, or other action being necessary on the part of any party, (A) CMC shall lend to Victor Johannes Maarten Heggelman the amount of the Cumulative Return C Adjustment and (B) as part of the consideration for the acquisition of the cumulative preferred share C in the share capital of CMC from Victor Johannes Maarten Heggelman, the Purchaser shall assume the obligation of Victor Johannes Maarten Heggelman to repay this loan. (e) The parties agree the purpose of preparing the Closing Statement and the related components of the Final Purchase Price is to measure changes in such amounts relative to the amounts set forth in the Estimated Closing Statement. The parties agree that Purchaser’s calculation of the Final Purchase Price does not (i) permit the introduction of different accounting methods, policies, practices, procedures, conventions, classifications, definitions, principles, techniques, estimation methodologies (including with respect to the calculation of reserves and accruals), asset reserves or valuation allowances other than as set forth in the Accounting Principles, or (ii) permit the introduction of new or removal of existing balance sheet accounts or line items other than those set forth in the Accounting Principles. Purchaser’s calculation of the Final Purchase Price shall not include any purchase accounting or other adjustments arising out of the consummation of the transactions contemplated by this Agreement, shall be based on the facts and circumstances as they existed as of the applicable measurement time and shall exclude any change in circumstance, development or event arising occurring on or after the applicable measurement time. Closing; Closing Deliverables. (a) Subject to the satisfaction or waiver of all of the conditions set forth in Article VII, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 A.M. at the offices of White & Case LLP, 1221 Avenue of the Americas, New

-13- York, New York 10020-1095 or remotely by electronic transmittal of executed documents, as soon as practicable, but in any event, within three (3) Business Days after the last of the conditions set forth in Article VII is satisfied or waived, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions, or at such other date, time or place as the parties hereto shall agree in writing; provided, however, that Purchaser shall have the right, in its sole discretion, to defer the Closing until, with respect to the month during which the last of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied, or waived, on the Closing Date, but subject to the satisfaction or waiver of those conditions) has been satisfied or waived, the last Business Day of such month or the first Business Day of the next month. Such date is herein referred to as the “Closing Date”. (b) At the Closing, the Sellers’ Representative shall deliver or cause to be delivered to Purchaser: (i) a certificate signed by an authorized officer of each Company dated as of the Closing Date, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b), and Section 7.2(e) have been satisfied; (ii) copies of the constituent documents in effect as of the Closing Date and, where applicable any operating agreement or other equivalent document of each member of the Company Group; (iii) copies of the necessary corporate authorisations authorizing, approving and/or consenting to the execution and performance of this Agreement and any Company Documents and the entry by the Companies into the transactions contemplated herein and/or in any Company Documents and any transactions related thereto (including any resolutions to be taken by the relevant management and supervisory bodies of the Companies and, where applicable, any resolutions to be taken by the shareholders of the Companies); (iv) excerpts (extraits) from the RCS in respect of each member of the Company Group and certificates as to the non-inscription of a court decision or administrative dissolution without liquidation (certificats de non-inscription d’une décision judiciaire ou de dissolution administrative sans liquidation) from the insolvency register (Registre de l’insolvabilité) (Reginsol) held and maintained by the RCS in respect of each member of the Company Group, each dated as of the Closing Date; (v) specimen signatures of the persons authorized pursuant to the necessary corporate approvals to sign this Agreement and any other Company Documents; (vi) a signed and dated copy of the updated register of shareholders of CMC evidencing the sale, assignment, transfer, and delivery of the CMC Shares by the CMC Sellers to the Purchaser pursuant to this Agreement (the CMC Management Shares will be acquired by Purchaser by virtue of the sale of the CIG Shares); (vii) a signed and dated copy of the updated register of shareholders of CIG evidencing the sale, assignment, transfer, and delivery of the CIG Shares by the CIG Sellers to the Purchaser pursuant to this Agreement;

-14- (viii) a solvency certificate signed by an authorized officer of each Company dated as of the Closing Date, certifying that as of date thereof, (A) none of the Companies is and will, as a result of its entry into this Agreement or any Company Documents, be subject to nor, as applicable, does it meet or threaten to meet the criteria of bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), administrative dissolution without liquidation (dissolution administrative sans liquidation), reprieve from payment (sursis de paiement), general settlement with creditors, reorganisation (including judicial reorganisation (réorganisation judiciaire) and any other reorganisation pursuant to the Luxembourg law dated 7 August 2023 on business continuity and the modernisation of bankruptcy) or similar laws affecting the rights of creditors generally and (B) no application has been made or is to be made by its officers or by any other Person for the appointment of a commissaire, juge-commissaire, liquidateur, curateur, conciliateur d’entreprise, mandataire de justice, juge délégué or administrateur provisoire or similar office pursuant to any voluntary or judicial insolvency, winding-up, liquidation, reorganisation or similar proceedings; (ix) counterparts to the Escrow Agreement, duly executed by an authorized officer of the Sellers’ Representative; (x) counterparts to the Equity Registration Rights Agreement, duly executed by each of the Sellers; (xi) counterparts to the Bond Registration Rights Agreement, duly executed by each of the Sellers; (xii) counterparts to the Share Lockup and Standstill Agreement, substantially in the form attached hereto as Exhibit D (the “Lockup and Standstill Agreement”), duly executed by each Seller; (xiii) duly executed letters of resignation, in form and substance reasonably satisfactory to Purchaser from each of the officers and directors and, as applicable, members of the supervisory board of the Company Group requested by Purchaser pursuant to Section 6.8; (xiv) in form and substance reasonably satisfactory to Purchaser, letters from (and duly executed by) each of the Company Group lenders holding Funded Indebtedness that exists as of the Closing Date showing their consent to the change of control resulting from this Agreement and confirming that such change of control at the level of the Companies will not result in an event of default under the relevant credit and security agreements entered into in connection with the Funded Indebtedness; (xv) duly executed termination agreements cancelling all Affiliate Contracts, except those listed on Section 2.4(b)(xv) of the Seller Disclosure Letter, in form reasonably acceptable to Purchaser, that provide for such termination without further liability or obligation to the Company Group thereafter; (xvi) a duly executed copy of the register maintained by CMC in relation to the CoCo Bonds reflecting the transfer of the CoCo Bonds to the Purchaser;

-15- (xvii) duly executed employment agreements between CMC and each of Jose Garcia, Victor Heggelman and Timmo Henk Mol amending and replacing any former employment agreements existing between these individuals and the Companies, substantially in the form attached hereto as Exhibit A; and (xviii) the consents, if any, set forth on Section 3.4 of the Seller Disclosure Letter. (c) At the Closing, Purchaser shall deliver or cause to be delivered to the Sellers’ Representative; (i) a certificate signed by an authorized officer of Purchaser, dated as of the Closing Date, to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied; (ii) counterparts to the Escrow Agreement, duly executed by an authorized officer of Purchaser and the Escrow Agent; (iii) a counterpart to the Equity Registration Rights Agreement, duly executed by an authorized officer of Purchaser; (iv) a counterpart to the Bond Registration Rights Agreement, duly executed by an authorized officer of Purchaser; and (v) a counterpart to the Lockup and Standstill Agreement, duly executed by Purchaser. Tax Withholding. Purchaser, Sellers and the members of the Company Group shall be entitled to deduct and withhold from the amounts otherwise payable to any Person pursuant to this Agreement, such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign Tax Law. If Purchaser, Sellers or a member of the Company Group withholds any such amounts and pays such amounts to the relevant Tax Authority, the amounts so withheld and paid shall be treated for all purposes of this Agreement as having been paid to the applicable recipient. Each party shall use commercially reasonable efforts to provide the applicable party with a reasonable opportunity to provide any information, statements, or forms, and reasonably cooperate with the applicable party, to reduce or eliminate any required withholding in accordance with applicable Law. Relationships among Sellers and the Sellers’ Representative. (a) Each Seller hereby irrevocably appoints the Sellers’ Representative as the sole representative of each Seller to act as the agent and on behalf of such Persons regarding any matter relating to or under this Agreement, including for the purposes of: (i) making decisions with respect to the determination of the Final Purchase Price under Section 2.3 hereof; (ii) taking any and all actions that may be necessary or desirable, as determined by the Sellers’ Representative, in its sole discretion, in connection with the amendment of this Agreement in accordance with Section 10.6 hereof; (iii) accepting notices on behalf of such Persons in accordance with Section 10.3 hereof; (iv) taking any and all actions that may be necessary or desirable, as determined by the Sellers’ Representative, in its sole discretion, in connection with negotiating or entering into

-16- settlements and compromises of any claim for indemnification pursuant to this Agreement; (v) executing and delivering, on behalf of such Persons, any and all notices, documents or certificates to be executed by such Persons, in connection with this Agreement and the transactions contemplated hereby; and (vi) granting any consent or approval on behalf of such Persons under this Agreement. As the representative of each Seller under this Agreement, the Sellers’ Representative shall act as the agent for all such Persons, shall have authority to bind each such Person in accordance with this Agreement, and Purchaser may rely on such appointment and authority until the receipt of notice of the appointment, by Sellers representing at least a majority of the Purchase Price Adjustment Percentage, of a successor Sellers’ Representative upon two (2) Business Days’ prior written notice to Purchaser. Purchaser may conclusively rely upon, without independent verification or investigation, all decisions made by the Sellers’ Representative in connection with this Agreement in writing and signed by the sole member of the Sellers’ Representative. (b) Each Seller hereby agrees to appoint the Sellers’ Representative as such Persons’ true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, in such Persons’ name, place and stead, in any and all capacities, in connection with the transactions contemplated by this Agreement, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the transactions contemplated hereby as fully to all intents and purposes as such Person might or could do in person. (c) A resignation of Sellers’ Representative shall be effective only upon the appointment of a replacement Sellers’ representative reasonably acceptable to Purchaser; provided, that PCG or its wholly-owned Subsidiary shall be deemed to be reasonably acceptable to Purchaser such that Purchaser’s written consent shall not be required to PCG’s or its wholly- owned Subsidiary’s appointment as a replacement Sellers’ Representative in accordance with this Section 2.6. (d) The power of attorney granted by each Seller to the Sellers’ Representative pursuant to this Section 2.6 is coupled with an interest and is irrevocable and shall not terminate or otherwise be affected by the death, disability, incompetence, bankruptcy or insolvency of any such Person. Tax Treatment. Any payment made pursuant to Section 2.3, Section 6.6(c) or Article IX hereof shall be deemed to be, and each Seller, Purchaser and the members of the Company Group shall treat such payments as an adjustment to the purchase price for all federal, state, local and foreign income tax purposes to the extent permitted under applicable Law. Applicable Exchange Rate. For purposes of calculating the Closing Indebtedness, Closing Cash, Company Transaction Expenses, Closing Working Capital, Closing Management Fees and the Regulatory Deficit Amount, the exchange rate for conversion of Euros into U.S. Dollars shall be the Currency Exchange Rate.

-17- ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLERS (OTHER THAN CAV) WITH RESPECT TO THE COMPANY GROUP The Sellers (other than CAV), jointly and severally, hereby represent and warrant to Purchaser as follows: Organization; Capacity; and Authority. (a) Each Company and each Fund, where applicable, is duly organized and validly existing under the Laws of Luxembourg and has all requisite corporate, limited liability company, or limited partnership, as applicable, power and authority to own, lease and operate its properties and assets now owned, operated and leased by it and to carry on its business as now being conducted. Each Company and each Fund is duly qualified or licensed to do business and is in good standing (or the equivalent thereof) in each jurisdiction in which the character or location of the properties owned, leased or operated by such Company or such Fund or the nature of the business conducted by such Company or such Fund makes such qualification necessary, except where the failure to so qualify has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company Group. Each Company has heretofore made available to Purchaser a complete copy of the organizational documents of such Company. The execution, delivery and performance by each Company of this Agreement and the Company Documents, the consummation by such Company of the transactions contemplated hereby and thereby and the performance of its obligations hereunder and thereunder have been duly authorized and approved by all necessary corporate, limited liability company, or limited partnership, as applicable, action on the part of each Company. This Agreement and the Company Documents have been duly executed and delivered by each Company and, assuming that this Agreement and the Purchaser Documents constitute valid and binding obligations on Purchaser, constitute valid and binding obligations of such Company enforceable against such Company in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or the implied covenant of good faith and fair dealing. (b) No member of the Company Group has any Subsidiaries. Section 3.1(b) of the Seller Disclosure Letter lists each Branch (if any) of each Company and each Fund, together with its jurisdiction of formation. Each Branch (if any) has been established and operations in accordance with AIFM Rules. (c) No member of the Company Group owns, directly or indirectly, any capital stock or other equity, ownership, proprietary or voting interest in any Person other than the Funds set forth on Section 3.1(b) of the Seller Disclosure Letter. (d) There are no restrictions of any kind that prevent or restrict the payment of dividends or other distributions by any member of the Company Group other than those imposed by the Laws (including in particular the Luxembourg Companies Law and the AIFM Rules) of general applicability of their respective jurisdictions of organization and the payment of interim

-18- and annual dividends by any member of the Company Group has been made at all times in accordance with their constituent documents and the Luxembourg Companies Law. Noncontravention. The execution and delivery of this Agreement, the Company Documents, and the Seller Documents do not, and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with any of the provisions of the constituent documents of any member of the Company Group, in each case as amended to the date of this Agreement, (ii) create any Lien (other than Permitted Liens) upon any of the properties or assets of any member of the Company Group, (iii) require the consent, notice or other action by any Person under, conflict with or result in a breach of, or constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation or acceleration of rights, obligations or performance required by any of the terms, conditions or any provision of, any Contract to which any member of the Company Group is a party or by which any of their respective properties or assets are bound, or (iv) subject to receipt of the consents, approvals, authorizations, declarations, filings and notices referred to on Section 3.4 of the Seller Disclosure Letter, result in a violation or breach of any provision of any Law applicable to any member of the Company Group or by which any of their respective properties or assets are bound, except, in the case of clauses (iii) and (iv) above, for such conflicts, breaches, defaults, consents, approvals, authorizations, declarations, filings or notices which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company Group. Capitalization . (a) The authorized and outstanding membership interests or shares of capital stock or other equity interests of each member of the Company Group are set forth on Section 3.3(a) of the Seller Disclosure Letter and are owned beneficially and of record by Sellers set forth thereon. All issued and outstanding membership interests or shares of capital stock or other equity interests of any member of the Company Group, as applicable, have been duly authorized and validly issued in accordance with applicable Laws (including the Luxembourg Companies Law) and are fully paid and non-assessable, and are not subject to any preemptive rights or right of first refusal or other similar rights. Except as set forth on Section 3.3(a) of the Seller Disclosure Letter, (i) no membership interests or shares of capital stock or other equity securities of any member of the Company Group are issued, reserved for issuance or outstanding; (ii) there are no proxies, voting trusts, agreements or other understandings with respect to the issuance, voting, sale or transfer of the membership interests or shares of capital stock or other equity interests of any member of the Company Group; (iii) there are no options, warrants, calls, subscription rights, conversion rights, exchange rights, rights of first offer or refusal or other similar rights (including any preemptive rights), or any Contracts outstanding which obligate any of any member of the Company Group to issue, grant, sell or transfer, or repurchase, redeem or otherwise acquire, any of the membership interests or other equity interest in any member of the Company Group; (iv) there are no authorized or outstanding equity appreciation, phantom equity, profit participation or similar rights with respect to the equity interests of any member of the Company Group; and (v) there are no authorized or outstanding bonds, debentures, notes or other Indebtedness the holders of which have the right to vote (or convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote) with the equityholders of any member of the Company Group on any matter.

-19- (b) No member of the Company Group owns, directly or indirectly, beneficially or of record, or holds the right to acquire, any partnership interest, membership interest, joint venture interest, share of capital stock or other equity interest in any Person (other than the Funds). (c) Except as set forth on Section 3.3(c) of the Seller Disclosure Letter, no member of the Company Group has any Indebtedness. Consents and Approvals. Assuming all filings required by the HSR Act and CSSF are made and any waiting periods thereunder have been terminated or expired, except as set forth on Section 3.4 of the Seller Disclosure Letter no consent, waiver or approval of or filing or registration with or any notification to any Governmental Entity or any other Person must be obtained or made by any member of the Company Group in connection with the execution and delivery of this Agreement or the Company Documents by any member of the Company Group, or the consummation of the transactions contemplated by this Agreement. Financial Statements; No Undisclosed Liabilities. (a) Section 3.5(a) of the Seller Disclosure Letter contains (i) the audited balance sheets of each of the Funds as of December 31, 2022, and the related audited statements of operations and changes in members’ equity for each of the Funds for the fiscal year then ended, (ii) the audited balance sheet of CMC as of December 31, 2022, and the related audited statements of operations, and changes in members’ equity for CMC for the fiscal year ended December 31, 2022, all certified by the approved statutory auditor of CMC (collectively referred to as “Audited Financial Statements”), (iii) the unaudited balance sheet of CMC as of December 31, 2023 (the “Balance Sheet Date”), and the related unaudited statements of operations, and changes in members’ equity for CMC for the twelve (12) months then-ended, (iv) the unaudited balance sheet of CIG as of December 31, 2022, and the related unaudited statements of operations and members’ equity for the twelve (12) months then-ended (such financial statements in clauses (iii) and (iv), the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements, including the footnotes thereto, have been prepared in accordance with GAAP, consistently applied with the Accounting Principles, except as otherwise described therein or on Section 3.5 of the Seller Disclosure Letter and, in the case of the Interim Financial Statements, subject to normal year-end adjustments (none of which would be, individually or in the aggregate, material to the Company Group and the Funds, taken as a whole) and the absence of disclosures normally made in footnotes. (b) The Financial Statements fairly present, in all material respects, the financial position of CMC and the Funds, respectively, as of the respective dates thereof, and the results of the operations, members’ equity and cash flows of CMC, and the Funds, respectively, for the respective periods then ended. (c) The calculation of the net asset value of the Funds and the underlying valuation of the assets of such Funds have been made in accordance with the respective constituent documents of the Funds and was consistent with applicable legal and regulatory standards. There has not been any material error made in the calculation of the net asset value of the Funds, or in the underlying valuation of the assets of such Funds that is material to the business of the Companies as a whole.

-20- (d) No member of the Company Group has any Liabilities, including of a type required to be reflected on a balance sheet prepared in accordance with GAAP, consistently applied with the Accounting Principles, whether primary or secondary, direct or indirect, absolute, accrued, contingent or otherwise, except for (i) Liabilities reflected on the face of the Financial Statements (and adequately reserved against), (ii) Liabilities incurred in the ordinary course of business since the Balance Sheet Date which are not material (none of which is a Liability for breach of contract, breach of warranty, tort, infringement, or violation of Law or Order) or not included in Closing Working Capital, and (iii) Liabilities constituting Company Transaction Expenses. (e) The accounts for the financial years of the Company Group since December 31, 2021 have been properly prepared in all material respects by the board of directors or board of managers of the respective Company Group (along with appropriate management and auditor reports relating to each of these accounts, as applicable), timely approved by the general meeting of shareholders and timely published in accordance with the Luxembourg Companies Law and all other applicable Laws, except as disclosed in Section 3.5(e) of the Seller Disclosure Letter. There is no action by the public prosecutor or other Governmental Entity on any account of the Company Group for the failure or alleged failure of the Company Group to comply with their corporate Law filing obligations. No member of the Company Group has been subject to any penalty for late filing and, to the Knowledge of Sellers, no member of the Company Group has received notice that it may be subject to any such penalty prior to the Closing Date. (f) The Company Group maintains (i) books and records that are accurate in all material respects and accurately reflect all material dealings and transactions in respect of the business, revenues, expenses, assets, liabilities and affairs of the Company Group and (ii) systems of internal controls designed to (A) provide reasonable assurance regarding the accurate recording of transactions in all material respects and (B) prevent or timely detect unauthorized transactions or activities that could have a material effect on the Company Group’s financial statements. (g) Since January 1, 2022, no member of the Company Group has been, and to the Knowledge of Sellers, no director or officer of any member of the Company Group has identified or has been, advised by any employee, auditor or accountant of any (i) material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company Group or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that any member of the Company Group has engaged in questionable accounting or auditing practices or (ii) fraud or allegation of fraud, whether or not material, by any member of the Company Group regarding the accounting or auditing practices, procedures, methodologies or methods of any member of the Company Group or its internal accounting controls. Absence of Certain Changes. Since the Balance Sheet Date, (a) except as permitted in this Agreement, each member of the Company Group has operated in the ordinary course of business and consistent with past practice in all material respects and (b) there has not been any event, circumstance, development, state of facts, occurrence, change or effect which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company Group (taken as a whole).

-21- Compliance with Laws and Constituent Documents. Each member of the Company Group is in compliance and has, at all times since December 31, 2019, complied, in each case, in all material respects, with any Laws applicable to such member of the Company Group as well as its respective constituent documents. No member of the Company Group has received from any Governmental Entity any warning letters, notice of investigation, notice of adverse finding or similar document that asserts a lack of compliance with any applicable Laws that have not been fully resolved to the satisfaction of the requesting Governmental Entity except as set forth on Section 3.7 of the Seller Disclosure Letter. There is no pending or, to the Knowledge of Sellers, threatened Action of any sort against any member of the Company Group with respect to any actual or alleged noncompliance with any applicable Laws except as set forth on Section 3.7 of the Seller Disclosure Letter. Permits. Each member of the Company Group possesses all material permits, approvals, licenses, authorizations, certificates, rights, identification numbers, exemptions, franchisees and other governmental authorizations of and from Governmental Entities (collectively, the “Permits”) that are necessary for the operation of the business of the Company Group as presently conducted, or that are necessary for the lawful ownership of their respective properties and assets. All such Permits have been obtained and maintained in accordance with all applicable Laws, are valid and have not lapsed, been canceled, terminated or withdrawn. Each member of the Company Group is in compliance with all such Permits in all material respects. No proceeding to modify, suspend, revoke, withdraw, terminate or otherwise limit any such Permit is pending, or, to the Knowledge of Sellers, threatened. Litigation. Since June 1, 2020, there have been no material Actions in respect of any member of the Company Group (including in respect of the Restructuring). There is no material Action pending, or, to the Knowledge of Sellers, threatened, against or affecting any member of the Company Group, or any of their respective properties, assets or rights except as set forth on Section 3.9 of the Seller Disclosure Letter. No member of the Company Group is subject to any Order that materially restricts the operation of the business, or the ownership or operation of the assets, of such member of the Company Group or which is or would reasonably be expected to be, individually or in the aggregate, material to the Company Group, taken as a whole. Employee Benefit Plans. (a) Section 3.10(a) of the Seller Disclosure Letter sets forth an accurate and complete list of each benefit or compensation plan, program, policy, or Contract, including employment, consulting, retirement, severance, notice period pay, retention, termination or change in control agreements, deferred compensation, commission, overtime compensation, benefits in kind, allowances, vacation, sick, equity-based, incentive, bonus, supplemental retirement, profit sharing, group insurance, medical, welfare, or fringe, benefits, whether or not in writing and whether or not funded, in each case, which is currently sponsored, maintained or contributed to, or required to be maintained or contributed to by any Company for the benefit of any current or former employee, director, or consultant of any Company, or with respect to which any potential Liability is borne by any Company (collectively, the “Employee Benefit Plans”). (b) With respect to each Employee Benefit Plan, Sellers’ Representative has made available to Purchaser, to the extent applicable, complete copies of (i) all documents

-22- embodying such Employee Benefit Plan, including all amendments thereto and all related trust documents, insurance contracts or other funding documents, (ii) written descriptions of any Employee Benefit Plans that are not set forth in a written document, (iii) the most recent summary plan description together with the summary or summaries of material modifications thereto and (iv) all material written correspondence to or from any Governmental Entity received within the last three (3) years with respect to any Employee Benefit Plan. (c) Each Employee Benefit Plan has been maintained, operated and administered in all material respects in compliance with its terms and any applicable Law. With respect to the Employee Benefit Plans, no event has occurred and there exists no condition or set of circumstances in connection with which any Company would reasonably be expected to be subject to any material Liabilities (other than for Liabilities with respect to routine benefit claims) under the terms of such Employee Benefit Plans or any applicable Law. Neither any Company nor, to the Knowledge of Sellers, any other Person has made any binding commitment to modify, change or terminate any Employee Benefit Plan except as may be required under applicable Law or the existing terms of an Employee Benefit Plan and there has been no amendment to, or written interpretation or announcement by any Company regarding any Employee Benefit Plan that would increase the expense of maintaining such Employee Benefit Plan above the level or expense incurred with respect to that plan for the most recently completed fiscal year, except as may be required under applicable Law, the terms of such Employee Benefit Plan or in the ordinary course of maintaining and administering such Employee Benefit Plan. (d) No suit, administrative proceeding or action has been brought, or is threatened in a written communication with any Company, against or with respect to any Employee Benefit Plan, including any audit or inquiry by any Governmental Entity (other than routine claims for benefits arising under such plans). (e) Except as required by applicable Law, no Employee Benefit Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person, and no Company has any obligation to provide such benefits. To the extent that any Company sponsors any such plan, such Company has reserved the right to amend, terminate or modify at any time all plans or arrangements providing for retiree health or medical or life insurance coverage. (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in combination with another event, (i) entitle any employee, director, officer or independent contractor of any member of the Company Group to severance pay or any material increase in severance pay, (ii) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such employee, director, officer or independent contractor, (iii) directly or indirectly cause any member of the Company Group to transfer or set aside any assets to fund any material benefits under any Employee Benefit Plan, (iv) otherwise give rise to any material liability under any Employee Benefit Plan, (v) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Employee Benefit Plan on or following the Closing Date or (vi) require a “gross-up,” indemnification for, or payment to any individual for any taxes imposed under any applicable Law with respect to any compensation or benefits payable under any Employee Benefit Plan. Labor Matters.

-23- (a) Section 3.11(a) of the Seller Disclosure Letter sets forth, with respect to each current employee of any member of the Company Group, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, including disability, family or other leave, sick leave or on layoff status subject to recall, (i) the name of such employee and the date as of which such employee was originally hired by a member of the Company Group, and whether the employee is on an active or inactive status, (ii) such employee’s title, (iii) such employee’s annualized compensation as of the date of this Agreement, including base salary, bonus and commission potential, (iv) whether such employee is not fully available to perform work because of a qualified disability or other leave and, if applicable, the type of leave (e.g., disability, internal redeployment, therapeutically return to work, workers compensation, family or other leave protected by applicable Law) and the anticipated date of return to full service, (v) whether such employee is employed by a member of the Company Group, and the name of such member of the Company Group, (vi) the facility to which such employee is assigned to report, and (vii) any governmental authorization, permit or license that is held by such employee and that is used in connection with the business of the members of the Company Group. (b) No member of the Company Group is a party to, bound by, or negotiating any collective bargaining agreement or other agreement with an employee representative body, a labor union or other labor organization. No employees of any member of the Company Group are represented by any labor union or other labor organization. There are no pending or, to the Knowledge of Sellers, threatened, and, since December 31, 2019, there have been no, labor strikes, organized work stoppages, pickets, slowdowns, stoppages, grievances, collective labor disputes or lockouts in effect or, to the Knowledge of Sellers, threatened against any member of the Company Group. There are no activities or proceedings of any labor union or other labor organization to organize any employees of any member of the Company Group and no demand for recognition or certification as the exclusive bargaining representative of any employees has been made by or on behalf of any labor union or other labor organization. Each member of the Company Group is not engaged in and, since December 31, 2019, has not engaged in, any unfair labor practice that has resulted or would reasonably be expected to result, individually or in the aggregate, in any material Liability to the Company Group, taken as a whole. There is no unfair labor practice charge against any member of the Company Group pending or, to the Knowledge of Sellers, threatened before the National Labor Relations Board or any similar labor relations authority that has resulted, or would reasonably be expected to result, individually or in the aggregate, in any material liability to the Company Group, taken as a whole. (c) Each member of the Company Group is, and, since December 31, 2019, has been, in compliance in all material respects with all applicable Laws and Orders respecting labor, employment, collective employment laws (including employee representative rules and regulation), fair employment practices (including equal employment opportunity non- discrimination and anti-harassment laws), terms and conditions of employment, termination of employment, classification of any person or employee who has performed services for any member of the Company Group (including senior executives, external consultants, fixed term and interim workers classifications), workers’ compensation, occupational safety and health, immigration, affirmative action, employee and data privacy, plant closings, and wages and hours (including working time laws and regulations and applicable compensation). There is no pending or, to the Knowledge of Sellers, threatened charge, complaint, arbitration, audit or investigation brought by or on behalf of, or otherwise involving, any current or former employee, any person alleged to be

-24- a current or former employee, any applicant for employment, or any class of the foregoing, or any Governmental Entity, that involve the labor or employment relations, whether individual or collective matters, and practices of any member of the Company Group that has resulted, or would reasonably be expected to result, individually or in the aggregate, in any material liability to the Company Group, taken as a whole. (d) All material payments due from each member of the Company Group on account of any wages, salaries, commissions, bonuses or other direct compensation or benefits for any services performed for such member of the Company Group, and employee health and welfare insurance and other benefits as well as any relevant social security charges, taxes and other duties resulting thereof, have been paid or properly accrued or provisioned as a liability on the books of such member of the Company Group. Tax Matters. (a) Tax Returns. Each member of the Company Group has timely filed or caused to be timely filed, or shall timely file or cause to be timely filed, all income and other material Returns that are required to be filed by, or with respect to, the members of the Company Group (taking into account any applicable extension of time within which to file). Such Returns are true, correct and complete in all material respects. (b) Payment of Taxes. All material Taxes and material Tax liabilities of the members of the Company Group that are due and payable by or with respect to the income, assets or operations of the members of the Company Group on or prior to the Closing Date have been timely paid in full. All Taxes incurred but not yet due and payable have been accrued on the books and records of the members of the Company Group in accordance with GAAP and any such accrued Taxes for periods covered by Financial Statements have been adequately disclosed on the Financial Statements. (c) Other Tax Matters. (i) No member of the Company Group is currently or has been the subject of an audit or other examination (that in each case has not been closed or fully resolved with any assessments or other amounts owed having been fully settled) relating to the payment of a material amount of Taxes of any member of the Company Group by the Tax authorities of any nation, state or locality (and no such audit is pending or, to the Knowledge of Sellers, contemplated) nor has any member of the Company Group received any written notices from any Tax Authority that such an audit or examination is pending or relating to any issue which would reasonably be expected to affect the Tax liability of any member of the Company Group. (ii) No member of the Company Group (A) has entered into an agreement or waiver or has been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of a material amount of Taxes of any member of the Company Group that has not expired, (B) is presently contesting any material Tax liability of any member of the Company Group before any Governmental Entity or (C) has filed any amended Return extending any statute of limitations relating to the payment or collection of any Taxes which extension has not yet expired.

-25- (iii) No member of the Company Group has been included in any “consolidated”, “unitary” or “combined” Return provided for under the Law of the United States, any non-U.S. jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired. (iv) All material Taxes that the members of the Company Group are (or were) required by Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member or other Person have (A) been duly withheld or collected and (B) been timely paid over to the proper authorities to the extent due and payable. (v) Each member of the Company Group has properly (i) collected and remitted all material sales, use, valued added and similar Taxes in accordance with applicable Law and (ii) for all material sales, leases or provision of services that are exempt from sales, use, valued added and similar Taxes, to a material extent, and that were made without charging or remitting sales, use, valued added or similar Taxes, received and retained any appropriate Tax exemption certificates and other documentation qualifying such sale, lease or provision of services as exempt. (vi) No written claim has been made in the past three (3) years by any Tax Authority in a jurisdiction where any member of the Company Group does not file Returns that any member of the Company Group may be required to file Returns in such jurisdiction or may be subject to taxation by that jurisdiction, and, no member of the Company Group has received any written notices from any Tax Authority in the past three (3) years that such member shall be treated for Tax purposes as having a permanent establishment in any jurisdiction outside its jurisdiction of incorporation. (vii) There are no material Liens for Taxes upon any member of the Company Group or any assets of any member of the Company Group other than for Taxes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings. (viii) No member of the Company Group is a party to or bound by (A) any agreement with a Tax Authority or (B) any obligation under any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement (other than, in each case, as part of any Commercial Tax Agreement). (ix) The Sellers’ Representative has delivered or made available to Purchaser true and complete copies, including all amendments thereto, of each of the Returns for any income Taxes filed on behalf of each member of the Company Group since December 31, 2018. (x) No member of the Company Group has engaged in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b). (xi) Except for the specific case of the Informal Contribution, no member of the Company Group will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof)

-26- ending after the Closing Date as a result of any of the following that occurred or exists on or prior to the Closing Date: (A) an installment sale or open transaction; (B) a prepaid amount; or (C) a change in the accounting method of any member of the Company Group or any improper accounting method previously used by any member of the Company Group. (xii) Each Company Group member is in compliance in all material respects with the terms and conditions of any applicable Tax exemption, Tax holiday or other Tax reduction agreement or order with/of a Tax Authority, and, to the Knowledge of Sellers, the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday or other Tax reduction agreement or order. (xiii) None of the Companies has made a tax election for U.S. federal income tax purposes to be classified as either a partnership, disregarded entity, or a corporation. Notwithstanding anything to the contrary in this Section 3.12, no representation or warranty in this Section 3.12 other than Sections 3.12(c)(iii), (viii), (xi) and (xii) shall apply to, or give rise to any claim under this Agreement for any Loss in respect of, any Taxes attributable to any Tax period (or portion thereof) beginning after the Closing Date (including any claim regarding the existence, amount or expiration date of, or limitations on the post-Closing use or availability of, any Tax attribute (including methods or accounting or tax basis) of any Company and any claim regarding the continued validity and effectiveness of any Tax exemption, Tax holiday or other Tax reduction agreement or order). Intellectual Property, IT, and Data Protection. (a) Section 3.13(a) of the Seller Disclosure Letter sets forth a complete and accurate list of all of the following categories of Owned IP, (i) registrations and pending applications for registration of patents, copyrights, authors’ rights (economic and moral rights), trademarks and domain names; (ii) material unregistered trademarks; and (iii) Proprietary Software. A member of the Company Group exclusively owns, free and clear of all Liens (other than Permitted Liens), all Owned IP and has a valid or enforceable license or other right to use all other Intellectual Property and material IT Assets used in or necessary for the conduct of the respective businesses of the Company Group, and such rights will not be adversely affected by the consummation of the transactions contemplated by this Agreement and the Company Documents. All Owned IP required to be set forth on Section 3.13(a)(i) of the Seller Disclosure Letter is valid, enforceable and subsisting. (b) Section 3.13(b) of the Seller Disclosure Letter sets forth a complete and accurate list of all Contracts under which a member of the Company Group grants or receives any rights that involve Intellectual Property and that are material to the operation of the business of the Company Group (the “IP Licenses”) (other than (i) non-exclusive licenses implied by the sale of a product and (ii) licenses of commercially available, unmodified, off-the-shelf software licensed pursuant to click-through, click-wrap, or standard terms and conditions for less than $50,000 annually or in the aggregate).

-27- (c) The members of the Company Group have taken all necessary and otherwise reasonable steps consistent with applicable legal and regulatory standards and customary industry best practices to protect and preserve the confidentiality of all material trade secrets held by or for the respective businesses of the members of the Company Group and all use by or disclosure to any Person of such trade secrets has been pursuant to the terms of a valid, written confidentiality agreement with such Person that is legally enforceable by the members of the Company Group. (d) The members of the Company Group and the conduct of their respective businesses have not infringed, misappropriated, or otherwise violated and, to the Knowledge of Sellers, do not infringe, misappropriate, or otherwise violate any Intellectual Property rights of any Person. There are no pending, or to the Knowledge of Sellers, threatened, Actions, (i) alleging any such infringement, misappropriation or other violation, or (ii) challenging the use, ownership, validity or enforceability of any Owned IP and no member of the Company Group knows of any valid basis therefor, or (iii) alleging a breach of any Data Security Requirements. (e) To the Knowledge of Sellers, no Person is infringing, misappropriating, or otherwise violating the Owned IP and members of the Company Group have not made any claim alleging the foregoing, which claim is still pending. (f) Each of the members of the Company Group has taken commercially reasonable steps to safeguard the internal and external integrity of the Company IT Assets and the data thereon. The Company IT Assets (i) constitute all IT Assets used in and necessary for the operation of the respective businesses of the members of the Company Group, (ii) operate and perform in material conformance with their documentation; (iii) operate and perform in all material respects as currently required and as currently contemplated to be required to conduct and operate the respective businesses of the members of the Company Group; (iv) are free from any material software defect; (v) have been maintained in all material respects in accordance with the Company’s internal standards as well as any applicable warranties or other user instructions from suppliers; and (vi) to the Knowledge of Sellers, do not contain any “time bombs,” “Trojan horses,” “back doors,” “trap doors,” worms, viruses, spyware, keylogger software, or other faults or malicious code or damaging devices. In the last three (3) years, there has not been any material malfunction, failure, breach or intrusion with respect to any of the Company IT Assets that has not been remedied in a commercially reasonable manner. The members of the Company Group have implemented backup, anti-virus, security and disaster recovery technology, policies and procedures consistent with applicable legal and regulatory standards and customary industry practices. The members of the Company Group and the conduct of their respective businesses are and have been in compliance in all material respects with all Data Security Requirements including regarding the processing and retention of special categories of personal data (such as health data) and excerpts of criminal records, and the implementation of monitoring measures and automated decision-making, including profiling. In particular, the members of the Company Group warrant that (i) all the underlying policyholders authorized the collection and processing of their health and medical data as carried out by the members of the Company Group for their business; (ii) all such consent forms signed by the underlying policyholders data are based on a similar template and (iii) all such consent forms are compliant under the General Data Protection Regulation and allow the members of the Company Group to perform their business. The members of the Company Group have in place appropriate data protection policies and processing agreements and have maintained appropriate procedures, including appropriate technical and organizational

-28- measures, for ensuring the security of personal data in accordance with the General Data Protection Regulation. No written notice or other written claim, dispute or allegation has been received by the members of the Company Group from any competent national data protection authority or from data subjects. Broker’s or Finder’s Fees. Except as set forth in Section 3.14 of the Seller Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or similar commission or compensation in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any member of the Company Group or the Funds. Material Contracts. (a) Section 3.15 of the Seller Disclosure Letter sets forth an accurate and complete list as of the date hereof of the following Contracts (each such Contract required to be thus set forth, including any amendment thereto, a “Material Contract”) to which any member of the Company Group is a party or by which any of them are bound: (i) all Contracts that contain restrictions with respect to payment of dividends or any other distribution in respect of the capital stock or other equity interests of any member of the Company Group; (ii) all Contracts relating to capital expenditures or other purchases of material, supplies, equipment or other assets or properties or services (other than purchase orders for inventory or supplies in the ordinary course of business) in excess of one hundred thousand dollars ($100,000) individually, or five hundred thousand dollars ($500,000) in the aggregate; (iii) all Contracts involving a loan (other than accounts receivable owing from trade debtors in the ordinary course of business) or advance to (other than travel and entertainment advances to the employees of the Company Group extended in the ordinary course of business), or investment in, any Person or any Contract relating to the making of any such loan, advance or investment, including for the avoidance of doubt any loan or advance made by CMC to any officers, directors, managers or employees of any member of the Company Group; (iv) all Contracts involving Indebtedness of any member of the Company Group or granting or evidencing a Lien on any property or asset of any member of the Company Group, other than a Permitted Lien; (v) all Contracts under which any Person (other than a member of the Company Group) has directly or indirectly guaranteed Indebtedness of any member of the Company Group; (vi) any sponsorship or marketing Contract, or any management service, central administration services, depositary services, custodian services, consulting, financial advisory of the Funds, any type of agreement relating to the marketing of the Funds (including business introducer, distribution, fee sharing, placement agreement, nominee,

-29- platform, commercial, third party marketer or sales agreements) or any other similar type Contract and all Contracts with investment or commercial banks; (vii) all Contracts limiting the ability of any member of the Company Group to engage in any line of business or to compete with any Person in any geographical area or to solicit or engage the services (by employment or otherwise) of any Person; (viii) all Contracts (other than this Agreement and any Company Document) with (A) any Seller or any Affiliate of any Seller (other than any Company or the Funds) or (B) any current or former officer or director of any member of the Company Group or any Seller or any of their respective Affiliates, other than Contracts providing such Person with compensation or benefits for such Person’s services in the ordinary course of business or under any Employee Benefit Plan (each such Contract, an “Affiliate Contract”); (ix) all Contracts (including letters of intent) (A) involving the future disposition or acquisition of assets or properties involving consideration of more than five hundred thousand dollars ($500,000) individually or one million dollars ($1,000,000) in the aggregate, or any merger, consolidation or similar business combination transaction, whether or not enforceable, or (B) relating to the acquisition by any member of the Company Group of any operating business or the capital stock or other equity interests of any other Person pursuant to which any member of the Company Group has continuing obligations as of the date hereof; (x) all Contracts involving any joint venture, partnership, strategic alliance, shareholders’ agreement, co-marketing, co-promotion, co-packaging, joint development or similar arrangement; (xi) all Contracts involving any resolution or settlement of any actual or threatened Action entered into since December 31, 2021, or any other such Contract to the extent containing ongoing material liabilities or obligations of the Company Group; (xii) all Contracts related primarily to obligations of confidentiality imposed on any member of the Company Group and any standstill or similar arrangement; (xiii) all employment, consulting or engagement agreements pursuant to which an employee, consultant or contractor received an annual salary in excess of fifty thousand dollar ($50,000); (xiv) all Contracts requiring severance payments or payments upon a change-in- control; (xv) all Government Contracts; (xvi) all (A) Contracts with customers involving payments to the Company Group in excess of one hundred thousand dollars ($100,000) and (B) each Contract with a Top Supplier;

-30- (xvii) all Contracts (A) that are IP Licenses (other than (i) non-exclusive licenses implied by the sale of a product and (ii) license of commercially available, unmodified, off-the-shelf software licensed pursuant to click-through, click-wrap, or standard terms and conditions for less than ten thousand dollars ($10,000) annually or in the aggregate), (B) relating to any material Company IT Assets, or (C) that require any member of the Company Group to indemnify any other Person against any claim, proceeding, action or charge of infringement, misappropriation or violation of any Intellectual Property; (xviii) all Contracts of the Company Group involving annual aggregate consideration in excess of one hundred thousand dollars ($100,000) or requiring performance by any party more than one year from the date hereof, other than any such Contract that may be canceled by the member of the Company Group party thereto without penalty with less than ninety (90) days’ notice; and (xix) all hedging or derivative Contracts pursuant to which any member of the Company Group has agreed to provide “most favored nation” pricing or other similar terms and conditions to any Person. (b) Each Material Contract has not been terminated and is the legal, valid and binding obligation of the member of the Company Group party thereto and, to the Knowledge of Sellers, each of the other parties thereto, enforceable by and against the relevant member of the Company Group in accordance with the terms thereof, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or the implied covenant of good faith and fair dealing. There exists no material default or event of default, nor any event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default or event of default thereunder with respect to any Material Contract. To the Knowledge of Sellers, all of the covenants to be performed by any other party to any Material Contract have been fully performed in all material respects. Each Company has delivered or made available to Purchaser complete copies of each Material Contract. Environmental Matters. (a) Each Company has delivered to Purchaser complete copies of all material reports, studies, analyses, tests, or monitoring possessed by or under the control of any Seller, any member of the Company Group or any of their predecessors pertaining to Hazardous Materials in, on, or under any real property or facility at any time owned, leased, used or operated by any member of the Company Group or predecessors of any member of the Company Group to the Knowledge of Sellers, or concerning compliance by any member of the Company Group, or any other Person for whose conduct any of the foregoing is or may be held responsible, with Environmental Laws. (b) Each member of the Company Group currently is, and, since December 31, 2019, has been, in compliance in all material respects with all applicable Environmental Laws.

-31- (c) There are no Actions by any Governmental Entity or other Person pending, or to the Knowledge of Sellers, threatened against any member of the Company Group under any Environmental Law. Real Property. (a) No member of the Company Group owns any real property in whole or in part. (b) Section 3.17(b) of the Seller Disclosure Letter contains a complete list as of the date hereof of all leases of real property (including all amendments and modifications thereto and guarantees thereof, collectively, the “Real Property Leases”) to which any member of the Company Group is a party (as lessee, sublessee, sublessor or lessor) (the “Leased Real Property”) and sets forth the role of the member of the Company Group party thereto and the street address of such Leased Real Property. Each Real Property Lease has not been terminated and is the legal, valid and binding obligation of the member of the Company Group party thereto and each of the other parties thereto, enforceable by and against the relevant member of the Company Group in accordance with the terms thereof, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or the implied covenant of good faith and fair dealing. Complete copies of such Real Property Leases have been delivered or made available to Purchaser. To the Knowledge of Sellers, all of the covenants to be performed by any other party under any such Real Property Lease have been fully performed in all material respects by such Person. Except as set forth on Section 3.17(b) of the Seller Disclosure Letter, no member of the Company Group has entered into any contract or agreement (i) to sublease or which grants an option or other right to any third party to sublease any of the Leased Real Property or (ii) to lease or sublease, or which grants an option to lease or sublease, in each case as lessee or sublessee, as applicable, any real property from a third party. (c) With respect to each Real Property Lease pursuant to which a member of the Company Group is a lessor or sublessor: all material amounts of rents and additional rents due on each such Real Property Lease have been paid, and in each case, the lessee or sublessee has been in peaceable possession since the commencement of the original term of such Real Property Lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee’s or sublessee’s obligations thereunder has been granted by any member of the Company Group, and there exists no default or event, occurrence, condition or act (including the transactions contemplated hereunder) in respect of or on the part of any member of the Company Group which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default or event of default under any such Real Property Lease. (d) With respect to each Real Property Lease pursuant to which any member of the Company Group is a lessee or sublessee: such member of the Company Group has valid leasehold interests in all Leased Real Property described in each Real Property Lease, free and clear of any and all Liens, except for Permitted Liens, and in each case, such member of the Company Group has been in peaceable possession since the commencement of the original term of such Real Property Lease and is not in default thereunder and there exists no default or event, occurrence, condition or act (including the transactions contemplated hereunder) in respect of or

-32- on the part of any member of the Company Group which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a material default or event of default under any such Real Property Lease No condemnation proceeding is pending or, to the Knowledge of Sellers, threatened in writing by any Governmental Entity which would preclude or impair the use of any such Leased Real Property by any member of the Company Group for the purposes for which it is currently used. Interests in Clients, Suppliers, Etc.; Affiliate Transactions. Except as set forth on Section 3.18 of the Seller Disclosure Letter, (a) there are no Contracts or Liabilities relating to the business of the Company Group between any member of the Company Group or the Funds, on the one hand, and any Seller or any of their respective Affiliates (other than any member of the Company Group and the Funds), on the other hand, and (b) none of Sellers, their respective Affiliates (other than any Company and the Funds) or any of the directors or officers of Sellers or their respective Affiliates or of the members of the Company Group possesses, directly or indirectly, any ownership or financial interest in, or holds a position as a director, officer or employee of, any Person, which is a client, supplier, customer, lessor, lessee, or competitor or potential competitor of any member of the Company Group. Except as set forth on Section 3.18 of the Seller Disclosure Letter, no Seller or any Affiliate thereof, and no officer, director or employee of any member of the Company Group or of any Seller or any Affiliate of any Seller owns any material assets, properties or rights, tangible or intangible, used in the business of the Company Group. Except as set forth on Section 3.18 of the Seller Disclosure Letter, no officer, directors or employees of any member of the Company Group (a) owes any Indebtedness to (including for the avoidance of doubt, any advance made by any member of the Company Group to any officer, directors or employees in relation to compensation or benefits arrangements) or is owed any Indebtedness from, any member of the Company Group (other than routine advances of business expenses issued in the ordinary course of business) or any Seller or any Affiliate of a Seller or (b) is a party to any Contract or transaction with any member of the Company Group (other than employment, compensation or benefits arrangements) or any Seller or any Affiliate of a Seller. Suppliers and Customers; Investors. Section 3.19 of the Seller Disclosure Letter sets forth (a) the ten (10) customers, from whom the Company Group has received the greatest amount of revenues during the 2023 calendar year (such customers, the “Top Customers”), (b) the ten (10) largest suppliers to whom the Company Group made the greatest amount of payments during the 2023 calendar year (such suppliers, the “Top Suppliers”) and (c) the ten (10) investors by net asset value of the units set by such investor during the 2023 calendar year (the “Top Investors”). Except as set forth on Section 3.19 of the Seller Disclosure Letter, since January 1, 2024, (a) no Top Customer or Top Supplier has canceled or terminated, or has notified any member of the Company Group in writing that it intends to cancel or terminate, its relationship with any member of the Company Group, or to the Knowledge of Sellers has threatened to cancel or otherwise terminate, its relationship with any member of the Company Group (b) between the Balance Sheet Date and the date hereof, no member of the Company Group has received any written notice that any Top Customer or Top Supplier intends to cancel or otherwise materially and adversely modify its relationship with the Company Group or limit its services, supplies or materials to the Company Group, or its usage or purchase of the services and products of the Company Group; provided, that no representation is being made as to the intentions or actual actions of any Top Customer, Top Supplier or Top Investor as a result of the transactions

-33- contemplated hereby, including the negotiation, execution, announcement or pendency of this Agreement. Title to Personal Property. A member of the Company Group has good and valid title or, in the case of leased assets, a valid leasehold interest, free and clear of all Liens, except for Permitted Liens, to all of the material tangible and intangible personal property and assets reflected in the Financial Statements or thereafter acquired, except for properties and assets disposed of in the ordinary course of business, consistent with past practice, since the Balance Sheet Date. The Company Group owns or has the exclusive right to use all of the tangible personal properties and assets necessary for the conduct of their business as currently conducted. Except as has not had or would not reasonably be expected to have a Material Adverse Effect on the Company Group, all of the tangible personal property used in the business of the Company Group is in good operating condition, ordinary wear and tear excepted, and is adequate and suitable for the purposes for which it is presently being used. No other Person possesses, or has the right to use, any tangible or intangible personal property owned or leased by any member of the Company Group. Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions Laws. (a) None of the members of the Company Group, their respective directors, officers, employees, agents and equityholders and Persons acting on their behalf: (i) has made any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) has made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee; (iii) has made or taken any action to further or facilitate any offer, payment, gift, promise to pay, or any offer, gift or promise of anything else of value, directly or indirectly, to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, or any other party in order to obtain, retain or direct business or obtain any improper or undue advantage in violation of Anti-Corruption Laws; and (iv) is aware of or has taken or failed to take any action, directly or indirectly, that would result in a violation of any provision of the Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions Laws. (b) The members of the Company Group have instituted and maintain policies and procedures designed to ensure compliance by the members of the Company Group, and their respective directors, officers, employees and agents, with Anti-Corruption Laws. (c) The members of the Company Group are conducting, and in the period of three (3) years prior to the date of this Agreement have conducted, their business in material compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions Laws. No members of the Company Group, their respective directors, officers, employees, agents and affiliates and Persons acting on their behalf, have engaged in any activity or conduct over the last three (3) years that has resulted or would reasonably be expected to result in an actual, suspected or alleged breach of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions Laws. (d) Except as set forth in Section 3.21(d) of the Seller Disclosure Letter, to the Knowledge of Sellers none of the members of the Company Group, nor any of their respective predecessors has undergone or is undergoing, any audit, review, inspection, investigation, survey

-34- or examination by a Governmental Entity relating to Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions Laws. To the Knowledge of Sellers, there are no threatened Actions, nor presently existing facts or circumstances that would constitute a reasonable basis for any future Actions, with respect to the Anti-Corruption Laws by any member of the Company Group or predecessors of any member of the Company Group. (e) None of the members of the Company Group, their respective owners, directors, officers, employees, agents and Affiliates and Persons acting on their behalf, is subject to any economic sanction, or is otherwise designated under the Sanctions Laws, or is located or established in, or operates from a country or territory designated under the Sanctions Laws, and does not and will not make any transaction or engage in business activities with or for the benefit of, and is not and will not use any amount payable under this Agreement for the purposes of financing the activities of, any person and country that are subject to economic sanctions, or is otherwise designated under the Sanctions Laws. (f) None of the members of the Company Group, or their respective directors, officers, employees, agents and Affiliates and Persons acting on their behalf, has, during the past three (3) years, engaged in any relationship, or has currently any relationship in the course of their respective business with any Persons that are subject to any economic sanction, or are otherwise designated under the Sanctions Laws, or are located or established in, or operate from a country or territory designated under the Sanctions Laws, nor does the Company Group anticipate having such relationships. Insurance. Set forth on Section 3.22 of the Seller Disclosure Letter is a complete list as of the date hereof of all insurance policies which cover the Company Group or their businesses, properties, assets or employees (including self-insurance), including any and all E&O and cybersecurity insurance policies, copies of which have been made available to Purchaser. Each such policy has not been terminated and is the legal, valid and binding obligation of the member of the Company Group party thereto and, to the Knowledge of Sellers, each of the other parties thereto, enforceable by and against the relevant member of the Company Group in accordance with the terms thereof, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or the implied covenant of good faith and fair dealing with respect to each such policy. All premiums on such policies have been timely paid in accordance with the terms for such policy, and the Company Group is otherwise in material compliance with the terms and provisions of such policy. The Company Group has not received either a written notice of, or a written notice that would reasonably be expected to be followed by a written notice of, cancellation or non-renewal of, any such policy. Section 3.22 of the Seller Disclosure Letter sets forth a complete list as of the date hereof of all pending claims and the claims history of the Company Group for the past four (4) years, including with respect to insurance obtained but not currently maintained. Sufficiency of Assets. The tangible and intangible personal property owned or leased by the Company Group, together with all Owned Real Property, Leased Real Property, all owned, leased or licensed Intellectual Property of the Company Group, and all other assets and rights (including rights under Contracts) of the Company Group, are sufficient in all material

-35- respects for the operation of the business of the Company Group as currently conducted as of the date hereof. Each material item of equipment, motor vehicle and other asset that the Company Group has possession of pursuant to a Contract is in such condition that, upon its return to its lessor or owner under the applicable lease or Contract, the obligations of any member of the Company Group to such lessor or owner will have been discharged in full. No Operations. CIG was formed solely for the purpose of holding a general partnership interest in CMC and has not made any other investment or otherwise engaged in any other activities or conducted any business or operations not related to the foregoing. CIG has never had any assets, Liabilities, employees or operations other than indirectly as a result of its general partnership interest in CMC. Life Insurance Policies. Section 3.25 of the Seller Disclosure Letter sets forth a complete list of all of the life insurance policies invested in by the Company Group and the Funds (the “Life Insurance Policies”), and the Company Group has made available to Purchaser a complete copy of each Life Insurance Policy in effect as of the date hereof. Each Life Insurance Policy is in full force and effect, and there is no existing default or event that, with the giving of notice or lapse of time or both, would constitute a default by any party thereunder. All premiums due under the Life Insurance Policies on or prior to the date hereof have been paid. All Life Insurance Policies have been acquired and maintained and where relevant, disposed of, in accordance with the private placement memorandum of the applicable Fund. HSR. (a) The Company Group’s annual net sales in or into United States did not exceed $119.5 million under the HSR Act and its implementing regulations, including under 16 C.F.R. § 802.4, 16 C.F.R. § 802.50, or 16 C.F.R. § 802.51.The Company does not have any assets located in the United States under the HSR Act and its implementing regulations, including under 16 C.F.R. § 802.4, 16 C.F.R. § 802.50, or 16 C.F.R. § 802.51. Regulatory. (a) CMC has obtained all Permits required for carrying on its business in the places and in the manner in which it is carried on at the date of this Agreement and in accordance with applicable Laws. (b) CMC has in place policies and procedures and reporting rules in line with the AIFM Rules and, since December 31, 2017 has complied in all material respects with these policies and procedures and reporting rules. (c) CMC (as the case may be through CIG) acts, and, since December 31, 2017, has acted, in compliance in all material respects with the AIFM Rules, including rules relating to remuneration, pricing and undue costs, conflict of interests, complaints handling, own funds, net asset value calculation, granting of loans, marketing and distribution, delegation, outsourcing and oversight, valuation, liquidity management, risk management and transparency to investors.

-36- (d) Any contravention of the AIFM Rules which has been identified in writing to or by any Governmental Entity or by the Companies themselves has been remedied in all material respects. (e) Except as set forth in Section 3.27(e) of the Seller Disclosure Letter, none of the Companies have, since December 31, 2017, and up to the date of this Agreement, received any written notice from any Governmental Entity with respect to a material violation, failure or both to comply with applicable Law. (f) As of the date of this Agreement, there is no Action pending or, to the Knowledge of Sellers, threatened against any of the Companies or against the Sellers which has had or would reasonably be expected to have a Material Adverse Effect. (g) All written correspondences (other than routine reporting correspondences) between CMC (as the case may be acting through CIG) and the CSSF within the three (3) year period prior to the date of this Agreement has been disclosed in the data room used for the due diligence. (h) Section 3.27 of the Seller Disclosure Letter sets forth a complete list of all side letters signed by investors of the Funds. Restructuring Matters. (a) Section 3.28 of the Seller Disclosure Letter contains a description of all restructuring steps (i.e., without limitation, any split, redemption, contribution in kind or liquidation) involving any members of the Company Group (the “Restructuring”). (b) Each member of the Company Group involved in the Restructuring had full power, legal right, authority and capacity to take any actions to perform the Restructuring. All steps of the Restructuring have been duly approved and performed in full compliance with the constituent documents and applicable Laws and ensuring equal treatment of shareholders and investors. All corporate authorizations in relation with the Restructuring were taken in the best corporate interest of the members of the Company Group and none of their directors or managers were conflicted in accordance with the applicable Laws when taking decision on behalf of the member of the Company Group. (c) There has not been any material error made in the calculation of the net assets value of the Funds, or in the underlying valuation of the assets of such Funds, as part of the Restructuring. The Company has allocated the assets between the different Funds and compartments resulting from the Restructuring with the required diligence and in compliance with AIFM Rules. Restructuring Agreements. Each Restructuring Agreement has been duly authorized and executed by the parties thereto and has not been amended, varied or terminated since the time at which it became effective. The Restructuring SPA constitutes, and at the Closing will constitute, the legal, valid and binding obligation of the parties thereto, enforceable by the Seller parties thereto against Phil Neuman in accordance with its terms.

-37- Exclusivity of Representations. The representations and warranties made by Sellers in this Article III and Article IV (as qualified by the Seller Disclosure Letter) and the representations and warranties in the Seller Documents are the exclusive representations and warranties made by Sellers, any member of the Company Group, any Branch or any Fund with respect to the Sellers, any member of the Company Group, any Branch, any Fund, or any of their respective business and assets, and the transactions contemplated hereby and by the Seller Documents. Each Seller hereby disclaims any other express or implied representations or warranties made by any Person with respect thereto. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF EACH SELLER AS TO ITSELF Except for Section 4.8, which representation and warranty is being given solely by CMC SPV, Pillo Obligor and Timmo Mol, jointly and severally, each Seller, solely for itself, severally and not jointly with any other Seller, hereby represents and warrants to Purchaser as follows: Organization; Capacity; and Authority. Such Seller is duly organized, validly existing and in good standing (or the equivalent thereof) under the Laws of the jurisdiction in which it is organized and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Such Seller has full power, legal right, authority and capacity and has taken all organizational action necessary to execute and deliver this Agreement and the Seller Documents to which it is party, to perform and carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Seller Documents to which it is party, the consummation by such Seller of the transactions contemplated hereby and thereby and the performance of its obligations hereunder and thereunder have been duly authorized and approved by all necessary action by such Seller. This Agreement and the Seller Documents have been duly executed and delivered by such Seller and, assuming that this Agreement and the Purchaser Documents (as applicable) constitute valid and binding obligations of Purchaser, enforceable against such Seller in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally, and by general equitable principles (whether considered in a proceeding in equity or at law) or the implied covenant of good faith and fair dealing. Noncontravention. The execution and delivery of this Agreement and the Seller Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with any of the provisions of the constituent documents, organizational documents, certificate of formation, the operating agreement or equivalent charter documents of such Seller, in each case as amended to the date of this Agreement, (ii) require the consent, notice or other action by any Person under, conflict with or result in a breach of, or constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation or acceleration of rights, obligations or performance required by any of the terms, conditions or any provision of, any Contract or other instrument to which such Seller is a party or by which such Seller or any of its properties or assets are bound, or (iii) subject to (A) the applicable requirements of the HSR Act and the AIFM Rules

-38- and any other applicable Antitrust Laws and (B) subject to receipt of the consents, approvals, authorizations, declarations, filings and notices referred to on Section 4.3 of the Seller Disclosure Letter, result in a violation or breach of any provision of any Law or any Order applicable to such Seller or by which any of such Seller’s properties or assets are bound, except, in the case of clauses (ii) and (iii) above, for such conflicts, breaches, defaults, consents, approvals, authorizations, declarations, filings or notices which have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Seller to consummate the transaction contemplated by this Agreement. Consents and Approvals. Assuming all filings required by the HSR Act and CSSF are made and any waiting periods thereunder have been terminated or expired, except as set forth on Section 4.3 of the Seller Disclosure Letter, no consent, waiver or approval of or filing or registration with or any notification to any Governmental Entity or any other Person, must be obtained or made in connection with the execution and delivery of this Agreement or the Seller Documents by such Seller or the consummation of the transactions contemplated by this Agreement. Broker’s or Finder’s Fee. No agent, broker, Person or firm acting on behalf of such Seller is or shall be entitled to any fee, commission or broker’s or finder’s fees in connection with this Agreement or any of the transactions contemplated hereby from any of the other parties hereto or from any Affiliate of the other parties hereto except as disclosed in Section 4.4 of the Seller Disclosure Letter. Ownership of Shares. Such Seller owns beneficially and of record the Shares set forth opposite such Seller’s name on Section 4.5 of the Seller Disclosure Letter, free and clear of all Liens, Orders, Contracts or other limitations whatsoever, except as set forth in the constituent documents of the Companies or pursuant to applicable securities Laws. At the Closing, such Seller will convey to Purchaser good and valid title to the Shares set forth opposite such Seller’s name on Section 4.5 of the Seller Disclosure Letter, free and clear of all Liens, Orders, Contracts or other limitations whatsoever. Accredited Investors. (a) Each Seller is an “accredited investor” as such term is defined under the Securities Act. (b) Each Seller is and will be acquiring the Closing Stock Consideration and Closing Bond Consideration for investment purposes only, and not with a view to, or for, any public resale or other distribution thereof. Each Seller acknowledges that the Closing Stock Consideration and Closing Bond Consideration have not been registered under the Securities Act, or any state or foreign securities Laws, and that the Closing Stock Consideration and Closing Bond Consideration may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and is registered under any applicable state or foreign securities Laws or pursuant to an exemption from registration under the Securities Act and any applicable securities Laws.

-39- (c) Each Seller has had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Closing Stock Consideration and Closing Bond Consideration. Each Seller has had full access to such information and materials concerning ABL as they have deemed appropriate. Purchaser has answered all inquiries that each Seller has made to it relating to ABL or the sale of the Closing Stock Consideration and Closing Bond Consideration. (d) Each Seller has such knowledge and experience in financial and business matters such that the each such Seller is capable of evaluating the merits and risks of investment in the Closing Stock Consideration and Closing Bond Consideration and of making an informed investment decision with respect thereto. (e) Each Seller is aware that an investment in the Closing Stock Consideration and Closing Bond Consideration is highly speculative and subject to substantial risks. (f) Each Seller is able to bear the economic risk of its, his or her investment in the Closing Stock Consideration and Closing Bond Consideration for an indefinite period of time. (g) Each Seller (i) understands the tax implications of an investment in the Closing Stock Consideration and Closing Bond Consideration, (ii) has had an opportunity, to consult with legal, tax and other financial advisors of its own choosing in connection with the investment in the Closing Stock Consideration and Closing Bond Consideration and the transactions contemplated hereby, (iii) is not relying on ABL or Purchaser or any Affiliate thereof or any legal, tax or other financial advisors of any of the foregoing in determining whether to accept the Closing Stock Consideration and Closing Bond Consideration, or the tax effects, of so accepting and (iv) has conducted its own independent investigation of ABL, its businesses, assets and liabilities to the extent information relating to such investigation has been made available to it (it being understood that ABL’s current reports, quarterly reports and annual reports filed with the SEC are deemed as having been made available to the Sellers for the purposes of this Agreement). Legends. (a) Each Seller understands and acknowledges that the Closing Stock Consideration and the Closing Bond Consideration, and any securities issued in respect of or in exchange for the such securities, as applicable, may bear of the following legend (in addition to any other legend which may be required by other arrangements between the parties hereto): “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE SECURITIES ACT.”

-40- (b) Any legend required by the securities Laws of any state to the extent such Laws are applicable to the Closing Stock Consideration or Closing Bond Consideration, as applicable, represented by the certificate so legended. CMC SPV. The SPV Owners, directly or indirectly through their Affiliates, collectively own beneficially and of record all of the equity interests of CMC SPV free and clear of all Liens, Orders, Contracts or other limitations whatsoever, except as set forth in the constituent documents of CMC SPV or pursuant to applicable securities Laws. Exclusivity of Representations. The representations and warranties made by such Seller in this Article IV (as qualified by the Seller Disclosure Letter) and the representations and warranties in the Seller Documents are the sole and exclusive representations and warranties made by such Seller with respect to such Seller. Such Seller hereby disclaims any other express or implied representations or warranties made by any Person with respect to such Seller or is business and assets, and the transactions contemplated hereby and by the Seller Documents. ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER Except as set forth in any Purchaser SEC Report filed by Purchaser with the SEC and publicly available prior to the date of this Agreement, Purchaser hereby represents and warrants to the Company as follows: Organization; Capacity; and Authority. Purchaser is a corporation duly organized, validly existing and in good standing (or the equivalent thereof) under the Laws of the State of Delaware. Purchaser has full power, legal right, authority and capacity and has taken all organizational and other action necessary to execute and deliver this Agreement and Purchaser Documents, to perform and carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Purchaser Documents, the consummation by Purchaser of the transactions contemplated hereby and thereby and the performance of its obligations hereunder and thereunder have been duly authorized and approved by all necessary action. This Agreement and the Purchaser Documents have been duly executed and delivered by Purchaser and assuming that this Agreement, the Company Documents, and the Seller Documents (as applicable) constitute valid and binding obligations of each Company and each Seller, enforceable against Purchaser in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or the implied covenant of good faith and fair dealing. Noncontravention. The execution and delivery of this Agreement and Purchaser Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with any of the provisions of the certificate of formation, the operating agreement or equivalent charter documents of Purchaser, in each case as amended to the date of this Agreement, (ii) require the consent, notice or other action by any Person under, conflict with

-41- or result in a breach of, or constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation or acceleration of rights, obligations or performance required by any of the terms, conditions or any provision of, any material contract or other instrument to which Purchaser is a party or by which Purchaser or any of their respective properties or assets are bound, or (iii) subject to the applicable requirements of the HSR Act and the AIFM Rules and any other applicable Antitrust Laws result in a violation or breach of any provision of any Law or any Order applicable to Purchaser or by which any of their respective properties or assets are bound, except, in the case of clauses (ii) and (iii) above, for such conflicts, breaches, defaults, consents, approvals, authorizations, declarations, filings or notices which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Purchaser, or on the ability of Purchaser to consummate the transaction contemplated by this Agreement. Consents and Approvals. Assuming all filings required by the HSR Act and CSSF are made and any waiting periods thereunder have been terminated or expired, no consent, waiver or approval of or filing or registration with or any notification to any Governmental Entity or any other Person, must be obtained or made in connection with the execution and delivery of this Agreement or the Purchaser Documents by Purchaser or the consummation of the transactions contemplated by this Agreement. Broker’s or Finder’s Fee. Except for the fees of Dynasty Financial Partners, LLC, acting by and through its wholly owned broker-dealer and subsidiary Dynasty Securities LLC which will be paid solely by Purchaser, no agent, broker, Person or firm acting on behalf of Purchaser is or shall be entitled to any fee, commission or broker’s or finder’s fees in connection with this Agreement or any of the transactions contemplated hereby from any of the other parties hereto or from any Affiliate of the other parties hereto. Investment Intent. Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a current view toward, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Shares, in violation of the federal securities Laws or any applicable foreign or state securities Law. Valid Issuance. (a) The Closing Stock Consideration, when issued and delivered by Purchaser in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law or Purchaser’s organizational documents. Purchaser has, and will have, a sufficient number of authorized and non-outstanding shares of ABL Common Stock to complete the transactions contemplated by this Agreement. (b) The Closing Bond Consideration, when issued and authenticated in the manner provided for in the applicable indenture and delivered by Purchaser in accordance with the terms of this Agreement and the applicable indenture, will be the legally binding and valid obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance,

-42- reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or the implied covenant of good faith and fair dealing. Capitalization. As of the date hereof, the total number of issued and outstanding shares of capital stock of Purchaser is 75,699,573 shares of common stock, par value $0.00001 per share. All issued and outstanding shares of capital stock of Purchaser have been duly authorized and validly issued and are fully paid and non-assessable, and are not subject to any preemptive rights or right of first refusal or other similar rights. Purchaser SEC Filings and Financial Statements. (a) The financial statements presented (or incorporated by reference) in Purchaser’s SEC Reports (including the related notes, where applicable) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates and have been prepared in conformity with GAAP in all material respects, applied on a consistent basis throughout the periods involved, except in each case as indicated in such statements or the notes thereto, and comply in all material respects with all applicable Laws. Taken together, the financial statements presented in the Purchaser SEC Reports (collectively, the “Purchaser Financial Statements”) are complete and correct in all material respects and fairly and accurately present the respective financial position, assets, liabilities and results of operations of Purchaser and its Subsidiaries at the respective dates of and for the periods referred to in the Purchaser Financial Statements, subject to normal year-end audit adjustments in the case of unaudited Purchaser Financial Statements. The Purchaser Financial Statements do not include any assets or omit to state any liabilities, absolute or contingent, or other facts, which inclusion or omission would render the Purchaser Financial Statements misleading in any material respect as of the respective dates thereof and for the periods referred to therein. As of the date hereof, Grant Thornton LLP has not resigned (or informed Purchaser that it intends to resign) or been dismissed as independent registered public accountants of Purchaser. (b) Since June 30, 2023, Purchaser has timely furnished or filed all reports (including exhibits and all other information incorporated by reference) required to be furnished or filed with the SEC under the Exchange Act (collectively with any amendments thereto, the “Purchaser SEC Reports”), except to the extent that the failure to file any such Purchaser SEC Report would not have a Material Adverse Effect on Purchaser. Each of the Purchaser SEC Reports, in each case as of its filing date, or, if amended, as finally amended prior to the date of this Agreement (with respect to those Purchaser SEC Reports filed prior to the date of this Agreement), has complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder applicable to such Purchaser SEC Reports, and none of the Purchaser SEC Reports, including any financial statements, schedules or exhibits included or incorporated by reference, when filed or furnished or, if amended, as finally amended prior to the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the date of the latest Purchaser SEC Report, there has not been a Material Adverse Effect on Purchaser. None of Purchaser’s Subsidiaries are or ever have been required to file or furnish any forms, reports or other documents with the SEC. As of the date of this Agreement, there are no

-43- material outstanding or unresolved comments received from the SEC with respect to any of the Purchaser SEC Reports. (c) Purchaser has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act, and Purchaser has established and maintains internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act. Purchaser has disclosed, based on its most recent evaluation prior to the date of this Agreement, to Purchaser’s auditors and the audit committee of the Purchaser’s board of directors (i) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Purchaser’s ability to record, process, summarize and report financial information and (ii) any fraud that involves management or other employees who have a significant role in Purchaser’s internal controls over financial reporting. Since June 30, 2023, neither Purchaser nor any of its Subsidiaries has knowledge of any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Purchaser or its Subsidiaries or their respective internal accounting controls, including any written complaint, allegation, assertion or claim that Purchaser or any of its Subsidiaries has engaged in questionable accounting or auditing practices, which, if true, would constitute a significant deficiency or a material weakness. Since June 30, 2023, subject to any applicable grace periods, (i) Purchaser has been and is in compliance in all material respects with the applicable provisions of the Sarbanes Oxley Act of 2002, and (ii) Purchaser has been and is in compliance with the applicable listing and corporate governance rules and regulations of Nasdaq Stock Market, LLC. Scope of Sellers’ Lock-Up Agreements. The date that the lock-up period applicable to 50% of the Subject Securities of each Seller under the Lock-up and Standstill Agreement ends is the same date the lock-up period applicable with respect to Phase II Lock-up Shares held by Jay Jackson under the Company Support Agreement, dated as of August 30, 2022, by and among Purchaser and the other parties thereto (the “Company Support Agreement”) ends (i.e. July 3, 2025) (the “Support Agreement Lock-up Period”), and the date that the lock-up period applicable to the remaining 50% of the Subject Securities of each Seller under the Lock-up and Standstill Agreement ends is the same date the vesting period applicable to 50% of the subject shares held by Jay Jackson under Section 2.2(ii) of that certain Restriction Agreement, dated as of June 30, 2023, between Jay Jackson and Purchaser (the “Restriction Agreement”) ends (i.e. January 3, 2026) (the “Restriction Agreement 50% Lockup Period”). Exclusivity of Representations. The representations and warranties made by Purchaser in this Article V and the representations and warranties in the Purchaser Documents are the exclusive representations and warranties made by Purchaser with respect to Purchaser including its business and assets of each of them, or the subject matter of this Agreement. Purchaser hereby disclaims any other express or implied representations or warranties made by any Person with respect to itself or is business and assets, and the transactions contemplated hereby and by the Purchaser Documents.

-44- ARTICLE VI COVENANTS Access to Information Concerning Properties and Records. (a) During the period commencing on the date hereof and ending on the earlier of (i) the Closing Date and (ii) the date on which this Agreement is terminated pursuant to Section 8.1 (the “Interim Period”), each Company shall, and shall cause each member of the Company Group to, upon reasonable prior notice, afford Purchaser and each of its respective Representatives, reasonable access during normal business hours to the officers, directors, employees, accountants and other Representatives, properties, Contracts, commitments, books and records (including accountant’s workpapers, subject to the execution of customary access letters) of each member of the Company Group and shall furnish them with such financial, operating and other data and information with respect to the Company Group, in each case, to the extent reasonably requested by Purchaser; provided, that such access shall not unreasonably disrupt the operations of the Company Group; provided, further, that the Company Group may restrict the foregoing access and shall not be required to provide any information or access to the extent that such Company reasonably believes based on the written advice of its counsel that such provision would violate applicable Law, including Antitrust Laws and data protection Laws, rules or regulations or cause forfeiture of attorney/client privilege or an attorney work-product privilege (provided, further, that in any such case, such Company shall notify Purchaser of any information or documents so withheld and cooperate and use commercially reasonable efforts, including by entering into appropriate confidentiality or similar documents or arrangements, so that Purchaser and its Representatives may have access to such information). (b) During the Interim Period each Company shall provide Purchaser with financial and non-financial information with respect to the Company Group and provide other assistance to Purchaser, in a form, scope and within a timeframe and as reasonably requested by Purchaser, and will cause such Company’s auditors to cooperate with respect thereto, to assist Purchaser in (i) satisfying ABL’s disclosure and other obligations arising under applicable U.S. securities Law or stock exchange regulations (both regular and in association with any capital raisings) including information relating to such Company reasonably necessary for Purchaser to comply with the requirements (as reasonably determined by Purchaser) of Regulation S-K and Regulation S-X of the Securities Act, as amended, including Rule 3-05 and Article 11 thereof; (ii) providing disclosures with respect to non-GAAP financial measures and metrics as specified by ABL; and (iii) satisfying reporting obligations to any lenders. Each Company hereby consents to the use of the financial statements and the financial information provided pursuant to this Section 6.1 in any filings with the SEC in accordance with the Exchange Act or the Securities Act, any Exchange Act disclosure and any other filings as may be required under applicable securities Laws, and agrees during the Interim Period to assist Purchaser in obtaining consents of the Companies’ auditors for use of their reports therein and comfort letters (including customary negative comfort) of its auditors as reasonably requested by Purchaser. For the avoidance of doubt, Purchaser’s satisfaction or provision of each of the foregoing items set forth in this Section 6.1(b) shall not be a condition to Closing.

-45- (c) As soon as reasonably practicable after the date hereof, Sellers (other than CAV) and the Companies, as applicable, shall initiate an audit process for, and prepare and deliver to Purchaser, the financial statements of the Company Group (including, in each case, any related notes thereto), consisting of the consolidated balance sheets of the Company Group, and the related income statements, changes in stockholder equity and statements of cash flows for the periods specified by Rule 3-05 of Regulation S-X (the “Required Financials”) in a form that will allow Purchaser to timely disclose such Required Financials in compliance with Rule 3-05 of Regulation S-X and Form 8-K. In addition, Sellers (other than CAV) and the Companies, as applicable, shall use reasonable efforts (including the delivery of customary management representation letters) to procure consents and other customary documentation from the Company Group’s independent auditor in respect of the Required Financials as may be required in connection with any filings with the SEC required to be made by Purchaser. For the avoidance of doubt, the Required Financials are not required to be prepared ad delivered to Purchaser prior to Closing. (d) Promptly after the Required Financials are prepared, which may be following the Closing, the Companies will deliver to Purchaser the Required Financials together with a certificate signed by an authorized officer of CMC on behalf of the Companies certifying that the Required Financials have been prepared from the books and records of the Company Group on a basis consistent with past practice and present fairly, in all material respects, the financial position of the business of the Company Group as of the periods and dates stated therein, and the results of its operations and its cash flows for the periods and dates stated therein subject, in the case of any unaudited financial statements in the Required Financials, to normal year-end audit adjustments that are not expected to be material. (e) During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, Purchaser hereby agrees that it is not authorized to, and shall not (and shall not permit any of its Representatives or Affiliates to), contact any customer, vendor, employee or other material business relation of any member of the Company Group regarding the transactions contemplated by this Agreement without the prior written consent of Sellers’ Representative, which consent shall not be unreasonably withheld or delayed. (f) No review by Purchaser pursuant to this Section 6.1 or otherwise shall affect the representations and warranties made by Sellers pursuant to this Agreement or the remedies of Purchaser for breaches of those representations and warranties. Confidentiality. (a) From the date hereof until five years following the Closing Date, each Seller shall treat confidentially and not disclose, or use for its own benefit or that of any other Person (other than, prior to the Closing, the Company Group) all or any portion of any Confidential Material. Each Seller acknowledges and agrees that such Confidential Material is proprietary and confidential in nature and may be disclosed to its Representatives (other than officers, directors and employees of Sellers) only to the extent necessary for Sellers to consummate the transactions contemplated by this Agreement (it being understood that Sellers shall be responsible for any disclosure by any such Representative not permitted by this Agreement). If Sellers or any of their Representatives are requested or required to disclose (after Sellers have used their commercially

-46- reasonable efforts to avoid such disclosure and after promptly advising and consulting with Purchaser about Sellers’ intention to make, and the proposed contents of, such disclosure) any of the Confidential Material (whether by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process), Sellers shall, or shall cause such Representative, to provide Purchaser with prompt written notice of such request so that Purchaser may seek an appropriate protective order or other appropriate remedy. At any time that such protective order or remedy has not been obtained, Sellers or such Representative may disclose only that portion of the Confidential Material which such Person is legally required to disclose or of which disclosure is required to avoid sanction for contempt or any similar sanction, and each Seller shall exercise its commercially reasonable efforts to obtain assurance that confidential treatment will be accorded to such Confidential Material so disclosed. The Confidentiality Agreement shall terminate as of the Closing and no longer be of any force or effect thereafter. (b) All of the information provided or made available to Purchaser pursuant to Section 6.1 shall be treated as confidential information pursuant to the terms of the Confidentiality Agreement, the provisions of which are by this reference hereby incorporated herein. Conduct of the Business of the Companies Pending the Closing. Each Company agrees that, except as (A) expressly and specifically set forth on Section 6.3 of the Seller Disclosure Letter, (B) expressly and specifically required or permitted by this Agreement, or (C) required by Law, during the Interim Period: (a) each Company shall and shall cause each member of the Company Group to conduct their respective operations in all respects in the ordinary course of business consistent with past practice and shall cause each member of the Company Group, to use their respective commercially reasonable efforts to preserve their respective business organizations and assets intact and maintain satisfactory relationships with all Governmental Entities, customers, vendors, suppliers, employees and other business relations; and (b) each Company shall not, and shall cause each member of the Company Group to not, effect any of the following without the prior written consent of Purchaser: (i) make any change in or amendment to its constituent documents or organizational documents, including its articles of association certificate of formation or limited liability company agreement, as applicable; (ii) issue or sell, or authorize to issue or sell, any membership interests, shares of its capital stock, or any other ownership interests, as applicable, or issue or sell, or authorize to issue or sell, any securities convertible into or exchangeable for, or options, warrants or rights to purchase or subscribe for, or enter into any Contract with respect to the issuance or sale of, any membership interests, shares of its capital stock, or any other ownership interests, as applicable; (iii) split, combine, transfer, redeem, retire, or reclassify, or purchase or otherwise acquire, any membership interests, shares of its capital stock, or its other securities or securities convertible, exchangeable or exercisable therefor or any phantom rights or similar rights or securities, as applicable;

-47- (iv) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization; (v) form any Subsidiary or purchase any equity securities of, make any capital contributions to, or make any other investment in any other Person or joint venture; (vi) sell, transfer, grant, pledge, license, lease or otherwise dispose of or subject to any Lien, any of its properties or assets in excess of $500,000.00; (vii) amend in any material respect or cause the termination of any Material Contract or Real Property Lease or, other than in the ordinary course of business, enter into a Contract which, had it been entered into prior to the date hereof, would have been a Material Contract or a Real Property Lease; (viii) make any acquisition, by purchase or other acquisition of stock or other equity interests, by merger, consolidation or other business combination (including by formation of a material joint venture) or any acquisition of the material assets of any business or division from any other Person, other than the purchase of assets in the ordinary course of business, including but not limited to life insurance policy acquisitions, for a purchase price less than $1,000,000.00; (ix) (A) incur any Indebtedness, other than Indebtedness not in excess of $250,000.00 in the aggregate or borrowings under existing credit facilities set forth on Section 6.3(b)(ix) of the Seller Disclosure Letter or in connection with any Permitted Lien or (B) make any loans or advances to any other Person, other than ordinary course advances of business expenses to employees not to exceed $100,000.00 in the aggregate and consistent with past practice; (x) except as required pursuant to an Employee Benefit Plan existing as of the date hereof or set forth on Section 6.3(b)(x) of the Seller Disclosure Letter, or as otherwise required by applicable Law (A) increase in any manner the compensation, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any of the current or former directors, officers, employees or consultants of any Company, (B) pay any bonus to any of the current or former directors, officers, employees or consultants of any Company, (C) adopt, enter into, establish, amend, modify or terminate any Employee Benefit Plan or any employment, consulting, bonus or other incentive compensation, health or other welfare, pension, retirement, severance, deferred compensation or other compensation or benefit plan with, for or in respect of any director, officer, other employee or consultant that would constitute an Employee Benefit Plan had it been in effect as of the date of this Agreement, (D) promote any employee who is an officer to a position more senior than such employee’s position as of the date of this Agreement, or promote a non- officer employee to an officer position, (E) amend or modify any Employee Benefit Plan, (F) take any action to amend, waive or accelerate the vesting criteria or vesting requirements applicable to any compensation or benefit under any Employee Benefit Plan, (G) take any action to accelerate the payment, or to fund or in any other way secure the payment, of compensation or benefits under any Employee Benefit Plan, to the extent not already provided in any such Employee Benefit Plan, (H) change any actuarial or other

-48- assumptions used to calculate funding obligations with respect to any Employee Benefit Plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or (I) forgive any loans, or issue any loans (other than routine travel advances issued in the ordinary course of business), to directors, officers, contractors or employees of any Company; (xi) make any material Tax election not required by Law, file any amended Return, enter into any closing agreement with a Tax Authority, settle or compromise any Tax liability, surrender any right to claim a refund of Taxes, initiate any voluntary disclosure with respect to Taxes, Tax amnesty filing or other similar action relating to Taxes, consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment for a period in excess of twenty-four (24) months, fail to pay any material Tax that becomes due and payable (including any estimated Tax payments), prepare or file any Return in a manner inconsistent with past practice in any material respect, or adopt or change any Tax accounting method; (xii) (A) waive any rights of value in excess of $100,000.00 or (B) cancel or forgive any Indebtedness owed to any member of the Company Group, other than Indebtedness of any member of the Company Group to another member of the Company Group; (xiii) except as may be required by Law or under GAAP, make any material change in its methods, principles and practices of accounting; (xiv) incur or commit to incur any capital expenditures, or any obligations or Liabilities in connection therewith, other than any capital expenditure (or series of related capital expenditures) consistent with the Company’s annual capital expenditure budget for periods following the date hereof, as made available to Purchaser, or delay any material capital expenditure; (xv) fail to maintain in full force and effect insurance policies covering any member of the Company Group and their respective properties, assets and business in form and amount consistent with past practice; (xvi) institute, waive, settle or satisfy any claim (which shall include, but not be limited to, any pending or threatened Action), other than those (A) involving amounts not in excess of $100,000.00 in the aggregate and (B) that would not impose any restrictions on the ownership or operation business of any member of the Company Group that would continue after the Closing; (xvii) accelerate the collection of or discount any accounts receivable, delay the payment of accounts payable or accrued expenses, delay the purchase of supplies or delayed capital expenditures, repairs or maintenance, in each case outside of the ordinary course of business;

-49- (xviii) take any action that has had, or would reasonably be expected to have, the effect of accelerating revenues to pre-Closing periods that would otherwise be expected to occur after the Closing; (xix) sell, assign, transfer, lease, license, sublicense, covenant not to assert, amend, terminate, release, waive, abandon, allow to lapse, or otherwise dispose of any of its existing tangible or intangible assets or properties, including without limitation any Intellectual Property, except (a) sales of products and services in the ordinary course of business, (b) pursuant to Material Contracts, (c) dispositions of obsolete or immaterial assets in the ordinary course of business, or (d) disclosures of trade secrets pursuant to commercially reasonable nondisclosure obligations; (xx) make any dividend or distribution which would result in Closing Cash being less than $4,755,398; (xxi) amend, waive or modify any settlement agreement between any Company and any Seller; or (xxii) authorize any of, or commit or agree to take any of, the foregoing actions in respect of which it is restricted by the provisions of this Section 6.3. Each of Section 6.3(b)(i), Section 6.3(b)(iv), Section 6.3(b)(v), Section 6.3(b)(vii), Section 6.3(b)(viii) and Section 6.3(b)(xiii) shall apply also to the Funds. Notwithstanding anything set forth to the contrary in this Section 6.3: (x) the Funds shall be permitted to take the actions otherwise restricted by the foregoing sections to the extent such actions are (1) required under the organizational documents of any Fund or (2) required to be performed by any Fund pursuant to its fiduciary duties to any investor of such Fund, including the exercise of investment discretion in accordance with the organizational documents of such Fund; and (y) the Companies shall be permitted to make dividends or distributions subject to Section 6.3(b)(xx). Reasonable Best Efforts; HSR Act Filing; Consents. (a) Subject to the terms and conditions contained in this Section 6.4, each of Sellers (other than CAV) and Purchaser shall, and Sellers (other than CAV) shall cause the Company Group to, cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable Laws and to consummate and make effective the transactions contemplated by this Agreement, and each of the parties hereto (including CAV) shall use their respective reasonable best efforts to address in good faith any written or material oral communication received by such party from Governmental Entities and to provide any document and information that Governmental Entities may request, and each of the parties hereto (other than CAV) shall use their respective reasonable best efforts to obtain, prior to the Closing Date, all Permits, consents, approvals, authorizations, qualifications and Orders of Governmental Entities and parties (including landlords) to Contracts with any Company or member of the Company Group as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to consummation of the transactions contemplated hereby set forth in Section 7.2 and Section 7.3; provided, that no Indebtedness for borrowed money shall be repaid,

-50- except as otherwise required pursuant to the terms of the applicable loan agreement, and no Material Contract shall be amended to increase the amount payable thereunder or otherwise to be materially more burdensome to any member of the Company Group, to obtain any such consent, approval or authorization, without first obtaining the written approval of Purchaser. Sellers (other than CAV) shall use reasonable best efforts to cause the Companies’ material lenders to amend the corresponding credit agreements to provide that the consummation of the transaction will not result in a breach thereof. (b) In the event that any Governmental Entity begins an investigation related to the transaction, Sellers and Purchaser shall use their commercially reasonable efforts to promptly respond to any requests and satisfy the Governmental Entity that the transactions contemplated by this Agreement do not contravene any applicable Antitrust Law. In the event that any Governmental Entity, or any other Person, begins any form of proceeding to challenge the transaction based on any applicable Antitrust Law, Sellers and Purchaser shall cooperate in good faith with reasonable best efforts to, subject to Section 6.4(c) below, oppose and eliminate any legal obstacle to the consummation of the transactions contemplated by this Agreement. Sellers and Purchaser shall consult and cooperate with each other in the preparation all legal papers and submissions, and promptly inform the other of any material communication from any Governmental Entity, or any other Person, regarding the transactions contemplated by this Agreement, including discussing and considering in good faith the views of the other in connection with any proposed communication or response, and allowing the other party to be present at any meetings where permitted. In the event that any court or administrative entity enters an order enjoining the proceeding, Sellers or Purchaser agree to appeal the adverse order to a Federal or State court of appeals. All legal fees and costs relating to any of the above investigations or proceedings shall be shared equally between Purchaser, on the one hand, and Sellers, on the other hand. (c) Notwithstanding the foregoing, nothing in this Agreement shall require Purchaser or any of its Affiliates, Subsidiaries or representatives to propose, negotiate, agree to, commit to take or enter into any action, or offer to take or offer to commit to take any such action which Purchaser reasonably determines in good faith would, or would reasonably be expected to, individually or in the aggregate, (i) materially and adversely affect (A) Purchaser and its Subsidiaries, taken as a whole, or (B) the Company Group, taken as a whole, (ii) materially impair the benefits reasonably sought to be derived by Purchaser from the transactions contemplated by this Agreement or (iii) result in material financial or other material undertakings to any Governmental Entity applicable during the post-Closing period. Public Announcements. Purchaser and Sellers’ Representative will consult with and provide each other the opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated herein and shall not issue any such press release or other public statement or comment prior to such consultation; provided, however, that nothing contained herein shall prohibit any such party from making any disclosure required by applicable Laws or the rules of any stock exchange on which such party’s securities are listed; and provided, further, that nothing in this Agreement shall restrict or prohibit Purchaser and/or its Affiliates from providing general information about the subject matter of this

-51- Agreement in connection with its, or its Affiliates’ fund raising, marketing, informational or reporting activities of the kind customarily provided with respect to investments of this kind. Tax Matters. (a) Returns. (i) The Sellers’ Representative shall have the exclusive authority to prepare, or cause to be prepared, any Returns of the Company Group for periods that end on or prior to the Closing Date. The Sellers’ Representative shall prepare such Returns in accordance with past practices of the members of the Company Group (including with respect to the Informal Contribution, but only if the Closing occurs prior to January 1, 2025), unless otherwise required by applicable Law. The Sellers’ Representative shall provide Purchaser with draft Returns of the Company Group for Purchaser’s review and approval on or before thirty (30) days prior to the due date for such Returns (taking into account applicable extensions), which approval shall not be unreasonably withheld, conditioned or delayed. The Sellers’ Representative shall consider in good faith all reasonable comments provided by Purchaser to the Sellers’ Representative. (ii) Except as provided in Section 6.6(a), after the Closing Date, Purchaser shall have the exclusive authority to prepare, or cause to be prepared, all Returns of the members of the Company Group; provided, however, that to the extent such Returns are with respect to an Overlap Period, Purchaser shall (i) follow the same approach/reasoning that was applied in the Returns relating to taxable periods that end on or prior to the Closing Date (including with respect to the Informal Contribution, but only if the Closing occurs prior to January 1, 2025), unless otherwise required by applicable Law) and (ii) provide the Sellers’ Representative with draft Returns for the applicable members of the Company Group for review and approval on or before thirty (30) days prior to the due date for such Returns, which approval shall not be unreasonably withheld, conditioned or delayed. (b) Apportionment of Taxes. All Taxes and Tax liabilities with respect to the income or operations of the members of the Company Group or the ownership of the assets of the members of the Company Group that relate to any taxable year or other taxable period beginning on or before and ending after the Closing Date (an “Overlap Period”) shall be apportioned between Sellers and Purchaser as follows: (i) in the case of income Taxes (or other similar Taxes, including Taxes measured by receipts), sales, use, or similar Taxes, withholding Taxes and employment Taxes, as determined from the books and records of the members of the Company Group as though the taxable year of each member of the Company Group terminated at the close of business on the Closing Date, and (ii) in the case of all other Taxes, on a per diem basis; provided, however, that any deductions or losses arising from expenses or fees funded by Purchaser shall be allocated to the Companies (and thus to taxable periods after the Closing Date) for all purposes of this Agreement. Sellers shall be liable for Taxes (to the extent that such Taxes are Indemnified Taxes) with respect to the income or operations of the members of the Company Group or the ownership of the assets of the members of the Company Group that are attributable to the portion of the Overlap Period ending on and including the Closing Date, and shall pay the amount of such Taxes to Purchaser on or before five (5) days prior to the due date of such Taxes (except to the extent such amount was taken into account in calculating Final Closing

-52- Indebtedness). Notwithstanding any provision to the contrary in this Agreement, Sellers shall not be liable for (Y) Taxes of Purchaser, its Affiliates (other than the Company Group) or any direct or indirect beneficial owners thereof or (Z) Taxes of the Company Group resulting from an election under Section 338 of the Code. (c) Tax Indemnification. Sellers agree to indemnify, defend and hold Purchaser Indemnitees harmless from and against all Losses suffered, incurred or paid, directly or indirectly, by them as a result of, arising out of or related to: (i) all Taxes, losses, claims and expenses resulting from, arising out of, or incurred with respect to, any claims that may be asserted by any party based on, attributable to, or resulting from the failure of any representation or warranty made pursuant to Section 3.12 to be true and correct in all respects as of the date of this Agreement and as of the Closing Date; (ii) all Taxes imposed on, asserted against or attributable to the properties, income or operations of any member of the Company Group, or any Taxes for which any member of the Company Group is otherwise liable, for all Pre-Closing Tax Periods; (iii) any Taxes imposed on a member of the Company Group by reason of such Person having been a member of any affiliated, consolidated, combined or unitary group for purposes of filing Returns or paying Taxes (other than such a group consisting solely of members of the Company Group) prior to the Closing, (iv) any and all Taxes of any Person imposed on any member of the Company Group for any period as a transferee or successor, by Law, or contract (other than a Commercial Tax Agreement), in each case, in respect of a transaction occurring on or before the Closing, (v) fifty percent (50%) of all Transfer Taxes, and (vi) without duplication of other indemnities hereunder, any penalties, interest, additions to Tax or other similar items with respect any period to the extent relating to Taxes with respect to a Pre-Closing Tax Period or Overlap Period that are imposed as a result of any Tax benefits related to the Informal Contribution, being challenged or otherwise unavailable, and any reasonable out-of-pocket expenses incurred by any Purchaser Indemnitee in connection with any Tax Matter to the extent such expenses are incurred with respect to the Informal Contribution in a tax period ended prior to Closing, except to the extent such Taxes, losses, claims and expenses described in the preceding clauses (i) through (vi) (a) were taken into account in calculating Final Closing Indebtedness, (b) are attributable to Taxes of Purchaser, its Affiliates (other than the Group Company) or any direct or indirect beneficial owners thereof or attributable to Taxes of the Company Group as a result of an election under Section 338 of the Code, or (c) resulted from the failure to comply with Section 6.6(f) by Purchaser, the Company Group or any Affiliate thereof, it being understood that any action undertaken by Purchaser, the Company Group or any Affiliate thereof in connection with a Tax Matter that is at the direction or request of Sellers’ Representative pursuant to Section 6.6(e)(i) shall be considered to be consented to by Sellers’ Representative for purposes of Section 6.6(f) (all such Taxes, losses, claims and expenses that the Sellers are liable for under this Section 6.6(c), “Indemnified Taxes”). Notwithstanding anything set forth herein to the contrary, neither CAV nor any of its Affiliates will have any liability with respect to Indemnified Taxes to the extent arising out of or in connection with the CoCo Bonds, including without limitation, their issuance, existence or tax accounting treatment and the transactions related to the CoCo Bonds contemplated by this Agreement, which such liability will be borne jointly and severally by the Sellers other than CAV on a pro rata basis in accordance with their respective Purchase Price Adjustment Percentages (calculated without taking into account the Purchase Price Adjustment Percentage of CAV). (d) Post-Closing Access and Cooperation. After the Closing Date, Purchaser, the members of the Company Group, on the one hand, and Sellers, on the other hand, agree to

-53- furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance (including access to books, records, work papers and Returns for Pre- Closing Tax Periods) relating to the members of the Company Group, as is reasonably necessary for the preparation of any Return, claim for refund or audit, and the prosecution or defense of any claim, suit or proceeding relating to any proposed Tax adjustment. Upon reasonable notice, each of Sellers and Purchaser shall make its, or shall cause the applicable member of the Company Group, to make their, employees and facilities reasonably available on a mutually convenient basis to provide reasonable explanation of any documents or information provided hereunder. Any request for information or documents pursuant to this Section 6.6(d) shall be made by the requesting party in writing. The other party hereto shall promptly (and in no event later than thirty (30) days after receipt of the request) provide the information requested in accordance with this Section 6.6(d). The requesting party shall indemnify the other party for any out-of-pocket expenses incurred by such party in connection with providing any information or documentation pursuant to this Section 6.6(d). Any information obtained under this Section 6.6(d) shall be kept confidential, except as otherwise reasonably may be necessary in connection with the filing of Returns or claims for refund or in conducting any Tax audit, dispute or contest. (e) Controversies. (i) Purchaser shall promptly notify the Sellers’ Representative upon receipt by Purchaser or any of its Affiliates (including the members of the Company Group) of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a Pre-Closing Tax Period for which Sellers may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a “Tax Matter”). Sellers’ Representative, at its sole expense, shall have the authority to represent the interests of Sellers, or any member of the Company Group with respect to any Tax Matter (and especially with respect to the Informal Contribution), that relates exclusively to taxable periods that end on or prior to the Closing Date (and, solely with respect to the Informal Contribution, to the Overlap Period, but only if the Closing occurs prior to January 1, 2025) before any Tax Authority, any other governmental agency or authority or any court and shall have the right to control the defense, compromise or other resolution of any such Tax Matter, including responding to inquiries, filing Returns and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, such a Tax Matter; provided, however, that neither the Sellers’ Representative nor any of Sellers nor their Affiliates shall enter into any settlement of or otherwise compromise any Tax Matter without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. Sellers’ Representative shall keep Purchaser reasonably and timely informed with respect to the commencement, status and nature of any Tax Matter. Sellers’ Representative shall, in good faith, allow Purchaser to make comments to Sellers’ Representative, regarding the conduct of or positions taken in any such proceeding. In case of agreement between Sellers and Purchaser to grant authority to the Purchaser with respect to any Tax Matter that relates to the Informal Contribution, Purchaser shall file Returns following the same approach/reasoning that was applied in the Returns relating to taxable periods that end on or prior to the Closing Date with respect to the Informal Contribution.

-54- (ii) Except as otherwise provided in Section 6.6(e)(i) above, or if Sellers’ Representative does not elect to control a proceeding pursuant to Section 6.6(e)(i) above, Purchaser shall have the sole right and obligation to control any audit or examination by any Tax Authority and contest, resolve (including amending any Return to the extent related to such resolution) and defend in good faith against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of or relating to, the income, assets or operations of the Company Group for all taxable periods, provided, however, that Purchaser shall not, and shall cause the Company Group not to, enter into any settlement, compromise any contest, agree to any assessment for additional Taxes, a deficiency or other adjustment for Taxes with respect to an Pre-Closing Tax Period or Overlap Period that could increase the Tax liability of Sellers (including, for the avoidance of doubt, liability pursuant to this Agreement) without the prior written consent of Sellers’ Representative, which consent shall not be unreasonably withheld, conditioned or delayed. Purchaser shall keep Sellers’ Representative fully and timely informed with respect to the commencement, status and nature of any Tax contest that Purchaser controls pursuant to this Section 6.6(e)(ii), and Purchaser shall, in good faith, allow Sellers’ Representative to make comments to Purchaser, regarding the conduct of or positions taken in any such proceeding and shall consider such comments in good faith. (f) Purchaser covenants that, without the Sellers’ Representative’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, it will not, nor will it cause or permit any member of the Company Group or any Affiliate of Purchaser to (i) take any action on (or effective as of) the Closing Date after the Closing outside of the ordinary course of business (excluding the CoCo Transfer) that could reasonably be expected to increase the Tax liability of any Seller or any of their respective Affiliates, or of any member of the Company Group, in respect of any Pre-Closing Tax Period, (ii) make or change any Tax election with an effect or a retroactive effect to a Pre-Closing Tax Period, amend any Return related to a Pre- Closing Tax Period, enter into any voluntary compliance program with respect to Taxes for a Pre- Closing Tax Period, make a Tax amnesty filing with respect to Taxes for a Pre-Closing Tax Period or take other similar action relating to Taxes with respect to a Pre-Closing Tax Period, or (iii) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment with respect to a Pre-Closing Tax Period. Any liability for Taxes resulting from Purchaser’s failure to comply with the provisions of this Section 6.6(f) shall not be taken into account in calculating Tax Liability Amount or Final Closing Indebtedness, as finally determined in accordance with Section 2.3. Notwithstanding anything in this Agreement to the contrary, including this Section 6.6(f), Purchaser, at its sole discretion, may make an election under Section 338 of the Code with respect to any member of the Company Group in connection with the transactions contemplated by this Agreement. (g) Transfer Taxes. All stamp, transfer, documentary, sales and use, value added, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement or any other transaction contemplated hereby (collectively, the “Transfer Taxes”) shall be borne fifty percent (50%) by Sellers, on the one hand, and fifty percent (50%) by Purchaser, on the other hand, provided, that any penalties and interest incurred as a result of the Sellers, on the one hand, or Purchaser, on the other hand, failing to comply with this Section 6.6(g) shall be borne solely by the party or, in the case of the Sellers, parties, that so failed to comply.

-55- Notification of Certain Matters. Purchaser, on the one hand, and Sellers and the Companies, on the other hand, shall use their respective reasonable best efforts to promptly notify each other of (a) any Actions, in connection with the transactions contemplated hereby commenced, or to the knowledge of Purchaser or the Knowledge of Sellers, threatened against Purchaser, any Seller or any member of the Company Group, as the case may be, or (b) the occurrence or non-occurrence of any fact or event which would be reasonably likely to cause any condition set forth in Article VII not to be satisfied; provided, that no such notification, nor the obligation to make such notification, shall affect the representations, warranties or covenants of any party hereto or the conditions to the obligations of any party to this Agreement. Resignation of Directors and Officers. At the written request of Purchaser (which request shall be delivered at least three (3) Business Days prior to the Closing), each Company shall cause any so requested officer and member of the boards of directors (or similar governing body) of any member of the Company Group to tender his/her resignation from such position effective upon the Closing and in the event any such individual does not tender his/her resignation, such Company shall take such actions necessary to remove such individuals from such positions immediately following the Closing. All related costs or other Losses (including termination costs, severance, notices, indemnities, damages, judicial costs, legal fees, etc.) will be borne by the Sellers (other than CAV) who will be jointly liable. Termination of Certain Contracts. Prior to the Closing, each Company shall cause all Affiliate Contracts listed on Section 6.9 of the Seller Disclosure Letter, to be cancelled as of or prior to the Closing pursuant to termination agreements, in form reasonably acceptable to Purchaser, that provide for such termination without further liability or obligation of any member of the Company Group thereafter. Any related costs or other Losses will be borne by the Sellers (other than CAV) who will be jointly liable. Exclusivity. During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, each Company shall not and shall cause the other members of the Company Group and its and their Affiliates, Representatives and other agents to refrain from taking any action to, directly or indirectly, approve, authorize, encourage, initiate, solicit, or engage in discussions or negotiations with, or provide any information to, any Person other than Purchaser and its Affiliates or Representative concerning any Competing Transaction, (as defined below) and the Company shall prevent any member of the Company Group from entering into any Competing Transaction. For purposes hereof, a “Competing Transaction” shall mean (a) any stock purchase, merger, consolidation, reorganization, change in organizational form, spin-off, split-off, recapitalization, sale of equity interests or other similar transaction involving any member of the Company Group or any of its Affiliates, (b) any sale of all or any significant portion of the assets of any member of the Company Group, (c) any other transaction in respect of any member of the Company Group which results, directly or indirectly, in a change of control of any member of the Company Group or sale of any minority equity interest in any member of the Company Group (except as specifically permitted by Section 6.3), or (d) any other transaction or series of transactions which has substantially similar economic effects, in each such case, in which transaction Purchaser does not participate. Sellers and each Company will promptly (and in any event, within 24 hours) notify Purchaser as soon as practicable if any Person makes any proposal, offer, inquiry to, or contact with, any Seller or such Company, as the case may be, with respect to a Competing Transaction

-56- and shall describe in reasonable detail the identity of any such Person and, the substance and material terms of any such contact and the material terms of any such proposal. Non-Competition; Non-Interference. (a) In consideration of the purchase of the Shares by Purchaser, during the Restricted Period, each Seller and Pillo Obligor shall not, and shall cause its Affiliates not to (provided that the restrictions in Section 6.11(a)(i) and Section 6.11(a)(iv) shall not apply to CAV or GDL Vehicle, LLC (“GDL”): (i) directly or indirectly own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type and character engaged in and competitive with that conducted by any member of the Company Group (any such business, a “Competing Business”). For these purposes, ownership of securities of two percent (2%) or less of any class of securities of a public company shall not be considered to be competition with any member of the Company Group; (ii) persuade or attempt to persuade any potential customer or client to which any member of the Company Group has made a presentation, or with which any member of the Company Group has had discussions, not to hire a member of the Company Group, or to hire another company; (iii) solicit for any Seller or any Person other than the Company Group the business of any Person which is a customer or client of the Company Group, or was its customer or client within two (2) years prior to the date of this Agreement, for the same or similar business as is conducted by the Company Group, or in any way interfere with the relationship between a member of the Company Group and any such Person or business relationship (including making any negative or disparaging statements or communications about any member of the Company Group); or (iv) acquire (through merger, stock purchase or purchase of all or substantially all of the assets or otherwise) the ownership of or any equity interest in any Person if the annual revenues of such Person from any Competing Business are more than ten percent (10%) of such Person’s total consolidated annual net sales (based on the most recent full fiscal year revenues of such Person); provided, that if such consolidated annual net sales are in excess of ten percent (10%), then such Seller, any of its Subsidiaries or direct or indirect parent entities shall be permitted to acquire such Person and such Seller shall, or shall cause such Subsidiary or direct or indirect parent entity to, divest the Competing Business within six (6) months of the closing of such acquisition. (b) In consideration of the purchase of the Shares by Purchaser, during the period from the Closing Date until the date that is the three (3) year anniversary of the Closing

-57- Date, each of PCG, CAV, and each of their respective controlled Affiliates (excluding for the avoidance of doubt, boutiques that are non-controlled affiliates) shall not (i) directly or indirectly own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with a business in the life settlement space that competes directly with a Company, (ii) acquire (through merger, stock purchase or purchase of all or substantially all of the assets or otherwise) the ownership of or any equity interest in any Person if the annual revenues of such Person from any business in the life settlement space are more than ten percent (10%) of such Person’s total consolidated annual net sales (based on the most recent full fiscal year revenues of such Person) or (iii) solicit for any Seller or any Person other than the Company Group the business of any Person which is a customer or client of the Company Group as of the date hereof for the business of an open or closed ended fund, to the extent substantially similar to any Fund, whose business is to hold life settlement policies for the long term. For the avoidance of doubt the foregoing clause (iii) shall in no way restrict PCG, CAV and their controlled affiliates from soliciting such customer or client for businesses that are unrelated to the businesses conducted by the Company Group. (c) In consideration of the purchase of the Shares by Purchaser, during the period from the Closing Date until the date that is the three (3) year anniversary of the Closing Date, Manorhaven, GDL and their respective controlled Affiliates shall not (i) operate as alternative asset manager in the life settlement space that is directly competitive with the business of the Company Group or (ii) solicit for any Seller or any Person other than the Company Group the business of any Person which is a customer or client of the Group as of the date hereof for the same or similar business as conducted by the Company Group. For the avoidance of doubt the foregoing clause (ii) shall in no way restrict Manorhaven, GDL and their controlled affiliates from soliciting such customer or client for business that is unrelated to the business conducted by the Company Group. For the avoidance of doubt, Life Vehicle, LLC may continue its business activities as conducted as of the date hereof so long as it does not operate any open or closed ended fund, to the extent substantially similar to any Fund, whose business is to hold life settlement policies for the long term. (d) Each Seller, Pillo Obligor, PCG and Manorhaven acknowledges that the restrictions contained in this Section 6.11 are reasonable and necessary to protect the legitimate interests of Purchaser and constitute a material inducement to Purchaser to enter into this Agreement and consummate the transaction contemplated by this Agreement. It is the desire and intent of the parties to this Agreement that the provisions of this Section 6.11 shall be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this Section 6.11 shall be adjudicated to be invalid or unenforceable, this Section 6.11 shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this Section 6.11 in the particular jurisdiction in which such adjudication is made. (e) The parties recognize that the performance of the obligations under this Section 6.11 by each Seller, Pillo Obligor, PCG and Manorhaven is special, unique and extraordinary in character, and that in the event of the breach by a Seller, Pillo Obligor, PCG or Manorhaven of the terms and conditions of this Section 6.11 to be performed by such Seller, Pillo Obligor, PCG or Manorhaven, Purchaser and each Company shall be entitled, if they so elect, to

-58- obtain damages for any breach of this Section 6.11, or to enforce the specific performance thereof by such Seller, Pillo Obligor, PCG or Manorhaven or to enjoin such Seller, PCG or Manorhaven or their Affiliates from performing services for any Person. Non-Solicitation of Employees. (a) From and after the Closing Date, each Seller (other than CAV), Pillo Obligor and Manorhaven shall not, and shall cause its Affiliates not to, during the Restricted Period, knowingly solicit for employment or hire any employee of any member of the Company Group; provided, that this paragraph shall not preclude such Seller or its Affiliates from soliciting for employment or hiring any such employee who (i) responds to a general solicitation through a public medium or general or mass mailing by or on behalf of any Seller or any of its Affiliates that is not targeted at employees of the Company Group or (ii) contacts any Seller or its Affiliates directly on such individual’s own initiative. (b) From and after the Closing Date, PCG and CAV shall not, and shall cause their respective controlled Affiliates not to, during the period from the Closing Date until the date that each of Pillo Obligor, Victor Heggelman, Timmo Mol and Christopher Winters are no longer bound by the non-competition restriction under this Agreement or his Employment Agreement (as applicable to the individuals in question), knowingly solicit for employment or hire any individuals set forth in Section 6.12(b) of the Seller Disclosure Letter. (c) Each Seller, Pillo Obligor, PCG and Manorhaven acknowledges that the restrictions contained in this Section 6.12 are reasonable and necessary to protect the legitimate interests of Purchaser and constitute a material inducement to Purchaser to enter into this Agreement and consummate the transaction contemplated by this Agreement. It is the desire and intent of the parties to this Agreement that the provisions of this Section 6.12 shall be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this Section 6.12 shall be adjudicated to be invalid or unenforceable, this Section 6.12 shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this Section 6.12 in the particular jurisdiction in which such adjudication is made. (d) The parties recognize that the performance of the obligations under this Section 6.12 by each Seller, Pillo Obligor, PCG and Manorhaven is special, unique and extraordinary in character, and that in the event of the breach by a Seller of the terms and conditions of this Section 6.12 to be performed by such Seller, Pillo Obligor, PCG or Manorhaven, Purchaser and each Company shall be entitled, if they so elect, to obtain damages for any breach of this Section 6.12, or to enforce the specific performance thereof by such Seller, Pillo Obligor, PCG or Manorhaven or to enjoin any employees of such Seller, Pillo Obligor, PCG or Manorhaven or their Affiliates from performing services for any Person.

-59- Stock Exchange Listing. To the extent required, Purchaser shall file with NASDAQ a notification form for the listing of all shares of ABL Common Stock to be issued pursuant to this Agreement. Section 16 Matters. Before the Effective Time, Purchaser shall cause any acquisitions of ABL Common Stock resulting from the transactions contemplated by this Agreement by each individual who will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Purchaser and who are eligible for exemption under Rule 16b-3 promulgated under the Exchange Act to be so exempt. Conduct of the Business of Purchaser Pending the Closing. Purchaser agrees that, except as (A) expressly and specifically set forth on Section 6.15 of the Purchaser Disclosure Letter, (B) expressly and specifically required or permitted by this Agreement, or (C) required by Law, during the Interim Period: (a) Purchaser shall not effect any of the following without the prior written consent of the Sellers’ Representative: (i) make any change in or amendment to its certificate of formation or limited liability company agreement (or comparable governing documents), as applicable, in a manner that adversely affects Sellers; (ii) except as would not have an adverse effect on Purchaser’s ability to consummate the transactions contemplated by this Agreement, split, combine, transfer, redeem, retire, or reclassify its capital stock; (iii) except as would not have an adverse effect on Purchaser’s ability to consummate the transactions contemplated by this Agreement, declare, pay or set aside any dividend or make any distribution with respect to any of its shares of capital stock; (iv) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization; or (v) authorize any of, or commit or agree to take any of, the foregoing actions in respect of which it is restricted by the provisions of this Section 6.15. Lock-up. At all times following the Closing, Purchaser shall ensure that under the Lockup and Standstill Agreement, (i) 50% of the Subject Securities of each Seller are subject to a lock-up period equal to the Support Agreement Lock-up Period or such shorter period as may be agreed by the parties to the Support Agreement and (ii) 50% of the Subject Securities of each Seller are subject to a lock-up period equal to the Restriction Agreement 50% Lockup Period or such shorter period as may be agreed by the parties to the Restriction Agreement. Fund Liquidity. During the Interim Period, each member of the Company Group shall maintain adequate liquidity in each open-ended Fund to ensure consistency with past practice, the applicable private placement memorandum and applicable Law.

-60- CMC Shareholders’ Agreement Waiver. By signing this Agreement, each Seller, the Pillo Obligor and each Company waives any default under the Shareholders’ Agreement of CMC, dated May 2, 2019, to which the Sellers, the Pillo Obligor and the Companies are party, to the extent such default would be caused by the entry into and performance of the obligations of a Seller, the Pillo Obligor and/or any of the Companies under this Agreement. Insider Trading Policy. Each Seller that is an employee of CMC or CIG acknowledge and agree that he or she shall be subject to Purchaser’s insider trading policy as a designated person as of the Closing. Restructuring Agreements. Prior to the Closing, each of the Companies, Sellers, Pillo Obligor and SPV Owners shall, to the extent they are parties to the Restructuring Agreements (such parties, the “Restructuring Parties”), use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things, in each case, within its control, necessary, proper or advisable to consummate the transactions on the terms and conditions described in the Restructuring Agreements (including, promptly making or causing to be made any payment required to be made pursuant to such agreement in accordance with its terms). Each Restructuring Party shall not, and shall cause its Affiliates not to, amend, modify or otherwise change, terminate or waive any provision in the Restructuring Agreements or otherwise enter into any side letters or other arrangements related to the transactions contemplated thereby without the prior written consent of Purchaser. ARTICLE VII CONDITIONS PRECEDENT Conditions to the Obligations of Each Party. The respective obligations of Purchaser and each Seller to consummate the Closing are subject to the satisfaction or the waiver in writing by Sellers’ Representative and Purchaser of each of the following conditions: (a) Injunctions; Illegality. No Governmental Entity shall have issued, enacted, entered, promulgated or enforced any Law or Order restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated hereby, and no Action seeking the same shall be pending. (b) CSSF Non-Objection. The CSSF shall have confirmed its non-objection to the acquisition or increase of any direct or indirect qualifying holding (as defined under the AIFM Rules) of CMC resulting from the consummation of the transactions contemplated by this Agreement. (c) Stock Exchange Listing. Purchaser shall have filed with the Nasdaq Stock Market, LLC a notification form for the listing of all shares of ABL Common Stock to be issued pursuant to this Agreement, and the Nasdaq Stock Market, LLC shall not have objected to the listing of such shares of ABL Common Stock.

-61- Conditions to the Obligations of Purchaser. The obligations of Purchaser to consummate the Closing are subject to the satisfaction, or the waiver in writing by Purchaser, of the following further conditions: (a) Performance. Each of the agreements and covenants of Sellers and the Companies to be performed prior to the Closing pursuant to this Agreement shall have been duly performed or complied with in all material respects. (b) Representations and Warranties. (i) The Fundamental Representations shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of such time (other than those made as of a specified date, which shall be true and correct as of such specified date), except for de minimis exceptions, and (ii) the representations and warranties of Sellers (other than CAV) contained in Article III and all Sellers contained in Article IV other than those described in clause (i) above shall be true and correct (disregarding any Material Adverse Effect, materiality or similar qualifiers set forth therein) as of the date hereof and as of the Closing Date as if made at and as of such time (other than those made as of a specified date, which shall be true and correct as of such specified date), except for such failures in the case of this clause (ii) to be true and correct that do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (c) Closing Deliverables. The Sellers’ Representative shall have delivered or caused to be delivered to Purchaser all of the items set forth in Section 2.4(b). (d) CoCo Bonds Deliverables. The Sellers’ Representative shall have delivered or caused to be delivered to Purchaser the assignment agreement substantially in the form attached as Exhibit H pursuant to which Pillo Portsmouth Holding Company, LLC has assigned its rights and obligations under the Call Option Agreement to the benefit of CMC. (e) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, circumstance, development, state of facts, occurrence, change or effect that, individually or in the aggregate, with or without the lapse of time, has had or could reasonably be expected to result in a Material Adverse Effect on the Company Group. (f) Management Fees. The Estimated Management Fees shall not be less than an amount equal to seventy percent (70%) of the Signing Management Fees. (g) Minimum Cash Requirement. As of immediately prior to the Effective Time, the Cash and Cash Equivalents of CMC shall be at least $4,755,398 and the Regulatory Requirement Deficit Amount shall be zero dollars ($0). (h) Restructuring Agreements. The Restructuring Agreements remain in full force and effect without any amendments, modifications or other changes thereto and the transactions contemplated under the Restructuring SPA shall have been consummated and CMC SPV shall own the Shares (as defined under the Restructuring Agreement) free and clear of all Liens.

-62- Conditions to the Obligations of Sellers. The obligations of each Seller to consummate the Closing are subject to the satisfaction, or the waiver by the Sellers’ Representative, of the following further conditions: (a) Performance. Each of the agreements and covenants of Purchaser to be performed prior to the Closing pursuant to this Agreement shall have been duly performed or complied with in all material respects. (b) Representations and Warranties. (i) The representations and warranties of Purchaser contained in Article V shall be true and correct in all respects at and as of the Closing Date as if made at and as of such time (other than those made at and as of a specified date, which shall be true and correct in all respects at and as of such specified date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to, individually or in the aggregate, materially impair or materially delay the ability of Purchaser to perform their respective obligations under this Agreement or consummate the transactions contemplated hereby and (ii) the Purchaser Operational Representations shall be true and correct (disregarding any Material Adverse Effect, materiality or similar qualifiers set forth therein) as of the date hereof and as of the Closing Date as if made at and as of such time (other than those made as of a specified date, which shall be true and correct as of such specified date), except for such failures in the case of this clause (ii) to be true and correct that do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Purchaser. (c) Closing Deliverables. Purchaser shall have delivered or caused to be delivered to the Sellers’ Representative all of the items set forth in Section 2.4(c). (d) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, circumstance, development, state of facts, occurrence, change or effect that, individually or in the aggregate, with or without the lapse of time, has had or could reasonably be expected to result in a Material Adverse Effect on the Purchaser. Frustration of Closing Conditions. None of Sellers or Purchaser may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such party’s breach of this Agreement. ARTICLE VIII TERMINATION AND ABANDONMENT Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Closing: (a) by mutual written consent of the Sellers’ Representative and Purchaser;

-63- (b) by either Purchaser, on the one hand, or the Sellers’ Representative, on the other hand, if: (i) following the date of this Agreement, any court or other Governmental Entity shall have issued, enacted, entered, promulgated or enforced any Law or Order (that is final and non-appealable and has not been vacated, withdrawn or overturned) restraining, enjoining or otherwise prohibiting the transactions contemplated hereby; provided, that the party seeking to terminate pursuant to this Section 8.1(b) shall have complied with its obligations, if any, under Section 6.4 in connection with such Law or Order; or (ii) the Closing shall not have occurred on or prior to the date which is nine (9) months after the date hereof (the “End Date”), then on and after the End Date; provided, that the End Date shall automatically be extended by an additional ninety (90) days if the Closing shall not have occurred on or prior to the date which is nine (9) months after the date hereof as a result, in whole or in part, of a failure to satisfy the condition set forth in Section 7.1(b), provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party whose actions in material breach of this Agreement or failure to take action in material breach of this Agreement has been the principal cause of the failure of the Closing to have occurred by the End Date; (c) by the Sellers’ Representative if: (i) any of the representations and warranties of Purchaser contained in Article V shall fail to be true and correct or (ii) there shall be a breach by Purchaser of any covenant or agreement of Purchaser in this Agreement that, in either case, (A) would result in the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) to be satisfied at the Closing and (B) which is not curable or, if curable, is not cured upon the occurrence of the earlier of (x) the thirtieth (30th) day after written notice thereof is given by the Sellers’ Representative to Purchaser and (y) the day that is three (3) Business Days prior to the End Date; provided, that the Sellers’ Representative may not terminate this Agreement pursuant to this Section 8.1(c) if any Seller or any Company is in material breach of this Agreement; or (d) by Purchaser, if: (i) any of the representations and warranties of the Companies or the Sellers (other than CAV) contained in Article III or all Sellers contained in Article IV, as the case may be, shall fail to be true and correct or (ii) there shall be a breach by a Seller or any Company of any of its covenants or agreements in this Agreement that, in either case, (A) would result in the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) to be satisfied at the Closing and (B) which is not curable or, if curable, is not cured upon the occurrence of the earlier of (x) the thirtieth (30th) day after written notice thereof is given by Purchaser to the Sellers’ Representative and (y) the day that is three (3) Business Days prior to the End Date; provided, that Purchaser may not terminate this Agreement pursuant to this Section 8.1(d) if Purchaser is in material breach of this Agreement. Effect of Termination. In the event of the valid termination of this Agreement pursuant to Section 8.1 by Purchaser, on the one hand, or the Sellers’ Representative, on the other hand, written notice thereof shall forthwith be given to the other parties hereto specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be terminated and become void and have no effect and, except in the case of Fraud or Willful Breach occurring prior to such termination, there shall be no liability hereunder on any party

-64- hereto. Notwithstanding the foregoing, the provisions of Article I, Section 6.2, Section 6.5, this Article VIII, Article X and the Confidentiality Agreement shall survive any termination of this Agreement pursuant to Section 8.1 and remain valid and binding obligations of the parties hereto. ARTICLE IX INDEMNIFICATION Survival of Representations and Warranties. The respective representations and warranties of Sellers and Purchaser contained in this Agreement, the Seller Disclosure Letter or in any schedule, exhibit or certificate attached hereto or delivered pursuant to this Agreement shall survive the Closing until the date that is eighteen (18) months from the Closing Date, except that (a) the Fundamental Representations shall survive indefinitely, (b) the representations and warranties contained in Section 3.12 (Tax Matters) shall survive until the date that is sixty (60) days following the expiration of the applicable statute of limitations (giving effect to any extensions and waivers thereof) and (c) Purchaser’s representations set forth in Section 5.8 shall not survive the Closing and thereafter, none of Purchaser or its Affiliates will be under any Liability whatsoever with respect to Purchaser’s representations set forth in Section 5.8 and none of Sellers or any other Person will have any post-Closing remedy for breaches of, or inaccuracies in, Purchaser’s representations set forth in Section 5.8 whether set forth in this Agreement or referenced in any certificate delivered in connection with the Closing. The indemnification obligations in respect of any covenant or agreement herein shall survive the Closing in accordance with terms of such covenant or agreement until fully performed unless otherwise agreed to in writing by Purchaser and the Sellers’ Representative. No Person shall be liable for any claim for indemnification under this Article IX unless a Claim Certificate is delivered by the Person seeking indemnification to the Person from whom indemnification is sought prior to the expiration of the applicable survival period, in which case the representation, warranty, covenant or agreement which is the subject of such claim shall survive, to the extent of the claims described in such Claim Certificate only, until such claim is resolved, whether or not the amount of the Losses resulting from such breach has been finally determined at the time the notice is given. Indemnification by Sellers. Subject to the other provisions of this Article IX, from and after the Closing: (a) Sellers, on a joint and several basis, agree to and shall indemnify Purchaser, and each member of the Company Group and each of their respective Representatives, Subsidiaries, direct and indirect parent companies, shareholders, partners, members, managers, officers, directors and Affiliates (the “Purchaser Indemnitees”) and save and hold each of them harmless against any Losses suffered, incurred or paid, directly or indirectly, by them as a result of, arising out of or related to: (i) any inaccuracy in, breach of or failure of any representation or warranty made by Sellers (other than CAV) in Article III of this Agreement (other than the representations and warranties contained in Section 3.12 (Tax Matters), which are addressed in Section 6.6(c)), or in any schedule, exhibit or certificate delivered pursuant to this Agreement (including the Seller Disclosure Letter), to the extent related to the Company Group, to be true and correct in all respects on and as of the Closing Date (other than those made on a specified date, which shall be true and correct in all respects as of such specified date), (ii) any breach of or default in performance of any covenant or agreement by any Company contained in this Agreement (other

-65- than any covenant relating to Taxes, which are addressed in Section 6.6(c)) or by any Company in any Company, (iii) any Action, claim or demand made within the five (5)-year period following the Closing Date by (or on behalf of) any investor (past or present) in any Fund against such Fund or the manager thereof resulting in Losses to any Company and to the extent relating to or arising from facts, matters or circumstances occurring prior to the Closing Date, including any such Action, claim or demand (A) seeking reimbursement of management and/or performance fees as a result of any net asset value calculation error by a Fund or its manager prior to the Closing Date, or (B) relating to or arising from any Fund or its manager improperly managing equality between investors or redeeming shares, interest or units in violation of the constituent documents of the relevant Fund or sub-fund or the applicable Laws and regulations in effect in Luxembourg, or a breach prior to the Closing Date of investment restrictions, investment limits or investment policy which originated prior to the Closing Date and (iv) any violation of, or non-compliance with, any applicable data protection Laws (including with Regulation (EU) 2016/679 (General Data Protection Regulation) or any other Law within the scope of paragraph (a) of the definition of Data Security Requirements) by any member of the Company Group to the extent (A) arising from acts or omissions of such member of the Company Group prior to the Closing Date and (B) subject to an Action of which Purchaser becomes aware within the two (2)-year period following the Closing Date; and (b) each Seller, on a several and not joint basis, agrees to and shall indemnify the Purchaser Indemnitees and save and hold each of them harmless against any Losses suffered, incurred or paid, directly or indirectly, by them as a result of, arising out of or related to: (i) any inaccuracy in, breach of or failure of any representation or warranty made by such Seller in Article IV of this Agreement or in any schedule, exhibit or certificate delivered by such Seller pursuant to this Agreement (including the Seller Disclosure Letter) to be true and correct in all respects on and as of the Closing Date (other than those made on a specified date, which shall be true and correct in all respects as of such specified date), (ii) any breach of or default in performance of any covenant or agreement by such Seller contained in this Agreement (other than any covenant relating to Taxes, which are addressed in Section 6.6(c)) or by such Seller in any Seller Document. Indemnification by Purchaser. Subject to the limitations set forth in this Article IX, from and after the Closing, Purchaser agrees to and shall indemnify each Seller and such Seller’s Representatives, Subsidiaries, direct and indirect parent companies, shareholders, partners, members, managers, officers, directors and Affiliates (the “Seller Indemnitees”) and save and hold each of them harmless against any Losses suffered, incurred or paid, directly or indirectly, by them as a result of, arising out of, or related to: (a) any inaccuracy in, breach of or failure of any representation or warranty made by Purchaser in this Agreement (other than Purchaser’s representations set forth in Section 5.8) or in any schedule, exhibit or certificate delivered pursuant to this Agreement (other than to the extent related to Purchaser’s representations set forth in Section 5.8) to be true and correct in all respects on and as of the Closing Date (other than those made on a specified date, which shall be true and correct in all respects as of such specified date); (b) any breach of or default in performance of any covenant or agreement by Purchaser contained in this Agreement or in any Purchaser Documents; and (c) fifty percent (50%) of all Transfer Taxes. Limitation on Indemnification.

-66- (a) Notwithstanding anything to the contrary contained in this Agreement, neither Purchaser Indemnitees nor the Seller Indemnitees, as the case may be, shall be entitled to indemnification for Losses pursuant to any claim for indemnification pursuant to Section 9.2(a)(i) or Section 9.2(b)(i) (in each case, other than in respect of Fundamental Representations) or Section 9.3(a) (other than in respect of Fundamental Representations and the representations and warranties in Section 3.12), as the case may be unless and until the aggregate amount of Losses which may be recovered by the Purchaser Indemnitees or the Seller Indemnitees, as the case may be, equals or exceeds $1,500,284 (the “Deductible”). With respect to any claim as to which the Purchaser Indemnitees or the Seller Indemnitees may be entitled to indemnification pursuant to Section 9.2(a)(i) or Section 9.2(b)(i) or Section 9.3(a), as the case may be, the Purchaser Indemnitees or the Seller Indemnitees shall have no right to indemnification with respect to Losses or series of related Losses which do not exceed $5,000 (which Losses shall not be counted toward the Deductible). Sellers shall not be required to indemnify or hold harmless any Purchaser Indemnitee to the extent the matter in question was expressly taken into account as a Liability in the computation of the Working Capital Adjustment pursuant to Section 2.3 as finally determined pursuant thereto. (b) The aggregate amount of all Losses for which (i) Purchaser, on the one hand, or (ii) Sellers, collectively, on the other hand, shall be liable pursuant to Section 9.2(a)(i) and Section 9.2(b)(i), taken together (in each case, other than in respect of Fundamental Representations), or Section 9.3(a) (other than in respect of Fundamental Representations), as the case may be, shall, respectively, not exceed $20,000,000.00. The aggregate amount of all Losses for which Purchaser, on the one hand, or Sellers (including Timmo Mol in his capacity as both a Seller and an SPV Owner) and the Pillo Obligor, collectively, on the other hand, shall be liable pursuant to Section 6.6(c), Section 9.2, and Section 9.3, shall not exceed the amount of the Final Purchase Price. (c) Solely for purposes of Section 6.6(c) and this Article IX, the Pillo Obligor shall be jointly and severally liable with Pillo Portsmouth Holding Company, LLC for the obligations of Pillo Portsmouth Holding Company, LLC under Section 6.6(c) and this Article IX. (d) Solely for purposes of Section 6.6(c) and this Article IX, the Pillo Obligor and Timmo Mol shall be jointly and severally liable with CMC SPV for the obligations of CMC SPV under Section 6.6(c) and this Article IX. Losses Net of Insurance, etc. (a) The amount of any Loss for which indemnification is provided under Section 9.2, Section 9.3 or Section 6.6(c) shall be net of (i) any amount for which a reserve or accrual is included in final Closing Working Capital, (ii) any cash Tax benefit actually realized by the Indemnified Party or any Affiliate thereof with respect to the matter giving rise to the applicable indemnity payment to the extent such cash Tax benefits is actually realized in or prior to the taxable year in which the indemnity payment with respect to such matter is made, (iii) any amounts recovered by the Indemnified Party (net of any costs of investigation of the underlying claim and of collection) pursuant to any indemnification by or indemnification agreement with any Person (other than this Agreement), and (iv) any insurance proceeds (net of any costs of investigation of the underlying claim and of collection and net of Taxes and net of any retention or deductible paid)

-67- received as an offset against such Loss (each source of recovery referred to in clauses (iii) and (iv), a “Collateral Source”). If the amount to be netted hereunder in connection with a Collateral Source from any payment required under Section 9.2, Section 9.3 or Section 6.6(c) is received after payment by the Indemnifying Party of any amount otherwise required to be paid to an Indemnified Party pursuant to this Article IX, the Indemnified Party shall repay to the Indemnifying Party, promptly after such receipt, any amount that the Indemnifying Party would not have had to pay pursuant to this Article IX or Section 6.6(c) had such receipt occurred at the time of such payment. Each Indemnified Party shall take commercially reasonable steps to mitigate any Losses as soon as reasonably practicable after such Indemnified Party becomes aware of any event which does, or could reasonably be expected to, give rise to any such Losses; provided, that such commercially reasonable steps shall not require an Indemnified Party (as defined below) to commence any litigation or arbitration proceeding, make any material monetary expenditures or make any material accommodation (financial or otherwise). (b) For purposes of Section 9.2(a)(i), Section 9.2(b)(i), Section 9.3(a) and Section 6.7(c)(i) with respect to determining both (i) whether a breach, inaccuracy or failure of any of the representations and warranties of Sellers (other than CAV) in Article III or all Sellers set forth in Article IV or in any certificate delivered pursuant to this Agreement has occurred or a breach, inaccuracy or failure of any of the representations and warranties of Purchaser in Article V or in any certificate delivered pursuant to this Agreement has occurred, in each case, for purposes of this Article IX, and (ii) the amount of Losses incurred as a result of any such breach, inaccuracy or failure, in each case all “material”, “materiality”, “Material Adverse Effect” and similar qualifications limiting the scope of such representations and warranties shall be disregarded for such purposes; provided, the reference to Material Adverse Effect in Section 3.6 shall not be so disregarded. Indemnification Procedure. (a) Promptly after any event, circumstance, development, state of facts or occurrence (or obtaining knowledge thereof) that results or may result in any Losses by any Person entitled to indemnification pursuant to Section 6.6(c), Section 9.2 or Section 9.3, including, any claim by a Person described in Section 9.7 (an “Indemnified Party”), which might give rise to indemnification hereunder, the Indemnified Party shall deliver to the party from which indemnification is sought (the “Indemnifying Party”) and, if the Indemnified Party is a Purchaser Indemnitee, to the Escrow Agent a certificate (a “Claim Certificate”), which Claim Certificate shall: (i) state that the Indemnified Party has paid or anticipates it will incur liability for Losses for which such Indemnified Party believes it is entitled to indemnification pursuant to this Agreement; and (ii) specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was paid (if paid), the basis for any anticipated Liability and the nature of the misrepresentation, breach of warranty, breach of covenant or claim to which each such item is related and the computation, if possible, of the amount to which such Indemnified Party claims to be entitled hereunder;

-68- provided, that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. (b) In the event that the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Claim Certificate (other than a Third Party Claim, which is addressed in Section 9.7), the Indemnifying Party shall, within thirty (30) days after receipt by the Indemnifying Party of such Claim Certificate, deliver to the Indemnified Party a notice to such effect, specifying in reasonable detail the basis for such objection, and the Indemnifying Party and the Indemnified Party shall, within the sixty (60) day period beginning on the date of receipt by the Indemnified Party of such objection and prior to submitting such dispute to the courts set forth in Section 10.8, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnifying Party shall have so objected. If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum of agreement setting forth such agreement. Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts within such time period, then the Indemnified Party shall be permitted to submit such dispute to the courts set forth in Section 10.8. The party that receives a final judgment in such dispute shall reimburse the other party for all reasonable attorney and consultant fees or expenses incurred by the other party. (c) Claims for Losses specified in any Claim Certificate to which an Indemnifying Party shall not object in writing within thirty (30) days of receipt of such Claim Certificate (other than a Third Party Claim, which is addressed in Section 9.7), claims for Losses covered by a memorandum of agreement of the nature described in Section 9.6(b), and claims for Losses the validity and amount of which have been the subject of judicial determination as described in Section 9.6(b) and Section 10.8 or shall have been settled as described in Section 9.7, are hereinafter referred to, collectively, as “Agreed Claims”. Within ten (10) Business Days of the determination of the amount of any Agreed Claim (or at such other time as the Indemnified Party and the Indemnifying Party shall agree in writing), if the Indemnifying Party is (x) Purchaser, the Indemnifying Party shall issue or cause to be issued to each Seller additional shares of ABL Common Stock and ABL Bonds in an aggregate value, using the Agreed Share Price and Agreed Bond Price, respectively, equal to such Seller’s pro rata portion (based on the aggregate value of the consideration received by such Seller) of the Agreed Claim, in as close to the same proportion as reasonably practicable to the Closing Stock Consideration and Closing Bond Consideration received by such Seller; provided, that, notwithstanding anything to the contrary in this Agreement, (i) under no circumstances shall Purchaser be required to issue additional shares of ABL Common Stock which, when taken together with the Closing Stock Consideration and any additional shares issued pursuant to Section 2.3(d)(i), exceed (I) 19.9% of the total number of issued and outstanding shares of ABL Common Stock as of immediately prior to the issuance of the Closing Stock Consideration or (II) 19.9% of the voting power of the ABL Common Stock outstanding immediately prior to the issuance of the Closing Stock Consideration and (ii) Purchaser may elect to satisfy its obligation to deliver such Agreed Claim to Sellers through payment of cash, issuance of additional ABL Bonds (using the Agreed Bond Price), or a combination thereof; and (y) Sellers, (i) to the extent the Escrow Amount has not been exhausted in full, Purchaser and the Sellers’ Representative shall execute and deliver to the Escrow Agent a

-69- joint written instruction instructing the Escrow Agent to release to the Indemnified Party that number of Escrowed Shares and Escrowed Bonds (in as close to the same proportion as reasonably practicable to the Closing Stock Consideration and Closing Bond Consideration received by the Sellers) equal in value, using the Agreed Share Price and Agreed Bond Price, respectively, to the Agreed Claim and (ii) to the extent the remaining Escrow Amount is insufficient to satisfy such Agreed Claim in full, Purchaser may, upon reasonable written notice to Sellers, cancel, or Sellers shall transfer to Purchaser for no additional consideration the Closing Stock Consideration and Closing Bond Consideration (in as close to the same proportion as reasonably practicable to the Closing Stock Consideration and Closing Bond Consideration received by the Sellers) equal in value, using the Agreed Share Price and Agreed Bond Price, respectively, to the shortfall; provided, that, to the extent a Seller does not hold ABL Common Stock and ABL Bonds at a level sufficient to satisfy such Seller’s indemnification obligations pursuant to this Article IX, nothing set forth herein to the contrary shall limit the ability of such Seller to satisfy its indemnification obligations through the payment of cash. (d) Under all circumstances each Seller and the other Seller Indemnitees shall act solely through the Sellers’ Representative and the Sellers’ Representative’s determination with respect to all matters under this Article IX (including a determination as to whether to seek indemnity or not) shall be final and binding on each Seller Indemnitee. Third Party Claims. (a) If a claim by a third party is made against any Indemnified Party (other than a claim for Taxes, which is addressed by Section 6.6(e)) (a “Third Party Claim”), and if such party intends to seek indemnity with respect thereto under this Article IX, such Indemnified Party shall promptly notify the Indemnifying Party of such Third Party Claim; provided, that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. The Indemnifying Party shall have thirty (30) days after receipt of such notice to assume the conduct and control, through counsel reasonably acceptable to the Indemnified Party at the expense of the Indemnifying Party, of the settlement or defense of such Third Party Claim and the Indemnified Party shall cooperate with it in connection therewith; provided, that the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party and the fees and expenses of such counsel shall be borne by such Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party if (A) such Third Party Claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (B) such Third Party Claim seeks an injunction or equitable relief against the Indemnified Party and does not otherwise seek monetary damages; (C) the Indemnified Party has been advised in writing by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party; (D) the Indemnified Party reasonably believes an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would be detrimental to or injure the Indemnified Party’s reputation or future business prospects; or (E) upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend such Third Party Claim.

-70- (b) Any Indemnified Party shall have the right to employ separate counsel in any such action or claim and to participate in the defense of such Third Party Claim, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless (i) the Indemnifying Party shall have failed, or is not entitled, to assume the defense of such Third Party Claim in accordance with Section 9.7(a), (ii) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party, which authorization shall not be unreasonably withheld, or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised in writing by such counsel that there may be one (1) or more legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or available to the Indemnifying Party the assertion of which would be adverse to the interests of the Indemnified Party. In the case of clauses (i) through (ii) of the preceding sentence, the fees and expenses of the Indemnified Party’s counsel should be the obligation of the Indemnifying Party; provided, the Indemnifying Party is obligated to pay the fees and expenses of one (1) counsel for the Indemnified Party. So long as the Indemnifying Party is reasonably contesting any such Third Party Claim in good faith, the Indemnified Party shall not pay or settle any such Third Party Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such Third Party Claim; provided, that in such event it shall waive any right to indemnity therefor by the Indemnifying Party for such Third Party Claim unless the Indemnifying Party shall have consented to such payment or settlement. (c) If the Indemnifying Party does not notify the Indemnified Party within fifteen (15) days after the receipt of the Indemnified Party’s notice of a Third Party Claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the Third Party Claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. (d) The Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement of a Third Party Claim unless such settlement (i) is entirely indemnifiable by the Indemnifying Party pursuant to this Article IX, (ii) includes as an unconditional term thereof the giving by the Person or Persons asserting such Third Party Claim to all Indemnified Parties of an unconditional release from all liability with respect to such Third Party Claim or consent to entry of any judgment, and (iii) does not impose any injunctive relief or other restrictions of any kind or nature on any Indemnified Party. (e) The Indemnifying Party and the Indemnified Party shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense to the Indemnifying Party and/or its counsel, such employees of the Indemnified Party as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witnesses in any proceeding relating to such Third Party Claim. Sole Remedy/Waiver/No Reliance. (a) Except as otherwise provided herein (including in Section 9.7(b)), or in the case of Fraud, the parties hereto acknowledge and agree that, if the Closing occurs, the remedies provided for in Section 6.6(c) and this Article IX, including the limitations thereon set forth in this Article IX, shall be the parties’ sole and exclusive remedies for any breach of the representations and warranties contained in this Agreement.

-71- Notwithstanding the foregoing, nothing in this Section 9.8 or elsewhere in this Agreement or in the Escrow Agreement shall prevent any party to this Agreement from receiving the full amount of any Upward Purchase Price Adjustment or Downward Purchase Price Adjustment in accordance with Section 2.4. The parties hereto expressly intend that the remedies provided for in Section 6.6(c) and this Article IX shall apply to direct claims between the parties hereto for breach of this Agreement (whether or not involving a third party). Purchaser hereby acknowledges and agrees that it has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise), or assets of the Company Group, any Branch, the Funds and the Sellers, and Purchaser acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of such Persons for such purpose. Purchaser further acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser has relied solely upon its own investigation and the express representations and warranties of Sellers (other than CAV) set forth in Article III and all of Sellers set forth in Article IV of this Agreement (including the related portions of the Disclosure Letter); and (b) none of the Sellers, any member of the Company Group, any Branch, any Fund, or any other Person has made any representation or warranty as to any Seller, any member of the Company Group, any Branch, any Fund, or this Agreement or the transactions contemplated hereby, except as expressly set forth in Article III and Article IV of this Agreement (including the related portions of the Disclosure Letter). Each Seller hereby acknowledges and agrees that it has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise), or assets of Purchaser and its Subsidiaries, and such Seller acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of such Persons for such purpose. Each Seller further acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, such Seller has relied solely upon its own investigation and the express representations and warranties of Purchaser set forth in Article V of this Agreement (including, if applicable, the related portions of the Purchaser Disclosure Letter); and (b) none of Purchaser, its Subsidiaries or any other Person has made any representation or warranty as to Purchaser or its Subsidiaries, or this Agreement or the transactions contemplated hereby, except as expressly set forth in Article V of this Agreement (including, if applicable, the related portions of the Purchaser Disclosure Letter). Sellers’ Waiver. Notwithstanding anything to the contrary contained herein, Sellers’ Representative and each Seller hereby waives and acknowledges that it shall not exercise or assert, any right of contribution or right to indemnity or any other right or remedy against any member of the Company Group in connection with any indemnification obligation or any other Liability to which any of Sellers’ Representative or any Seller may become subject under this Agreement or otherwise in connection with any of the transactions contemplated herein. Escrow Release. On the date that is the second (2nd) Business Day following the date that is eighteen (18) months following the Closing Date, Sellers’ Representative and Purchaser shall jointly instruct the Escrow Agent in writing to release as promptly as practicable to each Seller that percentage of the remaining Escrowed Shares and Escrowed Bonds in accordance with the Allocation Schedule, less the number of Escrowed Shares and Escrowed Bonds (in as close to the same proportion as reasonably practicable to the Closing Stock Consideration and Closing Bond Consideration received by the Sellers), equal in value using the

-72- Agreed Share Price and the Agreed Bond Price, respectively, necessary to satisfy all outstanding claims which are the subject of a Claim Certificate delivered pursuant to this Article IX in respect of the Escrow Amount. Purchaser and Sellers’ Representative shall cause the Escrow Agent to disburse any Escrowed Shares and Escrowed Bonds not released pursuant to the preceding sentence due to any such then-pending claim to Purchaser or Sellers, as applicable, promptly upon the resolution of such claim in favor of Purchaser or Sellers, respectively. Release. From and after the Closing, to the fullest extent permitted under applicable Law, each Seller on behalf of itself and its successors and assigns hereby irrevocably and unconditionally releases, acquits and forever discharges each Company, each other member of the Company Group, Purchaser and each of their respective Affiliates, and each of their respective past, present or future officers, managers, directors, equityholders, partners, counsel and agents (except for any such Person that is a Seller, and any such Seller’s Affiliates) (collectively, the “Released Parties”) of, from and against any and all Losses, Liabilities, Actions, duties, dues, accounts, bonds, Contracts, and covenants (whether express or implied), and claims and demands whatsoever, in law or equity, which such Seller or its successors or assigns ever had, now has or may have against any of the Released Parties, in each case in respect of any cause, matter or thing relating to or arising out of or in any way related, directly or indirectly, both past and present, to any member of the Company Group (and in each case any predecessors), or the assets, liabilities, business, operations, conduct, services or products of any member of the Company Group. For clarity, the releases provided in this Section 9.11 shall not affect the express rights and obligations of the parties hereto under the terms and conditions of this Agreement or any other Seller Document, Company Document or Purchaser Document, or to the extent such Seller is an officer, director or employee of a member of the Company Group immediately prior to the Closing, for claims relating to (a) any accrued but unpaid portion of such Seller’s salary as an employee of a member of the Company Group for the scheduled pay period in which the Closing Date occurs, (b) reimbursement of authorized unreimbursed expenses incurred by such Seller as an employee of a member of the Company Group prior to the Closing Date, or (c) the Company Group’s obligation to provide any vested benefits to which such Seller is entitled to receive as an employee of the Company Group. Order of Recovery. Any indemnification claim brought by a Purchaser Indemnitee pursuant to Section 9.2(a)(i) or Section 9.2(b)(i) (other than in respect of Fundamental Representations and in respect of the representations and warranties in Section 3.12) shall be paid (a) first, from the R&W Insurance Policy, to the extent coverage is available to such Purchaser Indemnitee, (b) second, from the Escrow Amount, and (c) thereafter, by Sellers. Representation and Warranty Insurance Policy. At or prior to Closing, each of Sellers, on the one hand, and Purchaser, on the other hand, shall pay fifty percent (50%) of all fees, costs and expenses related to the R&W Insurance Policy, including the premium, underwriting fee and any taxes payable thereunder, provided that Sellers and the Pillo Obligor, collectively, shall not be required to pay more than $300,000 with respect thereto. Purchaser shall not amend the R&W Insurance Policy in any way that is materially adverse to Sellers without the prior written consent of Sellers’ Representative.

-73- ARTICLE X MISCELLANEOUS Fees and Expenses. Except as set forth in Section 2.3(c)(iii), Section 6.4(b), Section 6.6(g) and the last sentence of each of Section 6.8 and Section 6.9, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Extension; Waiver. Subject to the express limitations herein, at any time prior to the Closing, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed as a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Notices. Except as otherwise provided herein, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email transmission (in the case of email transmission, with copies by overnight courier service or registered mail) to the respective parties as follows (or, in each case, as otherwise notified by any of the parties hereto) and shall be effective and deemed to have been given (i) immediately when sent by email between 9:00 A.M. and 6:00 P.M. (New York City time) on any Business Day (and when sent outside of such hours, at 9:00 A.M. (New York City time) on the next Business Day), and (ii) when delivered by hand or overnight courier service or certified or registered mail on any Business Day: (a) if to the Sellers’ Representative, any Seller, or, prior to the Closing, any Company, at: Pillo Portsmouth Holding Company, LLC 1658 N. Milwaukee Avenue, Suite 334 Chicago, IL 60647 Attention: Jose Garcia Email: jgarcia@cmclux.com with a copy (which shall not constitute notice) to: T S & P 10, rue Dicks L-1417 Luxembourg

-74- Attention: Torsten Schmitt; Nicolas Ronzel Email: torsten.schmitt@tsp.law; nicolas.ronzel@tsp.law (b) if to any Seller, PCG, Manorhaven, Pillo Obligor or any SPV Owner, to the address set forth below such Person’s signature block to this Agreement; (c) if to Purchaser, at: Abacus Life, Inc. 2101 Park Center Drive, Suite 200, Orlando, Florida 32835 Attention: Jay Jackson, CEO, with a copy to the Chief Counsel Email: jay@abacuslife.com Legal@abacuslife.com with a copy (which shall not constitute notice) to: White & Case LLP 5 Old Broad Street London EC2N 1DW United Kingdom Attention: Tom Clarke Email: tom.clarke@whitecase.com and White & Case LLP 1221 Avenue of the Americas New York, New York 10020-1095 Attention: Francis E. Lupinacci Email: flupinacci@whitecase.com or to such other Person or address as any party shall specify by notice in writing in accordance with this Section 10.3 to each of the other parties. Notices sent by multiple means, each of which is in compliance with the provisions of this Agreement will be deemed to have been received at the earliest time provided for by this Agreement. Entire Agreement. This Agreement, together with the Exhibits hereto and the Seller Disclosure Letter and the other agreements, certificates and other deliveries contemplated hereby, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings, oral and written, with respect thereto including the letter of intent, other than the Confidentiality Agreement. This Section 10.4 shall not be deemed to be an admission or acknowledgement by any of the parties hereto that any prior agreements or understandings, oral or written, with respect to the subject matter hereof exist, other than the Confidentiality Agreement. Binding Effect; Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto. Except with respect to Section 6.6(c), this

-75- Section 10.5, and Article IX of this Agreement, which shall inure to the benefit of the Persons benefiting from the provisions thereof, all of whom are intended to be third-party beneficiaries thereof, no other Person not party to this Agreement shall be entitled to enforce this Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of each of the other parties hereto; provided, that Purchaser may assign its rights, interests and obligations under this Agreement to (a) any Affiliate of Purchaser, so long as Purchaser remains primarily liable hereunder, and (b) for the purpose of securing any financing of the transactions contemplated hereby. Any attempted assignment in violation of this Section 10.5 will be void. Amendment and Modification. This Agreement may not be amended or modified except by a written instrument executed by all parties to this Agreement. Counterparts. This Agreement may be executed and delivered (including via facsimile, DocuSign or scanned pdf image) in several counterparts, each of which shall be deemed to be an original instrument, and all of which together shall be deemed to be one and the same agreement. Applicable Law. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF. THE STATE OR FEDERAL COURTS LOCATED WITHIN THE STATE OF DELAWARE SHALL HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY AND THE PARTIES HERETO CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HERETO HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 10.3, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED. NOTWITHSTANDING THE FOREGOING, A FINAL JUDGMENT IN ANY SUCH ACTION MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants

-76- and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable term, provision, covenant or restriction or any portion thereof had never been contained herein. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible. Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached and that an award of money damages would be inadequate in such event. Accordingly, it is acknowledged that the parties hereto shall be entitled to equitable relief, without proof of actual damages, including an injunction or injunctions or Orders for specific performance to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity as a remedy for any such breach or threatened breach. Each party hereto further agrees that no other party hereto or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.10, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, AND AGREES TO CAUSE ITS SUBSIDIARIES AND THE FUNDS, WHERE APPLICABLE, TO WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and have participated jointly in the drafting of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. Interpretation. The information contained in this Agreement and in the Seller Disclosure Letter and Exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including any violation of any Law or Order or breach of contract). The parties hereto do not assume any responsibility to any Person that is not a party to this Agreement for the accuracy of any information set forth in the Seller Disclosure Letter. The information set forth in the Seller Disclosure Letter was not prepared or disclosed with a view to its potential disclosure to third parties. Subject to applicable Law, such information is disclosed in confidence for the purposes contemplated in this Agreement and is subject to the confidentiality provisions of any other agreements, including the Confidentiality Agreement. Moreover, in disclosing the information in the Seller Disclosure Letter, each party hereto expressly does not waive any attorney-client privilege associated with such information or any protection

-77- afforded by the work-product doctrine with respect to any of the matters disclosed or discussed therein. Time of the Essence. Time is of the essence in this Agreement. If the date specified for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next date which is a Business Day. No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no other Person that is not a party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether (to the extent valid under applicable Law) in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. In no event shall any Company or any of its Affiliates, and each Company agrees not to and to cause its controlled affiliates not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Person not a party to this Agreement. Fraud. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall operate to limit the liability of any Person for Fraud. [Remaining Page Intentionally Left Blank; Signature Page Follows] * * * * *

[Signature Page to the Share Purchase Agreement] IN WITNESS WHEREOF, each of Purchaser, the Companies, Sellers and Sellers’ Representative have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written. ABACUS LIFE, INC. By: /s/ Jay Jackson Name: Jay Jackson Title: Chief Executive Officer CARLISLE MANAGEMENT COMPANY S.C.A. CARLISLE INVESTMENT GROUP S.À R.L, its general partner By: /s/ Jose Garcia Name: Jose Garcia Title: Manager By: /s/ Tim Mol Name: Tim Mol Title: Manager 9, sue Sainte Zithe 1st Floor L – 2763 Luxembourg Attention: Jose Garcia Email: jgarcia@cmclux.com

[Signature Page to the Share Purchase Agreement] CARLISLE INVESTMENT GROUP S.À.R.L. By: /s/ Jose Garcia Name: Jose Garcia Title: Manager By: /s/ Tim Mol Name: Tim Mol Title: Manager 9, sue Sainte Zithe 1st Floor L – 2763 Luxembourg Attention: Jose Garcia Email: jgarcia@cmclux.com PILLO PORTSMOUTH HOLDING COMPANY, LLC, as Seller and SPV Owner By: /s/ Jose Garcia Name: Jose Garcia Title: Sole Member 1658 N. Milwaukee Avenue, Suite 334 Chicago, IL 60647 Attention: Jose Garcia Email: jgarcia@cmclux.com

[Signature Page to the Share Purchase Agreement] GDL VEHICLE, LLC, as Seller and SPV Owner By: /s/ Zachary Marans Name: Zachary Marans Title: Managing Member 120 Wall Street, 10005 New York, NY10005 Attention: Zachary Marans Email: zmarans@mhavencap.com CARLISLE ACQUISITION VEHICLE, LLC By: /s/ David Griswold Name: David Griswold Title: Chief Legal Officer and Secretary 2323 N. 30th Street, Suite 201 Tacoma, WA 98403 Attention: David Griswold Email: dgriswold@paccurent.com With a copy which shall not constitute notice to: Carter Ledyard & Milburn LLP 28 Liberty Street New York, NY 10005-1449 Attn: Alison M. Dreizen, Esq. Email: dreizen@clm.com

[Signature Page to the Share Purchase Agreement] By: /s/ Timmo Henk Mol Name: Timmo Henk Mol As Seller and SPV Owner 9, sue Sainte Zithe 1st Floor L – 2763 Luxembourg Email: TMol@cmclux.com By: /s/ Victor Johannes Maaerten Heggelman Name: Victor Johannes Maaerten Heggelman 9, sue Sainte Zithe 1st Floor L – 2763 Luxembourg Email: VHeggelman@cmclux.com By: /s/ Xavier Deu Name: Xavier Deu 9, sue Sainte Zithe 1st Floor L – 2763 Luxembourg Email: xavier@marshallbridge.com

[Signature Page to the Share Purchase Agreement] CMC VEHICLE LLC By: MANORHAVEN HOLDINGS, LLC Its: Managing Member By: /s/ Zachary Marans Name: Zachary Marans Title: Managing Member 120 Wall Street, 10005 New York, NY10005 Attention: Zachary Marans Email: zmarans@mhavencap.com By: /s/ Ward Kerr Name: Ward Kerr 1910 Hawk Hill Dr. Lagrange, KY 40031 Email: wkerr@cmclux.com By: /s/ Christopher Winters Name: Christopher Winters 9, sue Sainte Zithe 1st Floor L – 2763 Luxembourg Email: cwinters@cmclux.com

[Signature Page to the Share Purchase Agreement] By: /s/ Didier Morin Name: Didier Morin 9, sue Sainte Zithe 1st Floor L – 2763 Luxembourg Email: dmorin@cmclux.com PILLO PORTSMOUTH HOLDING COMPANY, LLC, solely in its capacity as the Sellers’ Representative hereunder: By: /s/ Jose Garcia Name: Jose Garcia Title: Sole Member Solely for purposes of Section 4.8, Section 6.11, Section 6.12, Section 6.18, Section 6.20, Section 9.4(c), and Section 9.4(d) By: /s/ Jose Garcia Name: Jose Garcia 9, sue Sainte Zithe 1st Floor L – 2763 Luxembourg Email: jgarcia@cmclux.com

[Signature Page to the Share Purchase Agreement] Pacific Current Group Limited, solely for purposes of Section 6.11 and Section 6.12 By: /s/ Antony Robinson Name: Antony Robinson Title: Director By: /s/ Michael Clarke Name: Michael Clarke Title: Director 2323 N. 30th Street, Suite 201 Tacoma, WA 98403 Attention: David Griswold Email: dgriswold@paccurent.com With a copy which shall not constitute notice to: Carter Ledyard & Milburn LLP 28 Liberty Street New York, Ny 10005-1449 Attn: Alison M. Dreizen, Esq. Email: dreizen@clm.com MANORHAVEN HOLDINGS, LLC, solely for purposes of Section 6.11 and Section 6.12 By: /s/ Zachary Marans Name: Zachary Marans Title: Managing Member 120 Wall Street, 10005 New York, NY10005 Attention: Zachary Marans Email: zmarans@mhavencap.com